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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Ford Motor Company
(Name of Registrant as Specified In Its Charter)

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Notice of 2017 Virtual Annual Meeting
of Shareholders and Proxy Statement

Thursday, May 11, 2017 at 8:30 a.m., Eastern Daylight Savings Time
Virtual Annual Meeting of Shareholders
Online Meeting Only — No Physical Meeting Location

Ford Motor Company One American Road Dearborn, Michigan 48126-2798

Dear Shareholders:

It is my pleasure to inform you that our 2017 Annual Meeting of Shareholders will be conducted online on Thursday, May 11, 2017. The virtual nature of the meeting will enable us to increase shareholder accessibility, while improving meeting efficiency and reducing costs.

Ford Motor Company joins a growing list of forward-looking companies conducting virtual annual meetings, including JetBlue, Hilton Worldwide, and PayPal — just to name a few.

Shareholders will be able to listen, vote and submit questions from their home or any remote location with internet connectivity. Information on how to participate in this year's virtual meeting can be found on page 83.

While our industry is changing faster than it has in the last 100 years, we know that our fundamental mission of making people's lives better remains the same. For us, that means continuing to make great cars, SUVs and trucks, and also embracing emerging opportunities to move people in new ways. In 2016, we made significant progress towards both goals.

We delivered a substantial profit and achieved our seventh consecutive year of solid earnings and positive operating-related cash flow. In our core automotive business, we maintained our strong momentum by launching 11 new vehicles in 2016. We also announced that we will be adding 13 new electrified vehicle nameplates globally to our product portfolio in the next five years.

As the auto industry enters a new era of connectivity and smart mobility, we also are developing new ways to move people and things. That's because mobility can impact every facet of our lives.

To address mobility-related challenges, we launched Ford Smart Mobility LLC, a new subsidiary formed to design, build, grow and invest in emerging mobility services. Our crowd-sourced shuttle service, Chariot, also is providing new transportation options in select U.S. cities and will continue to expand.

We also strengthened our leadership in bringing self-driving vehicles to market by announcing our next-generation Fusion Hybrid autonomous development vehicle and expanding our autonomous vehicle test fleet. This year, we will further expand the fleet and begin testing in Europe as well. Earlier this year, we also announced our investment in an artificial intelligence company, which will further advance our autonomous vehicle development and production efforts.

We know, however, that meeting these challenges takes more than just launching new products. That is why we established our City Solutions team, the only one of its kind in the auto industry, to work with municipalities to propose, pilot and develop mobility solutions tailored to individual communities.

These, and all our other smart mobility efforts, will help us preserve and promote mobility by solving transportation challenges worldwide for future generations. We view it as both an exciting opportunity and a big responsibility.

Our Board of Directors and entire leadership team continue to focus on delivering business results in the present, while creating value and opportunity for the future. Through our products and services, investments and philanthropy, and the contributions of our employees, we are strengthening communities and improving people's lives around the world.

Thank you for your continued support.

March 31, 2017

/s/ William Clay Ford, Jr.

William Clay Ford, Jr.
Chairman of the Board

Notice of Virtual Annual Meeting of
Shareholders of Ford Motor Company

Thursday, May 11, 2017
8:30 a.m., Eastern Daylight Savings Time

This year's virtual annual meeting will begin promptly at 8:30 a.m., Eastern Daylight Savings Time. If you plan to participate in the virtual meeting, please see the instructions on page 83 of the attached Proxy Statement. Shareholders will be able to listen, vote, and submit questions from their home or from any remote location that has Internet connectivity. There will be no physical location for shareholders to attend. Shareholders may only participate online by logging in at www.virtualshareholdermeeting.com/FORD.

ITEMS OF BUSINESS:

1.
The election of the 14 director nominees named in the Proxy Statement.

2.
The ratification of the selection of PricewaterhouseCoopers LLP as Ford's independent registered public accounting firm for 2017.

3.
A non-binding shareholder advisory vote to approve the compensation of the Named Executives.

4.
A non-binding shareholder advisory vote on the frequency of a shareholder vote to approve the compensation of the Named Executives.

5.
Consideration of the two shareholder proposals set forth in the Proxy Statement.

If you were a shareholder at the close of business on March 15, 2017, then you are eligible to vote at this year's annual meeting.

Please read these materials so that you will know which items of business we intend to cover during the meeting. Also, please either sign and return the accompanying proxy card in the postage-paid envelope or instruct us by telephone or online as to how you would like your shares voted. This will allow your shares to be voted as you instruct even if you cannot participate in the meeting. Instructions on how to vote your shares by telephone or online are on the proxy card enclosed with the Proxy Statement.

Please see Other Items and the Questions and Answers section beginning on page 79 for important information about the proxy materials, voting, the virtual annual meeting, Company documents, communications, and the deadline to submit shareholder proposals for the 2018 Annual Meeting of Shareowners.

Shareholders are being notified of the Proxy Statement and the form of proxy beginning March 31, 2017.

March 31, 2017

Dearborn, Michigan

/s/ Jonathan E. Osgood

Jonathan E. Osgood
Secretary

We urge each shareowner to promptly sign and return the enclosed proxy card or to use telephone or online voting. See our Questions and Answers beginning on page 80 about the virtual meeting and voting section for information about voting by telephone or online and how to revoke a proxy.

NOTICE OF VIRTUAL ANNUAL MEETING OF SHAREHOLDERS	2017 Proxy Statement	i

ii	TABLE OF CONTENTS	2017 Proxy Statement

Proxy Summary

This summary highlights information contained in this Proxy Statement. It does not contain all of the information you should consider. You should read the entire Proxy Statement carefully before voting. Please see the Questions and Answers section beginning on page 80 for important information about proxy materials, voting, the virtual annual meeting, Company documents, and communications.

TIME OF VIRTUAL ANNUAL MEETING

Thursday, May 11, 2017
8:30 a.m., Eastern Daylight Savings Time
We will hold a virtual annual meeting of shareholders. Shareholders may participate online by logging onto www.virtualshareholdermeeting.com/FORD. There will not be a physical meeting location.	Corporate Website: www.corporate.ford.com Annual Report: www.annualreport.ford.com

MEETING AGENDA

VOTING MATTERS	Board Recommendations	Pages

Election of the 14 Director Nominees Named in the Proxy Statement	FOR	24-33
Ratification of Independent Registered Public Accounting Firm	FOR	34-35
Approval of the Compensation of the Named Executives	FOR	36-72
Approval of the Frequency of Providing Shareholders with an Advisory Vote to Approve the Compensation of the Named Executives	ONE YEAR	73
Shareholder Proposal — Give Each Share an Equal Vote	AGAINST	74-76
Shareholder Proposal — Lobbying Disclosure	AGAINST	77-78

CORPORATE GOVERNANCE HIGHLIGHTS

•
Lead Independent Director

•
Independent Board Committees — Audit, Compensation, and Nominating and Governance

•
Committee Charters

•
Independent Directors Meet Regularly Without Management and Non-Independent Directors

•
Regular Board and Committee Self-Evaluation Process

•
Separate Chairman of the Board and CEO

•
Confidential Voting

•
Shareholders Have the Right to Call Special Meetings

•
Shareholders May Take Action by Written Consent

•
Strong Code of Ethics

•
Annual Election of All Directors

•
Majority Vote Standard — No Supermajority Voting Requirement

•
Board Meetings in 2016: 7

•
Standing Board Committees (Meetings in 2016): Audit (10), Compensation (7), Finance (4), Nominating and Governance (5), Sustainability and Innovation (4)

•
79% of the Director Nominees are Independent

PROXY SUMMARY	2017 Proxy Statement	1

DIRECTOR NOMINEES

	AGE DIRECTOR SINCE PRINCIPAL OCCUPATION	QUALIFICATIONS	COMMITTEES	OTHER BOARDS

Stephen G. Butler Independent	69 2004 Retired Chairman and Chief Executive Officer, KPMG, LLP and retired Chairman of KPMG International		Audit (Chair) Nominating & Governance	ConAgra Brands, Inc

Kimberly A. Casiano Independent	59 2003 President, Kimberly Casiano & Associates, San Juan, Puerto Rico		Audit Nominating & Governance Sustainability & Innovation	Mead Johnson Nutrition Company Mutual of America

Anthony F. Earley, Jr. Independent	67 2009 Executive Chairman of the Board of Directors, PG&E Corporation		Compensation (Chair) Nominating & Governance Sustainability & Innovation	PG&E Corporation

Mark Fields	56 2014 President and Chief Executive Officer, Ford Motor Company		Finance	International Business Machines Corporation

Edsel B. Ford II	68 1988 Consultant, Ford Motor Company		Finance Sustainability & Innovation

William Clay Ford, Jr.	59 1988 Executive Chairman and Chairman of the Board of Directors, Ford Motor Company		Finance (Chair) Sustainability & Innovation

William W. Helman IV Independent	58 2011 General Partner, Greylock Partners		Finance Nominating & Governance Sustainability & Innovation (Chair)

Jon M. Huntsman, Jr. Independent	57 2012 Chairman, Atlantic Council and Chairman, Huntsman Cancer Foundation		Compensation Nominating & Governance Sustainability & Innovation	Caterpillar, Inc. Chevron Corporation Hilton Worldwide Inc.

William E. Kennard Independent	60 2015 Chairman, Velocitas Partners LLC		Finance Nominating & Governance Sustainability & Innovation	AT&T Inc. MetLife, Inc. Duke Energy Corporation

John C. Lechleiter Independent	63 2013 Chairman, Eli Lilly and Company		Compensation Nominating & Governance	Eli Lilly and Company Nike, Inc.

Ellen R. Marram Lead Independent Director	70 1988 President, The Barnegat Group, LLC		Compensation Nominating & Governance Sustainability & Innovation	The New York Times Company Eli Lilly and Company

John L. Thornton Independent	63 1996 Chairman, Barrick Gold Corporation		Compensation Finance Nominating & Governance	Barrick Gold Corporation

Lynn M. Vojvodich Independent	49 2017 Former Executive Vice President & Chief Marketing Officer, Salesforce		Audit Nominating & Governance Sustainability & Innovation	The Priceline Group Inc.

John S. Weinberg Independent	60 2016 Chairman of the Board of Directors and Executive Chairman, Evercore Partners Inc.		Finance Nominating & Governance Sustainability & Innovation	Evercore Partners Inc.

*
Due to Gerald L. Shaheen not standing for election at the 2017 Annual Meeting, a new chair of the Nominating & Governance Committee will be elected at the Board of Directors meeting in May 2017.

2	PROXY SUMMARY	2017 Proxy Statement

CD&A Roadmap

1 Performance

- Total Company Net Income of $4.6 billion
- Total Company Adjusted Pre-Tax Profit of $10.4 billion*
- Launched 11 all-new or significantly refreshed vehicles globally
- Automotive Segment Operating Cash Flow of $6.4 billion
- Distributed $3.5 billion to shareholders, including our first supplemental dividend

2 Compensation Determination

- Continued alignment of the interests of our executives with those of our shareholders through performance-based compensation with a significant portion tied to the Company's stock performance
- 2016 Performance Unit grant has a three-year performance period with key internal financial metrics (75% weighting) and relative TSR metric (25% weighting)
- Consistent application of our Compensation Philosophy, Strategy, and Guiding Principles

3 Risk and Governance

- Appropriate mix of base salary, annual bonus opportunities, and long-term equity compensation, with performance-based equity compensation opportunities
- Rigorous clawback and recovery provisions addressing events such as restatement of financials due to misconduct, violation of non-compete provisions, or ethical or criminal violations
- Stock ownership guidelines that align executive and shareholder interests
- Capped payouts of Incentive Bonuses and Performance Unit grants

4 NEO Compensation

- Incentive Bonus Plan paid out at 76% of target based on performance against metrics
- 2016 Performance Units have three-year performance period—payout in 2019
- NEO pay levels are commensurate with 2016 performance and overall business results — reinforcing Ford's pay-for-performance compensation philosophy

5 2016 Say-on-Pay

- 2016 Say-on-Pay vote received 96.9% support
- Implemented double-trigger change-in-control provisions beginning with 2016 equity grants

6 Say-on-Pay Approval

- 2016 strong business performance
- Pay is commensurate with business performance
- Pay practices are aligned with shareholder interests
- Pay is tied to robust risk and governance features

*
See pages 25, 82, and 83 of Ford's 2016 Form 10-K for definitions and reconciliations to GAAP.

PROXY SUMMARY	2017 Proxy Statement	3

2016 — ANOTHER STRONG YEAR

TOTAL COMPANY NET INCOME | $4.6 billion	AUTOMOTIVE SEGMENT OPERATING MARGIN | 6.7% Second highest since at least the 1990s
TOTAL COMPANY ADJUSTED PRE-TAX PROFIT* | $10.4 billion	AUTOMOTIVE SEGMENT OPERATING CASH FLOW | $6.4 billion Second best level since at least 2001
TOTAL COMPANY REVENUE | $151.8 billion Automotive segment revenue highest since 2007	VOLUME | 6.651 million Highest wholesale volume since 2005

*	See pages 25, 82, and 83 of Ford's 2016 Form 10-K for definitions and reconcilications to GAAP.

4	PROXY SUMMARY	2017 Proxy Statement

STRONG FOUNDATION IN PLACE TO GROW BUSINESS

The information in this Performance Section shows we have a strong core business that continues to deliver impressive results over a sustained time period. In order to create greater value for our stakeholders, it is important we use that strong foundation to take advantage of emerging growth opportunities. The graphics below show some of our achievements and plans in our core business and emerging opportunities.

CORE BUSINESS	EMERGING OPPORTUNITIES

Launched 11 global products in 2016, including first all-new F-Series Super Duty in 18 years, the flagship Lincoln Continental, and Focus RS	In 2016, we expanded our autonomous test fleet from 10 to 30 vehicles. In 2017, we plan to further expand the fleet and begin testing in Europe
In 2016, Ford was America's best-selling vehicle brand for the seventh consecutive year	Acquired Chariot, a crowd-sourced shuttle company that has operations in two U.S. cities and plans to expand to eight cities by the end of the year, including one outside the U.S.
Lincoln global sales up 24% year-over-year, up 10% in the U.S., and nearly triple in China	Plan to bring to market 13 new electrified products within the next five years, including versions of the F-150 and Mustang
On track to deliver 12 new performance vehicles by the end of the decade, including the all-new Raptor and Ford GT	Ford awarded the most U.S. patents of any automotive manufacturer in 2016
Improved market share in Asia Pacific driven by China	Announced investment in an artificial intelligence company to augment our intention to bring to market Level 4 autonomous vehicles in 2021

PROXY SUMMARY	2017 Proxy Statement	5

Underlying our compensation programs is an emphasis on sound governance practices. These practices include:

WE DO

Perform annual say-on-pay advisory vote for stockholders
Pay for performance
Use appropriate peer group when establishing compensation
Balance short- and long-term incentives
Align executive compensation with stockholder returns through long-term incentives
Cap individual payouts in incentive plans
Include clawback policy in our incentive plans
Maintain robust stock ownership goals for executives

Condition grants of long-term incentive awards on non-competition and non-disclosure restrictions
Mitigate undue risk taking in compensation programs
Include criteria in incentive plans to maximize tax deductibility
Retain a fully independent external compensation consultant whose independence is reviewed annually by the Committee (see Corporate Governance — Compensation Committee Operations on pp. 15-16)
Include a double-trigger change-in-control provision for equity grants (see Compensation Discussion and Analysis — 2016 Say-on-Pay on p. 59)

WE DO NOT

Provide evergreen employment contracts
Pay dividend equivalents on unvested equity awards for executive officers

Maintain individual change-in-control agreements for Named Executives
Reprice options

6	PROXY SUMMARY	2017 Proxy Statement

Element	BASE SALARY	ANNUAL CASH INCENTIVE AWARDS	LONG-TERM INCENTIVE AWARDS	BENEFITS AND PERQUISITES	RETIREMENT PLANS

Purpose	Base Level of Compensation	Incentive to Drive Near-Term Performance	Incentive to Drive Long- Term Performance and Stock Price Growth	Enhance Productivity and Development	Income Certainty and Security

Target	Fixed $	Fixed % of Salary	Fixed $ Value Equity Opportunity	Fixed $	% of Salary

Form of Delivery	Cash	Cash	Performance Units and Time-Based Units	Various	Cash

Company Performance/ Award	NA	0-200%	Performance Units* 0-200%	NA	NA

*
An award of the right to earn up to a certain number of shares of common stock, Restricted Stock Units, or cash, or a combination of cash and shares of common stock or Restricted Stock Units, based on performance against specified goals established by the Compensation Committee under the Long-Term Incentive Plan. A Time-Based Restricted Stock Unit ("Time-Based Unit") means the right to receive a share of common stock, or cash equivalent to the value of a share of common stock, when the restriction period ends, under the Long-Term Incentive Plan, as determined by the Compensation Committee.

At the 2016 Annual Meeting, we asked you to approve the compensation of the Named Executives as presented in our 2016 Proxy Statement. You approved the compensation of the Named Executives with 96.9% of the votes cast "For" approval. This result was consistent with the 2015 Say-on-Pay results, which had an approval rate of 97.1%. We are pleased that investors support our compensation philosophy, policies, and programs.

We met with institutional investors in the autumn of 2015 and 2016 to discuss corporate governance topics and any executive compensation related concerns. In general, investors were pleased with the changes we made to our compensation programs in 2015 and did not note any additional concerns.

As we noted in our 2015 CD&A, the Compensation Committee decided to modify our change-in-control provisions of our equity awards. Beginning in 2016, the Committee modified the terms and conditions applicable to equity based awards so that upon a change in control of the Company where Ford is not the surviving entity, unvested awards will terminate if such awards have been replaced by comparable awards from the acquiring corporation, unless any recipient is terminated or there is a reduction in an executive's responsibilities as of the date of the change in control. In those cases, or in the event awards are not replaced with comparable awards, such unvested awards will vest immediately prior to the change in control. The Committee adopted this change in order to bring our provisions in line with market practice and shareholder preferences.

PROXY SUMMARY	2017 Proxy Statement	7

•
Named Executives' compensation is tied to our 2016 performance

•
80% of our Named Executives' target compensation is performance-based

•
Executive pay practices are tied to robust risk and control features
•
Executive stock ownership guidelines continue to align the interests of executives with shareholders

•
We continued a modest share buyback program to offset the dilutive effect of our equity compensation plans

•
We listened to shareholder feedback and made significant changes to our 2015 Performance Unit program that addressed investor concerns

8	PROXY SUMMARY	2017 Proxy Statement

SHAREHOLDER ENGAGEMENT

Ford has a philosophy of engagement, communication, and transparency with shareholders, which includes:

•
Meeting with equity and fixed income investors — during 2016, we met with equity investors at twelve conferences and six roadshows, and we met with fixed income investors at eleven conferences and six roadshows. We hosted quarterly earnings calls, two CFO Let's Chat events, a Ford University call, and an Investor Day. We also provided engagement through several additional phone calls, meetings, and auto and consumer electronics show tours throughout the year, and conducted an investor perception survey with a third-party vendor.

•
Continuing our philosophy of promoting greater communications with our institutional shareholders on corporate governance issues, we met with a number of our largest investors to discuss corporate governance. We found these meetings to be informative, and we continue to incorporate many of their suggestions into our Proxy Statement and communications strategy.

The Board of Directors is soliciting proxies to be used at the annual meeting of shareholders. This Proxy Statement and the enclosed proxy are being made available to shareholders beginning March 31, 2017.

PROXY SUMMARY	2017 Proxy Statement	9

Corporate Governance

Corporate Governance Principles

The Nominating and Governance Committee developed and recommended to the Board a set of corporate governance principles, which the Board adopted. Ford's Corporate Governance Principles may be found on its website at www.corporate.ford.com. These principles include: a limitation on the number of boards on which a director may serve, qualifications for directors (including a requirement that directors be prepared to resign from the Board in the event of any significant change in their personal circumstances that could affect the discharge of their responsibilities), director orientation and continuing education, and a requirement that the Board and each of its Committees perform an annual self-evaluation. Shareholders may obtain a printed copy of the Company's Corporate Governance Principles by writing to our Shareholder Relations Department at Ford Motor Company, Shareholder Relations, P.O. Box 6248 Dearborn, MI 48126.

Our Governance Practices

Ford has a long history of operating under sound corporate governance practices, which is a critical element of our success creating profitable growth for all. These practices include the following:

Annual Election of All Directors.
Majority Vote Standard. Each director must be elected by a majority of votes cast.
Independent Board. 79% of the Director Nominees are independent.
Lead Independent Director. Ensures management is adequately addressing the matters identified by the Board.
Independent Board Committees. Each of the Audit, Compensation, and Nominating and Governance committees is comprised entirely of independent directors.
Committee Charters. Each standing committee operates under a written charter that has been approved by the Board.
Independent Directors Meet Regularly Without Management and Non-Independent Directors.
Regular Board and Committee Self-Evaluation Process. The Board and each committee evaluates its performance each year.

Mandatory Deferral of Compensation for Directors. In 2016, 60% of annual director fees were mandatorily deferred into Ford restricted stock units, which strongly links the interests of the Board with those of shareholders.
Separate Chairman of the Board and CEO. The Board of Directors has chosen to separate the roles of CEO and Chairman of the Board of Directors.
Confidential Voting.
Special Meetings. Shareholders have the right to call a special meeting.
Shareholders May Take Action by Written Consent.

Strong Codes of Ethics. Ford is committed to operating its business with the highest level of integrity and has adopted codes of ethics that apply to all directors and senior financial personnel, and a code of conduct that applies to all employees.

10	CORPORATE GOVERNANCE	2017 Proxy Statement

Leadership Structure

Ford determines the most suitable leadership structure from time to time. At present, the Board of Directors has chosen to separate the roles of CEO and Chairman of the Board of Directors. Mark Fields is our President and CEO, and William Clay Ford, Jr., is Chairman of the Board of Directors as well as our Executive Chairman. We believe this structure is optimal for Ford at this time because it allows Mr. Fields to focus on leading the organization while allowing Mr. Ford to focus on leading the Board of Directors. Furthermore, the Board has appointed Ellen R. Marram as our Lead Independent Director. We believe having a Lead Independent

Director is an important governance practice given that the Chairman of the Board, Mr. Ford, is not an independent director under our Corporate Governance Principles. The duties of the Lead Independent Director include:

•
chairing the executive sessions of our independent directors;

•
advising on the selection of Board Committee Chairs; and

•
working with Mr. Ford and Mr. Fields to ensure management is adequately addressing the matters identified by the Board.

This structure optimizes the roles of CEO, Chairman, and the Lead Independent Director and provides Ford with sound corporate governance in the management of its business.

Board Meetings, Composition, and Committees

COMPOSITION OF BOARD OF DIRECTORS/NOMINEES

The Nominating and Governance Committee recommends the nominees for all directorships. The Committee also reviews and makes recommendations to the Board on matters such as the size and composition of the Board in order to ensure the Board has the requisite expertise and its membership consists of persons with sufficiently diverse and independent backgrounds. Between annual shareholder meetings, the Board may elect directors to vacant Board positions to serve until the next annual meeting.

In consideration of Messrs. Hance and Shaheen not standing for election at the 2017 Annual Meeting, the Committee recommended that the size of the Board be kept at 14 directors.

The Board believes that it has an appropriate mix of short- and medium-tenured directors as well as long-tenured directors that provide a balance that enables the Board to benefit from fresh insights and historical perspective during its deliberations. In addition, the Board has managed succession planning effectively with strategic waivers of the mandatory retirement age where appropriate to maintain certain expertise while new directors supplement the Board structure.

The Board proposes to you a slate of nominees for election to the Board at the annual meeting. You may propose nominees (other than self-nominations) for consideration by the Committee by submitting the names, qualifications, and other supporting information to: Secretary, Ford Motor Company, One American Road, Dearborn, MI 48126. Properly submitted recommendations must be received no later than December 1, 2017, to be considered by the Committee for inclusion in the following year's nominations for election to the Board. Your properly submitted candidates are evaluated in the same manner as those candidates recommended by other sources. All candidates are considered in light of the needs of the Board with due consideration given to the qualifications described on p. 24 under Election of Directors.

EXECUTIVE SESSIONS OF NON-EMPLOYEE DIRECTORS

Non-employee directors ordinarily meet in executive session without management present at most regularly scheduled Board meetings and may meet at other times at the discretion of the Lead Independent Director or at the request of any non-employee director. Additionally, all of the independent directors meet periodically (at least annually) without management or non-independent directors present.

CORPORATE GOVERNANCE	2017 Proxy Statement	11

BOARD COMMITTEES

Only independent directors serve on the Audit, Compensation, and Nominating and Governance Committees, in accordance with the independence standards of the New York Stock Exchange LLC ("NYSE") Listed Company rules and the Company's Corporate Governance Principles. The Board, and each committee of the Board, has the authority to engage independent consultants and advisors at the Company's expense.

The Company has published on its website (www.corporate.ford.com) the charter of each of the Audit, Compensation, Finance, Nominating and Governance, and Sustainability and Innovation Committees of the Board. Printed copies of each of the committee charters are available by writing to our Shareholder Relations Department at Ford Motor Company, Shareholder Relations, P.O. Box 6248 Dearborn, MI 48126.

BOARD COMMITTEE FUNCTIONS

Audit Committee: Selects the independent registered public accounting firm, subject to shareholder ratification, and determines the compensation of the independent registered public accounting firm.

At least annually, reviews a report by the independent registered public accounting firm describing: internal quality control procedures, any issues raised by an internal or peer quality control review, any issues raised by a governmental or professional authority investigation in the past five years and any steps taken to deal with such issues, and (to assess the independence of the independent registered public accounting firm) all relationships between the independent registered public accounting firm and the Company.

Consults with the independent registered public accounting firm, reviews and approves the scope of their audit, and reviews their independence and performance. Also, annually approves of categories of services to be performed by the independent registered public accounting firm and reviews and, if appropriate, approves in advance any new proposed engagement greater than $250,000.

Reviews internal controls, accounting practices, and financial reporting, including the results of the annual audit and the review of the interim financial statements with management and the independent registered public accounting firm.

Reviews activities, organization structure, and qualifications of the General Auditor's Office, and participates in the appointment, dismissal, evaluation, and the determination of the compensation of the General Auditor.

Discusses earnings releases and guidance provided to the public and rating agencies.

Reviews, at least annually, policies with respect to risk assessment and risk management.

Exercises reasonable oversight with respect to the implementation and effectiveness of the Company's compliance and ethics program, including being knowledgeable about the content and operation of such compliance and ethics program.

Reviews, with the Office of the General Counsel, any legal or regulatory matter that could have a significant impact on the financial statements.

As appropriate, obtains advice and assistance from outside legal, accounting, or other advisors.

Prepares an annual report of the Audit Committee to be included in the Company's proxy statement.

Assesses annually the adequacy of the Audit Committee Charter.

Reports to the Board of Directors about these matters.

Compensation Committee: Establishes and reviews the overall executive compensation philosophy and strategy of the Company.

Reviews and approves Company goals and objectives related to the Executive Chairman and the President and CEO and other executive officer compensation, including annual performance objectives.

Evaluates the performance of the Executive Chairman, the President and CEO, and other executive officers in light of established goals and objectives and, based on such evaluation, reviews and approves the annual salary, bonus, stock options, Performance Units, other stock-based awards, other incentive awards, and other benefits, direct and indirect, of the Executive Chairman, the President and CEO, and other executive officers.

Conducts a risk assessment of the Company's compensation policies and practices.

Considers and makes recommendations on Ford's executive compensation plans and programs.

Reviews the Compensation Discussion and Analysis to be included in the Company's proxy statement.

Prepares an annual report of the Compensation Committee to be included in the Company's proxy statement.

12	CORPORATE GOVERNANCE	2017 Proxy Statement

Assesses annually the adequacy of the Compensation Committee Charter.

Reports to the Board of Directors about these matters.

Finance Committee: Reviews all aspects of the Company's policies and practices that relate to the management of the Company's financial affairs, consistent with law and specific instructions given by the Board of Directors.

Reviews with management, at least annually, the annual report from the Treasurer of the Company's cash and funding plans and other Treasury matters.

Reviews the strategy and performance of the Company's pension and other retirement and savings plans.

Performs such other functions and exercises such other powers as may be delegated to it by the Board of Directors from time to time.

Reviews, at least annually, policies with respect to financial risk assessment and financial risk management.

Assesses annually the adequacy of the Finance Committee Charter.

Reports to the Board of Directors about these matters.

Nominating and Governance Committee: Reviews and makes recommendations on: (i) the nominations or elections of directors; and (ii) the size, composition, and compensation of the Board.

Establishes criteria for selecting new directors and the evaluation of the Board. Develops and recommends to the Board corporate governance principles and guidelines. Reviews the charter and composition of each committee of the Board and makes recommendations to the Board for the adoption of or revisions to the committee charters, the creation of additional committees, or the elimination of committees.

Considers the adequacy of the By-Laws and the Restated Certificate of Incorporation of the Company and recommends to the Board, as appropriate, that the Board: (i) adopt amendments to the By-Laws, and (ii) propose, for consideration by the shareholders, amendments to the Restated Certificate of Incorporation.

Considers shareholder suggestions for nominees for director (other than self-nominations). See Composition of Board of Directors/Nominees on p. 11.

Assesses annually the adequacy of the Nominating and Governance Committee Charter.

Reports to the Board of Directors about these matters.

Sustainability and Innovation Committee: Evaluates and advises on the Company's pursuit of innovative practices and technologies that improve environmental and social sustainability, enrich our customers' experiences, and increase shareholder value.

Discusses and advises on the innovation strategies and practices used to develop and commercialize technologies.

Annually reviews the Company's Sustainability Report Summary and initiatives related to innovation.

Assesses annually the adequacy of the Sustainability and Innovation Committee Charter.

Reports to the Board of Directors about these matters.

Board's Role in Risk Management

The oversight responsibility of the Board and its Committees is supported by Company management and the risk management processes that are currently in place. Ford has extensive and effective risk management processes, relating specifically to compliance, reporting, operating, and strategic risks. Compliance Risk encompasses matters such as legal and regulatory compliance (e.g., Foreign Corrupt Practices Act, environmental, OSHA/safety, etc.). Reporting Risk covers Sarbanes-Oxley compliance, disclosure controls and procedures, and accounting compliance. Operating Risk addresses the myriad of matters related to the operation of a complex company such as Ford (e.g., quality, supply chain, sales and service, financing and liquidity, product development and engineering, labor, etc.). Strategic Risk encompasses somewhat broader and longer-term matters, including, but not limited to, technology development, sustainability, capital allocation, management development, retention and compensation, competitive developments, and geopolitical developments.

We believe that key success factors in the risk management at Ford include a strong risk analysis tone set by the Board and senior management, which is shown through their commitment to effective top-down and bottom-up communication (including communication between management and the Board

CORPORATE GOVERNANCE	2017 Proxy Statement	13

and Committees), and active cross-functional participation among the Business Units and Functional Skill Teams. More specifically, we have institutionalized the Creating Value Roadmap Process, which includes a Business Plan Review and Special Attention Review process where, on a weekly basis (and more often where circumstances dictate), the senior leadership of the Company from each of the Business Units and the Functional Skill Teams reviews the status of the business, the risks and opportunities presented to the business (once again in the areas of compliance, reporting, operating, and strategic risks), and develops specific plans to address those risks and opportunities. The Company has adopted a formal policy that requires the Creating Value Roadmap Process to be implemented by all Business Units and Functional Skill Teams. Our General Auditor's Office audits against the policies and procedures that have been adopted to support the Creating Value Roadmap Process. The Board of Directors recognizes the Creating Value Roadmap

Process as the Company's primary risk management tool, and the Audit Committee and the Board review annually the Creating Value Roadmap Process, the Company's adherence to it, and its effectiveness.

As noted above, the full Board of Directors has overall responsibility for the oversight of risk management at Ford and oversees operating risk management with reviews at each of its regular Board meetings. The Board of Directors has delegated responsibility for the oversight of specific areas of risk management to certain Committees of the Board, with each Board Committee reporting to the full Board following each Committee meeting. The Audit Committee assists the Board of Directors in overseeing compliance and reporting risk. The Board, the Sustainability and Innovation Committee, the Compensation Committee, and the Finance Committee all play a role in overseeing strategic risk management.

OVERSIGHT OF RISK MANAGEMENT
	COMPLIANCE & REPORTING	OPERATING & STRATEGIC

FORD BOARD Oversight	Audit Committee	Sustainability & Innovation Committee Compensation Committee Finance Committee

FORD MANAGEMENT Day-to-Day	Compliance Reviews Sarbanes-Oxley Compliance Internal Controls Disclosure Committee	Business Units & Skill Teams Business Plan Review Special Attention Review Quality, Product, Strategy, and People Forums

RISK ASSESSMENT REGARDING COMPENSATION POLICIES AND PRACTICES

We conducted an assessment of our compensation policies and practices, including our executive compensation programs, to evaluate the potential risks associated with these policies and practices. We reviewed and discussed the findings of the assessment with the Compensation Committee and concluded that our compensation programs are designed with an appropriate balance of risk and reward and do not encourage excessive or unnecessary risk-taking behavior. As a result, we do not believe that risks relating to our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on the Company.

In conducting this review, we considered the following attributes of our programs:

•
mix of base salary, annual bonus opportunities, and long-term equity compensation, with performance-based equity compensation opportunities for officers;
•
alignment of annual and long-term incentives to ensure that the awards encourage consistent behaviors and incentivize performance results;

•
inclusion of non-financial metrics, such as quality, and other quantitative and qualitative performance factors in determining actual compensation payouts;

•
capped payout levels for both the Incentive Bonus Plan and performance-based stock awards for Named Executives — the Committee has negative discretion over incentive program payouts;

•
use of Time-Based Units and Performance Units that have a three-year performance period with performance measured against internal financial metrics (75% weighting) and relative Total Shareholder Return ("TSR") (25% weighting);

•
generally providing senior executives with long-term equity-based compensation on an annual basis — we believe that accumulating equity over a period of time encourages executives to take actions that promote the long-term sustainability of our business;

14	CORPORATE GOVERNANCE	2017 Proxy Statement

•
adopted a double-trigger change-in-control provision for equity grants starting in 2016; and

•
stock ownership goals that align the interests of the executive officers with those of our shareholders — this discourages executive officers from focusing on short-term results without regard to longer-term consequences.

Recoupment Policy. The Committee formally adopted a policy of recoupment of compensation in certain circumstances. The purpose of this policy is to help ensure executives act in the best interests of the Company. The policy requires any Company officer to repay or return cash bonuses and equity awards in the event: (i) the Company issues a material restatement of its financial statements, and the restatement was caused by such officer's intentional misconduct; (ii) such officer was found to be in violation of non-compete provisions of any plan or agreement; or (iii) such officer has committed ethical or criminal violations. The Committee will consider all relevant factors and exercise business judgment in determining any appropriate amounts to recoup up to 100% of any awards.

Our Compensation Committee considered compensation risk implications during its deliberations on the design of our executive compensation programs with the goal of appropriately balancing short-term incentives and long-term performance.

COMPENSATION COMMITTEE OPERATIONS

The Compensation Committee establishes and reviews our executive compensation philosophy and strategy and oversees our various executive compensation programs. The Committee is responsible for evaluating the performance of and determining the compensation for our Executive Chairman, the President and CEO, and other executive officers and approving the compensation structure for senior management, including officers. The Committee is comprised of five directors who are considered independent under the NYSE Listed Company rules and our Corporate Governance Principles. The Committee's membership is determined by our Board of Directors. The Committee operates under a written charter adopted by our Board of Directors. The Committee annually reviews the charter. A copy of the charter may be found on our website at www.corporate.ford.com.

The Committee makes decisions regarding the compensation of our officers that are Vice Presidents and above, including the Named Executives. The Committee has delegated authority, within prescribed share limits, to a Long-Term Incentive Compensation

Award Committee (comprised of William Clay Ford, Jr., and Mark Fields) to approve grants of options, Performance Units, Time-Based Units, and other stock-based awards, and to the Annual Incentive Compensation Award Committee to determine bonuses for other employees.

The Board of Directors makes decisions relating to non-employee director compensation. Any proposed changes are reviewed in advance and recommended to the Board by the Nominating and Governance Committee (see Director Compensation in 2016 on pp. 32-33).

The Compensation Committee considers recommendations from Mr. Ford, Mr. Fields, and the Group Vice President — Human Resources and Corporate Services, in developing compensation plans and evaluating performance of other executive officers. The Committee's consultant also provides advice and analysis on the structure and level of executive compensation. Final decisions on any major element of compensation, however, as well as total compensation for executive officers, are made by the Compensation Committee.

As in prior years, in 2016 the Committee engaged Semler Brossy Consulting Group, LLC, an independent compensation consulting firm, to advise the Committee on executive compensation and benefits matters. Semler Brossy is retained directly by the Committee, which has the sole authority to review and approve the budget of the independent consultant. Semler Brossy does not advise our management and receives no other compensation from us. The same Semler Brossy principal attended all seven of the Committee meetings in 2016.

The Committee has analyzed whether the work of Semler Brossy as a compensation consultant has raised any conflict of interest, taking into consideration the following factors: (i) the provision of other services to the Company by Semler Brossy; (ii) the amount of fees from the Company paid to Semler Brossy as a percentage of the firm's total revenue; (iii) Semler Brossy's policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship of Semler Brossy or the individual compensation advisor employed by the firm with an executive officer of the Company; (v) any business or personal relationship of the individual compensation advisor with any member of the Committee; and (vi) any stock of the Company owned by Semler Brossy or the individual compensation advisor employed by the firm. The Committee has determined, based on its analysis of the above factors, that the work of Semler Brossy and the individual compensation advisor

CORPORATE GOVERNANCE	2017 Proxy Statement	15

employed by Semler Brossy as compensation consultant to the Committee has not created any conflict of interest.

In addition, the Committee reviewed survey data provided by the Willis Towers Watson Executive Compensation Database (see Competitive Survey on pp. 44-45). Willis Towers Watson does not assist the Committee in determining or recommending compensation of executive officers. Willis Towers Watson is retained by Ford management, not the Committee.

Committee meetings typically occur prior to the meetings of the full Board of Directors. Bonus targets, bonus awards, Performance Unit grants, Time-Based Units, and cash awarded typically are decided at the February Committee meeting (see Timing of Awards on pp. 47-48). Officer salaries are reviewed in February each year.

See the Compensation Discussion and Analysis on pp. 38-59 for more detail on the factors considered by the Committee in making executive compensation decisions.

The Committee reviews our talent and executive development program with senior management. These reviews are conducted periodically and focus on executive development and succession planning throughout the organization, at the Vice President level and above.

Our policy, approved by the Compensation Committee, to limit outside board participation by our officers, is:

•
no more than 15% of the officers should be on for-profit boards at any given point in time; and

•
no officer should be a member of more than one for-profit board.

AUDIT COMMITTEE FINANCIAL EXPERT AND AUDITOR ROTATION

The Charter of the Audit Committee provides that a member of the Audit Committee generally may not serve on the audit committee of more than two other public companies. The Board has designated Stephen G. Butler as an Audit Committee financial expert. Mr. Butler meets the independence standards for audit committee members under the NYSE Listed Company and United States Securities and Exchange Commission ("SEC") rules. The lead partner of the Company's independent registered public accounting firm is rotated at least every five years.

Independence of Directors and Relevant Facts and Circumstances

DIRECTOR INDEPENDENCE

A majority of the directors must be independent directors under the NYSE Listed Company rules. The NYSE rules provide that no director can qualify as independent unless the Board affirmatively determines that the director has no material relationship with the listed company. The Board has adopted the following standards in determining whether or not a director has a material relationship with the Company. These standards are contained in Ford's Corporate Governance Principles and may be found at the Company's website, www.corporate.ford.com.

•
Employee or Former Employee.  No director who is an employee or a former employee of the Company can be independent until three years after termination of such employment.

•
Independent Auditor Affiliation.  No director who is, or in the past three years has been, affiliated with or employed by the Company's present or former independent auditor can be independent until three years after the end of the affiliation, employment, or auditing relationship.

•
Interlocking Directorship.  No director can be independent if he or she is, or in the past three years has been, part of an interlocking directorship in which an executive officer of the Company serves on the compensation committee of another company that employs the director.

•
Additional Compensation.  No director can be independent if he or she is receiving, or in the last three years has received, more than $100,000 during any 12-month period in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service).

•
Immediate Family Members.  Directors with immediate family members in the foregoing categories are subject to the same three-year restriction.

16	CORPORATE GOVERNANCE	2017 Proxy Statement

•
Other Relationships.  The following commercial, charitable, and educational relationships will not be considered to be material relationships that would impair a director's independence:

(i)
Sales and Purchases of Products/Services. if within the preceding three years a Ford director was an executive officer or employee of another company (or an immediate family member of the director was an executive officer of such company) that did business with Ford and either: (a) the annual sales to Ford were less than the greater of $1 million or two percent of the total annual revenues of such company, or (b) the annual purchases from Ford were less than the greater of $1 million or two percent of the total annual revenues of Ford, in each case for any of the three most recently completed fiscal years;

(ii)
Indebtedness. if within the preceding three years a Ford director was an executive officer of another company which was indebted to Ford, or to which Ford was indebted, and either: (a) the total amount of such other company's indebtedness to Ford was less than two percent of the total consolidated assets of Ford, or (b) the total amount of Ford's indebtedness to such other company was less than two percent of the total consolidated assets of such other company, in each case for any of the three most recently completed fiscal years; and

(iii)
Charitable Contributions. if within the preceding three years a Ford director served as an executive officer, director, or trustee of a charitable or educational organization, and Ford's discretionary contributions to the organization were less than the greater of $1 million or two percent of that organization's total annual discretionary receipts for any of the three most recently completed fiscal years. (Any matching of charitable contributions will not be included in the amount of Ford's contributions for this purpose.)

Based on these independence standards and all of the relevant facts and circumstances, the Board determined that none of the following directors had any material relationship with the Company and, thus, are independent: Stephen G. Butler, Kimberly A. Casiano, Anthony F. Earley, Jr., William W. Helman IV, Jon M. Huntsman, Jr., William E. Kennard, John C. Lechleiter, Ellen R. Marram, John L. Thornton, Lynn M. Vojvodich, and John S. Weinberg. Additionally, James P. Hackett, who resigned from the Board of Directors on March 10, 2016, and James H. Hance, Jr., and Gerald L. Shaheen, who will not stand for election at the 2017 Annual Meeting, were determined by the Board to have had no material relationships with the Company during the time of their service and, thus, were independent.

DISCLOSURE OF RELEVANT FACTS AND CIRCUMSTANCES

With respect to the independent directors listed above, the Board considered the following relevant facts and circumstances in making the independence determinations:

From time to time during the past three years, Ford purchased goods and services from, sold goods and services to, or financing arrangements were provided by, various companies with which certain directors were or are affiliated either as members of such companies' boards of directors or, in the case of Messrs. Earley, Hackett, and Weinberg, as an officer of such a company or, in the case of Gov. Huntsman, where an immediate family member serves as an officer of such a company. In addition to Messrs. Earley, Hackett, and Weinberg, and Gov. Huntsman, these directors included Mr. Hance, Mr. Helman, Mr. Kennard, Ms. Marram, and Mr. Thornton. The Company also made donations to certain institutions with which certain directors are affiliated. These included Ms. Casiano, Mr. Earley, Mr. Hackett, Dr. Lechleiter, and Mr. Thornton. None of the relationships described above was material under the independence standards contained in our Corporate Governance Principles.

CORPORATE GOVERNANCE	2017 Proxy Statement	17

Codes of Ethics

The Company has published on its website (www.corporate.ford.com) its code of conduct handbook, which applies to all officers and employees, a code of ethics for directors, and a code of ethics for the Company's chief executive officer as well as senior financial and accounting personnel. Any waiver of, or amendments to, the codes of ethics for directors or executive officers, including the chief executive officer, the chief financial officer, and the principal accounting officer, may be approved only by the Nominating and Governance Committee, and any such waivers or amendments will be disclosed promptly by the Company by posting such waivers or amendments to its website. The Nominating and Governance Committee also reviews management's monitoring of compliance with the Company's Code of Conduct. Printed copies of each of the codes of ethics referred to above are also available by writing to our Shareholder Relations Department at Ford Motor Company, Shareholder Relations, P.O. Box 6248 Dearborn, MI 48126.

Communications with the Board and Annual Meeting Attendance

The Board has established a process by which you may send communications to the Board as a whole, the non-employee Directors as a group, or the Lead Independent Director. You may send communications to our Directors, including any concerns regarding Ford's accounting, internal controls, auditing, or other matters, to the following address: Board of Directors (or Lead Independent Director or non-employee Directors as a group, as appropriate), Ford Motor Company, P.O. Box 685, Dearborn, MI 48126-0685. You may submit your concern anonymously or confidentially. You may also indicate whether you are a shareholder, customer, supplier, or other interested party.

Communications relating to the Company's accounting, internal controls, or auditing matters will be relayed to the Audit Committee. Communications relating to governance will be relayed to the Nominating and Governance Committee. All other communications will be referred to other areas of the Company for handling as appropriate under the facts and circumstances outlined in the communications. Responses will be sent to those that include a return address, as appropriate. You may also find a description of the manner in which you can send communications to the Board on the Company's website (www.corporate.ford.com).

All members of the Board are expected to participate in the annual meeting, unless unusual circumstances would prevent such attendance. Last year, of the fourteen then current members of the Board, thirteen attended the annual meeting.

18	CORPORATE GOVERNANCE	2017 Proxy Statement

Beneficial Stock Ownership

FIVE PERCENT BENEFICIAL OWNERS OF COMMON STOCK

Pursuant to SEC filings, the Company was notified that as of December 31, 2016, the entities included in the table below had more than a 5% ownership interest of Ford common stock, or owned securities convertible into more than 5% ownership of Ford common stock, or owned a combination of Ford common stock and securities convertible into Ford common stock that could result in more than 5% ownership of Ford common stock.

Name of Beneficial Owner	Address of Beneficial Owner	Ford Common Stock	Percent of Outstanding Ford Common Stock

State Street Corporation and certain of its affiliates*	State Street Financial Center One Lincoln Street Boston, MA 02111	314,156,492	9.3%

The Vanguard Group and certain of its affiliates	The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	255,916,473	6.6%

BlackRock, Inc. and certain of its affiliates	BlackRock, Inc. 55 East 52nd Street New York, NY 10055	218,712,171	5.6%

Evercore Trust Company, N.A.	Evercore Trust Company, N.A. 55 East 52nd Street, 36th Floor New York, NY 10055	205,674,300	5.3%

*
State Street Bank and Trust Company is the trustee for Ford common stock in the Ford defined contribution plans master trust, which beneficially owns 5.3% of the common stock of Ford. In this capacity, State Street Bank and Trust Company has voting power over the shares in certain circumstances.

FIVE PERCENT BENEFICIAL OWNERS OF CLASS B STOCK

As of February 1, 2017, the persons included in the table below beneficially owned more than 5% of the outstanding Class B Stock.

Name	Address	Ford Class B Stock	Percent of Outstanding Ford Class B Stock

Lynn F. Alandt	Ford Estates, 2000 Brush, Detroit, MI 48226	6,733,533	9.50%
David P. Larsen, as trustee of various trusts*	Ford Estates, 2000 Brush, Detroit, MI 48226	9,943,383	14.03%
Voting Trust**	Ford Estates, 2000 Brush, Detroit, MI 48226	69,004,451	97.39%
*
Mr. Larsen disclaims beneficial ownership of these shares.

**
These Class B Stock shares are held in a voting trust of which Edsel B. Ford II, William Clay Ford, Jr., Benson Ford, Jr., and Alfred B. Ford are the trustees. The trust is of perpetual duration until terminated by the vote of shares representing over 50% of the participants and requires the trustees to vote the shares as directed by a plurality of the shares in the trust.

CORPORATE GOVERNANCE	2017 Proxy Statement	19

DIRECTOR AND EXECUTIVE OFFICER BENEFICIAL OWNERSHIP

The following table shows how much Ford stock each current director, nominee, and Named Executive beneficially owned as of February 1, 2017. No director, nominee, or executive officer, including Named Executives, beneficially owned more than 0.15% of Ford's total outstanding common stock nor did any such person beneficially own more than 0.01% of Ford common stock units as of February 1, 2017. Executive officers held options exercisable on or within 60 days after February 1, 2017 to buy 11,869,565 shares of Ford common stock.

Name	Ford Common Stock [1,2]	Ford Common Stock Units [3]

Stephen G. Butler*	66,618	138,212
Kimberly A. Casiano*	40,654	129,448
Anthony F. Earley, Jr.*	74,944	58,249
James D. Farley, Jr.	859,041	0
Mark Fields*	4,653,818	9,144
James H. Hance, Jr.**	83,049	44,671
William W. Helman IV*	51,873	34,553
Joseph R. Hinrichs	1,106,322	912
Jon M. Huntsman, Jr.*	33,064	27,536
William E. Kennard*	22,282	0
John C. Lechleiter*	80,106	4,667
Ellen R. Marram*	53,360	224,236
Gerald L. Shaheen**	58,414	127,070
Robert L. Shanks	1,125,955	0
John L. Thornton*	95,552	267,724
Lynn M. Vojvodich*	0	0
John S. Weinberg*	5,191	0

Name	Ford Common Stock [1,2]	Ford Common Stock Units [3]	Ford Class B Stock	Percent of Outstanding Ford Class B Stock

Edsel B. Ford II*	2,526,882	141,577	5,515,202	7.78%
William Clay Ford, Jr.*	6,035,025	96,490	12,509,545	17.66%

All Directors and Executive Officers as a group 34 persons beneficially owned 0.547% of Ford common stock or securities convertible into Ford common stock as of February 1, 2017	23,824,023	1,310,817	18,024,747	25.44%

*
Indicates Director Nominees

**
Messrs. Hance and Shaheen are not standing for election at the 2017 Annual Meeting

1
For executive officers, included in the amounts for "All Directors and Executive Officers as a group" are Restricted Stock Units issued under the 2008 Long-Term Incentive Plan ("2008 Plan") as long-term incentive grants in 2016 and prior years for retention and other incentive purposes.

  In addition, amounts shown include Restricted Stock Units issued under the 2008 Plan as follows: 605,905 units for Mr. Fields; 246,797 units for Mr. Shanks; 540,918 units for William Clay Ford, Jr.; 227,879 units for Mr. Farley; and 251,287 units Mr. Hinrichs.

  In addition, amounts shown include Restricted Stock Units issued under the 2014 Stock Plan for Non-Employee Directors of Ford Motor Company ("2014 Plan") as follows: 60,618 units for Mr. Butler; 33,064 units for Ms. Casiano; 38,944 units for Mr. Earley; 22,519 for Mr. Hance; 33,064 for Mr. Huntsman; 22,282 units for Mr. Kennard; 55,106 units for Dr. Lechleiter; 33,064 units for Ms. Marram; 58,414 units for Mr. Shaheen; and 5,191 units for Mr. Weinberg.

  Included in the stock ownership shown in the table above: Edsel B. Ford II has disclaimed beneficial ownership of 61,401 shares of common stock and 1,710,487 shares of Class B Stock that are either held directly by his immediate family or by charitable funds which he controls. William Clay Ford, Jr., has disclaimed beneficial ownership of 55,798 shares of common stock and 2,393,363 shares of Class B Stock that are either held directly by members of his immediate family or indirectly by members of his immediate family in trusts in which Mr. Ford has no interest. Present directors and executive officers as a group have disclaimed beneficial ownership of a total of 117,199 shares of common stock and 4,103,850 shares of Class B Stock.

  No director or officer had pledged shares of common stock as security or hedged their exposure to common stock.

2
Also, on February 1, 2017 (or within 60 days after that date), the Named Executives and directors listed below have rights to acquire shares of common stock through the exercise of stock options under Ford's stock option plans (which amounts are included in the "Ford Common Stock" column), as follows:

Person	Number of Shares

James D. Farley, Jr.	272,017
Mark Fields	2,473,124
William Clay Ford, Jr.	4,922,857
Joseph R. Hinrichs	342,664
Robert L. Shanks	468,636
3
In general, these are common stock units credited under a deferred compensation plan and payable in cash and in the cases of William Clay Ford, Jr., Mark Fields, and Joseph R. Hinrichs, include stock units under a benefit equalization plan.

20	CORPORATE GOVERNANCE	2017 Proxy Statement

Section 16(a) Beneficial Ownership Reporting Compliance

Based on Company records and other information, Ford believes that all SEC filing requirements applicable to its directors and executive officers were complied with for 2016 and prior years.

Certain Relationships and Related Party Transactions

POLICY AND PROCEDURE FOR REVIEW AND APPROVAL OF RELATED PARTY TRANSACTIONS

Business transactions between Ford and its officers or directors, including companies in which a director or officer (or an immediate family member) has a substantial ownership interest or a company where such director or officer (or an immediate family member) serves as an executive officer ("related party transactions") are not prohibited. In fact, certain related party transactions can be beneficial to the Company and its shareholders.

It is important, however, to ensure that any related party transactions are beneficial to the Company. Accordingly, any related party transaction, regardless of amount, is submitted to the Nominating and Governance Committee in advance for review and approval. All existing related party transactions are reviewed at least annually by the Nominating and Governance Committee. The Office of the General Counsel reviews all such related party transactions, existing or proposed, prior to submission to the Nominating and Governance Committee, and our General Counsel opines on the appropriateness of each related party transaction. The Nominating and Governance Committee may, at its discretion, consult with outside legal counsel.

Any director or officer with an interest in a related party transaction is expected to recuse himself or herself from any consideration of the matter.

The Nominating and Governance Committee's approval of a related party transaction may encompass a series of subsequent transactions contemplated by the original approval, i.e., transactions contemplated by an ongoing business relationship occurring over a period of time. Examples include transactions in the normal course of business between the Company and a dealership owned by a director or an executive officer (or an immediate family member thereof), transactions in the normal course of business between the Company and financial institutions with which a director or officer may be associated, and the ongoing issuances of purchase orders or releases against a blanket purchase order made in the normal course of business by the Company to a business with which a director or officer may be associated. In such instances, any such approval shall require that the Company make all decisions with respect to such ongoing business relationship in accordance with existing policies and procedures applicable to non-related party transactions (e.g., Company purchasing policies governing awards of business to suppliers, etc.).

In all cases, a director or officer with an interest in a related party transaction may not attempt to influence Company personnel in making any decision with respect to the transaction.

RELATED PARTY TRANSACTIONS

In February 2002, Ford entered into a Stadium Naming and License Agreement with The Detroit Lions, Inc. (the "Lions"), pursuant to which we acquired for $50 million, paid by us in 2002, the naming rights to a new domed stadium located in downtown Detroit at which the Lions began playing their home games during the 2002 National Football League season. We named the stadium "Ford Field." The term of the naming rights agreement is 25 years, which commenced with the 2002 National Football League season. Benefits to Ford under the naming rights agreement include exclusive exterior entrance signage and predominant interior promotional signage. Beginning in 2005, the Company also agreed to provide to the Lions, at no cost, eight new model year Ford, Lincoln, or Mercury brand vehicles manufactured by Ford in North America for use by the management and staff of Ford Field and the Lions and to replace such vehicles in each second successive year, for the remainder of the naming rights agreement. The cost incurred during 2016 was $141,098. William Clay Ford, Jr., is a minority owner and is a director and officer of the Lions.

In 2014, Ford entered into a Sponsorship Agreement with a wholly owned subsidiary of the Lions to be the exclusive title sponsor of an NCAA sanctioned, men's college football "Bowl" game to be played in each of the 2014-2016 seasons at Ford Field. We named the Bowl the "Quick Lane Bowl" for our Quick Lane

CORPORATE GOVERNANCE	2017 Proxy Statement	21

Tire & Auto Center brand and acquired several broadcast television messages, event signage, and other advertising in exchange for a sponsorship fee. The cost incurred during 2016 was $662,000. In 2016, the Company extended its sponsorship of the Quick Lane Bowl for another three years to cover the 2017-2019 seasons.

Paul Alandt, Lynn F. Alandt's husband, is a minority owner of two Ford franchised dealerships and a Lincoln franchised dealership. In 2016, the dealerships paid Ford about $160.7 million for products and services in the ordinary course of business. In turn, Ford paid the dealerships about $30.8 million for services in the ordinary course of business. Also in 2016, Ford Motor Credit Company LLC, a wholly owned entity of Ford, provided about $242.3 million of financing to dealerships owned by Mr. Alandt and paid about $1.5 million to them in the ordinary course of business. The dealerships paid Ford Credit about $248.0 million in the ordinary course of business. Additionally, in 2016, Ford Credit purchased retail installment sales contracts and Red Carpet Leases from the dealerships in amounts of about $21.2 million and $112.0 million, respectively.

In March 2001, Marketing Associates, LLC, an entity in which Edsel B. Ford II has a majority interest, acquired all of the assets of the Marketing Associates Division of Lason Systems, Inc. Before the acquisition, the Marketing Associates Division of Lason Systems, Inc. provided various marketing and related services to the Company and this continued following the acquisition. In 2016, the Company paid Marketing Associates, LLC approximately $44.6 million for marketing and related services provided in the ordinary course of business.

In April 2016, the Company approved an investment of up to $10 million over five years in a venture capital fund that invests in next-generation mobility start-up entities. As of March 1, 2017, we have invested

$4.1 million. We believe our investment will yield several benefits including: (i) increased early exposure to possible mobility investments; (ii) the ability to invest directly in an entity whether or not the investment fund invests in the entity; and (iii) increased exposure to venture capital mobility expertise. At the time of our investment, William Clay Ford, Jr., had a 12.5% interest in the investment fund.

During 2016, the Company employed Henry Ford III, son of Edsel B. Ford II, as a manager in our global Marketing and Sales skill team. Henry Ford III received 2016 compensation of approximately $189,000 consisting primarily of salary, bonus, and stock awards.

Pursuant to SEC filings, the Company was notified that as of December 31, 2016, State Street Corporation, and its affiliate State Street Bank and Trust Company, State Street Financial Center, One Lincoln Street, Boston, MA 02111, and certain of its affiliates, owned 9.3% of our common stock. During 2016, the Company paid State Street Corporation and its affiliates approximately $11.8 million in the ordinary course of business.

Pursuant to SEC filings, the Company was notified that as of December 31, 2016, BlackRock, Inc., 55 East 52nd Street, New York, NY 10055, and certain of its affiliates, owned approximately 5.6% of the Company's common stock. During 2016, the Company paid BlackRock, Inc. approximately $6.3 million in the ordinary course of business.

Pursuant to SEC filings, the Company was notified that as of December 31, 2016, Evercore Trust Company, N.A., 55 East 52nd Street, 36th Floor, New York, NY 10055, owned approximately 5.3% of the Company's common stock. During 2016, the Company paid Evercore Trust Company, N.A. approximately $0.25 million in the ordinary course of business.

22	CORPORATE GOVERNANCE	2017 Proxy Statement

The following chart shows the process for identification and disclosure of related party transactions.

CORPORATE GOVERNANCE	2017 Proxy Statement	23

Proposal 1. Election of Directors

IDENTIFICATION OF DIRECTORS

The Charter of the Nominating and Governance Committee provides that the Committee conducts all necessary and appropriate inquiries into the backgrounds and qualifications of possible candidates as directors. The Committee identifies candidates through a variety of means, including search firms, recommendations from members of the Committee and the Board, including the Executive Chairman and the President and CEO, and suggestions from Company management. The Committee has the sole authority to retain and terminate any search firm to be used to assist it in identifying and evaluating candidates to serve as directors of the Company. The Company on behalf of the Committee has paid fees to third-party firms to assist the Committee in the identification and evaluation of potential Board members.

Our newest directors are John S. Weinberg and Lynn M. Vojvodich. Mr. Weinberg was identified and proposed to the Committee by the Chairman. Upon recommendation of the Committee, the Board elected Mr. Weinberg on September 8, 2016, with his election effective on October 1, 2016.

Ms. Vojvodich was selected from among several names following a review by a search firm. Ms. Vojvodich was interviewed prior to her election by the Chair of the Nominating and Governance Committee, the Lead Independent Director, the Chairman, and the President and CEO. Upon recommendation of the Committee, the Board elected Ms. Vojvodich on March 9, 2017, with her election effective on April 1, 2017.

James H. Hance, Jr. and Gerald L. Shaheen, having reached our mandatory retirement age of 72, will not stand for election at the 2017 Annual Meeting of Shareholders.

Fourteen directors will be elected at this year's annual meeting. Each director will serve until the next annual meeting or until he or she is succeeded by another qualified director who has been elected.

We will vote your shares as you specify when providing your proxy. If you do not specify how you want your shares voted when you provide your proxy, we will vote them for the election of all of the nominees listed below. If unforeseen circumstances (such as death or disability) make it necessary for the Board of Directors to substitute another person for any of the nominees, we will vote your shares for that other person.

QUALIFICATIONS CONSIDERED FOR NOMINEES

Because Ford is a large and complex company, the Nominating and Governance Committee considers numerous qualifications when considering candidates for the Board. In addition to the qualifications listed below, among the most important qualities directors should possess are the highest personal and professional ethical standards, integrity, and values. They should be committed to representing the long-term interests of all of the shareholders. Directors must also have practical wisdom and mature judgment. Directors must be objective and inquisitive. Ford recognizes the value of diversity, and we endeavor to have a diverse Board, with experience in business, international operations, finance, manufacturing and product development, marketing and sales, government, education, technology, and in areas that are relevant to the Company's global activities. The biographies of the nominees show that, taken as a whole, the current slate of director nominees possesses these qualifications. Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, including making themselves available for consultation outside of regularly scheduled Board meetings, and should be committed to serve on the Board for an extended period of time. Directors should also be prepared to offer their resignation in the event of any significant change in their personal circumstances that could affect the discharge of their responsibilities as directors of the Company, including a change in their principal job responsibilities.

Each of the nominees for director is now a member of the Board of Directors, which met seven times during 2016. Each of the nominees for director attended at least 75% of the combined Board and committee meetings held during the periods served by such nominee in 2016. The nominees provided the following information about themselves as of the latest practical date. Additionally, for each director nominee we have disclosed the particular experience, qualifications, attributes, or skills that led the Board to conclude that the nominee should serve as a director.

24	PROPOSAL 1. Election of Directors	2017 Proxy Statement

Stephen G. Butler

• Age: 69 • Independent Director Since: 2004 Committees: Audit (Chair), Nominating and Governance

Experience: Mr. Butler served as Chairman and Chief Executive Officer of KPMG, LLP from 1996 until he retired in 2002. Mr. Butler held a variety of management positions, both in the United States and internationally, during his 33-year career at KPMG.

Reasons for Nomination: Mr. Butler has extensive experience in the accounting profession, both in the United States and internationally, as well as executive leadership experience as Chairman and Chief Executive Officer of KPMG. Mr. Butler's financial expertise and risk management skills have been instrumental in guiding Ford through its restructuring, which continues to be important as the Company continues to grow. Mr. Butler brings valuable insight in strategic and client service innovations. He is credited with helping KPMG create a cohesive firm to effectively serve international clients. Mr. Butler's leadership skills, financial expertise, and international business experience add significant value to the goals of improving our balance sheet, fulfilling our financial reporting obligations, and identifying areas throughout the Company where we might create greater cohesiveness.

Current Public Company Directorships: ConAgra Brands, Inc.

Public Company Directorships Within the Past Five Years: Cooper Industries, PLC

Kimberly A. Casiano

• Age: 59 • Independent Director Since: 2003 Committees: Audit, Nominating and Governance, Sustainability and Innovation

Experience: Ms. Casiano has been the President of Kimberly Casiano & Associates since 2010. Her firm provides advisory services in marketing, recruiting, communications, advocacy, and diversity to target the U.S. Hispanic market, the Caribbean, and Latin America. Ms. Casiano served as President and Chief Operating Officer of Casiano Communications, Inc., a Hispanic publisher of magazines and direct marketing company, from 1994 through 2009. She joined the company in 1987 and held various management positions. Ms. Casiano is a member of the Board of Directors of Scotiabank of Puerto Rico, the Hispanic Scholarship Fund, and the Latino Corporate Directors Association.

Reasons for Nomination: Ms. Casiano has extensive experience in marketing and sales, particularly in the U.S. Hispanic community and Latin America. Ms. Casiano consistently provides Ford with valuable insight in developing communications, marketing, and sales strategies supporting our goal of growing market share profitably.

Current Public Company Directorships: Mead Johnson Nutrition Company and Mutual of America

PROPOSAL 1. Election of Directors	2017 Proxy Statement	25

Anthony F. Earley, Jr.

• Age: 67 • Independent Director Since: 2009 Committees: Compensation (Chair), Nominating and Governance, Sustainability and Innovation

Experience: As of March 1, 2017, Mr. Earley is the Executive Chairman of PG&E Corporation. Since September 2011, he served as the Chairman, Chief Executive Officer, and President of PG&E Corporation. Before joining PG&E Corporation, Mr. Earley served in a number of executive leadership roles at DTE Energy including Executive Chairman, Chairman, Chief Executive Officer, President, and Chief Operating Officer. In addition, Mr. Earley served as President and Chief Operating Officer of Long Island Lighting Company. Mr. Earley also served as an officer in the United States Navy nuclear submarine program where he was qualified as a chief engineer officer.

Reasons for Nomination: Among other qualifications, Mr. Earley brings a wealth of executive leadership experience to the Board. His expertise in electrical infrastructure complements our plan by providing key insight into the development of innovative products such as the development of hybrid and electric vehicles our customers want and value. Mr. Earley's experiences as a senior executive also complement our plan by providing valuable insight into ways in which Ford can operate profitably at the current demand, while changing our product mix. Mr. Earley is a uniquely qualified leader who will help Ford continue to accelerate the goal of driving profitable growth for all.

Current Public Company Directorships: PG&E Corporation

Public Company Directorships Within the Past Five Years: Masco Corporation

Mark Fields

• Age: 56 • Director Since: 2014 Committees: Finance

Experience: Mr. Fields is President and Chief Executive Officer of Ford Motor Company, effective July 2014. Mr. Fields joined Ford in 1989 and served in several executive management positions throughout his tenure, including Chief Operating Officer from December 2012 through June 2014; Executive Vice President and President of the Americas; Executive Vice President of Ford Europe; Executive Vice President of Premier Automotive Group (PAG); Chairman and Chief Executive Officer of PAG; and President of Mazda Motor Company.

Reasons for Nomination: As Ford's President and Chief Executive Officer, Mr. Fields provides the strategic and management leadership necessary to lead Ford's transformation to an auto and mobility company. Mr. Fields's record at Ford speaks for itself. He developed a highly effective and collaborative global leadership team. He continues to deliver product excellence with passion and drive innovation in every part of our business. Mr. Fields is a dynamic leader focused on growing the business, both domestically and globally, moving Ford into the future and delivering profitable growth for all. The Board believes that Mr. Fields's leadership skills will continue to create value for Ford and our stakeholders.

Current Public Company Directorships: International Business Machines Corporation

26	PROPOSAL 1. Election of Directors	2017 Proxy Statement

Edsel B. Ford II

• Age: 68 • Director Since: 1988 Committees: Finance, Sustainability and Innovation

Experience: Mr. Ford serves as a consultant to Ford and has served in this capacity since 1999. Previously, Mr. Ford served as a Vice President of Ford Motor Company and as the former President and Chief Operating Officer of Ford Motor Credit Company.

Reasons for Nomination: Mr. Ford has a wealth of valuable experience. As an executive at the Company and as a consultant for the Company, he developed deep knowledge of the Company's business. Mr. Ford's life-long affiliation with the Company provides the Board with a unique historical perspective and a focus on the long-term interests of the Company. Mr. Ford also adds significant value in various stakeholder relationships, both domestically and abroad, including relationships with dealers, non-government organizations, employees, and the communities in which Ford has a significant presence. In addition, Mr. Ford's experience in creative and technology-driven marketing allows him to provide valuable insight in developing marketing strategies supporting our goal of profitable growth for all.

Public Company Directorships Within the Past Five Years: International Speedway Corporation

William Clay Ford, Jr.

• Age: 59 • Director Since: 1988 Committees: Finance (Chair), Sustainability and Innovation

Experience: Mr. Ford has held a number of management positions within Ford, including Vice President — Commercial Truck Vehicle Center. Mr. Ford was Chair of the Finance Committee from 1995 until October 2001 and was elected Chairman of the Board of Directors in January 1999. He served as Chief Executive Officer of the Company from October 2001 until September 2006 when he became Executive Chairman. Mr. Ford is also Vice Chairman of the Detroit Lions, Inc., Chairman of the Detroit Economic Club, and trustee of the Henry Ford Museum. He also is a member of the board of Business Leaders for Michigan.

Reasons for Nomination: Mr. Ford has served in a variety of key roles at Ford and understands the Company and its various stakeholders. His long-term perspective and lifelong commitment to the Company adds significant value to the Company's stakeholder relationships. Mr. Ford, an early and influential advocate for sustainability at the Company, has long been recognized as a leader in advancing mobility and connectivity in the automobile industry, which adds significant value to Board deliberations.

Public Company Directorships Within the Past Five Years: eBay Inc.

PROPOSAL 1. Election of Directors	2017 Proxy Statement	27

William W. Helman IV

• Age: 58 • Independent Director Since: 2011 Committees: Finance, Nominating and Governance, Sustainability and Innovation (Chair)

Experience: Mr. Helman is a General Partner at Greylock Partners, a venture capital firm focused on early stage investments in technology, consumer Internet, and healthcare. He joined Greylock in 1984 and led the firm's investments in Millennium Pharmaceuticals, Hyperion, Vertex Pharmaceuticals, Zipcar, Inc., and UPromise, among others. Mr. Helman is Chairman of the Board of Trustees of Dartmouth College and is on the board of the Broad Institute.

Reasons for Nomination: Mr. Helman's expertise in investing in new innovations offers the Board valuable insight as Ford continues to invest in connectivity and mobility technologies in order to deliver the innovative products our customers want and value. Mr. Helman's experience with investments, social media marketing, and healthcare issues provides a measured perspective as these issues are becoming increasingly important as the auto industry adopts new technologies, develops solutions to personal mobility challenges, adapts to new social media techniques, and the country adjusts to changing new federal healthcare legislation.

Public Company Directorships Within the Past Five Years: Zipcar, Inc.

Jon M. Huntsman, Jr.

• Age: 57 • Independent Director Since: 2012 Committees: Compensation, Nominating and Governance, Sustainability and Innovation

Experience: Governor Huntsman has been the Chairman of the Atlantic Council of the United States and Chairman of the Huntsman Cancer Foundation since 2012. He has previously served as U.S. Ambassador to China and as Deupty U.S. Trade Representative. Governor Huntsman was twice elected Governor of Utah and served from 2005 to 2009. He began his public service career as a White House staff assistant to President Ronald Reagan and has since served appointments as Deputy Assistant Secretary of Commerce for Asia, and U.S. Ambassador to Singapore. Governor Huntsman serves on the boards of the U.S. Naval Academy Foundation and the University of Pennsylvania. In addition, he serves as distinguished fellow at the Brookings Institute, a trustee of the Carnegie Endowment for International Peace, and a trustee of the Reagan Presidential Foundation.

Reasons for Nomination: Governor Huntsman's extensive experience in Asia brings a well-informed and international perspective to Board deliberations. Governor Huntsman's expertise is valuable as the Company plans to significantly increase its presence in Asia. In addition, Governor Huntsman's extensive experience in government service provides the Board with important insight on government relations at the state, federal, and international levels.

Current Public Company Directorships: Caterpillar, Inc., Chevron Corporation, and Hilton Worldwide Inc.

Public Company Directorships Within the Past Five Years: Huntsman Corporation

28	PROPOSAL 1. Election of Directors	2017 Proxy Statement

William E. Kennard

• Age: 60 • Independent Director Since: 2015 Committees: Finance, Nominating and Governance, Sustainability and Innovation

Experience: Mr. Kennard is the Chairman and co-founder of Velocitas Partners LLC and a member of the Operating Executive Board of Staple Street Capital since February 2014. Previously, Mr. Kennard served as chairman of the U.S. Federal Communications Commission (FCC) from 1997 to 2001 and served as the FCC's general counsel from 1993 to 1997. As U.S. Ambassador to the European Union from 2009 to 2013, he worked to eliminate regulatory barriers to commerce and to promote transatlantic trade, investment, and job creation. In addition to his public service, Mr. Kennard was a managing director of The Carlyle Group from 2001 to 2009. He also serves as a trustee of Yale University.

Reasons for Nomination: Mr. Kennard has extensive experience in the law, telecommunications, and private equity fields. In particular, he has shaped policy and pioneered initiatives to help technology benefit consumers worldwide. Mr. Kennard is regarded as a champion for consumers in the digital age, and we believe this expertise and unique perspective will help guide our strategy as we accelerate our innovative work in the areas of in-car connectivity and mobility.

Current Public Company Directorships: AT&T Inc., MetLife, Inc., and Duke Energy Corporation

John C. Lechleiter

• Age: 63 • Independent Director Since: 2013 Committees: Compensation, Nominating and Governance

Experience: Dr. Lechleiter has been the Chairman of the Board of Directors of Eli Lilly and Company since January 2009. He previously served as President and Chief Executive Officer of Lilly from 2008 to 2016. Dr. Lechleiter joined Lilly in 1979 and served in several executive management positions throughout his tenure, including President and Chief Operating Officer, Executive Vice President for pharmaceutical operations, Executive Vice President for pharmaceutical products and corporate development, and several executive positions in product development and regulatory affairs. Dr. Lechleiter is a member of the American Chemical Society. He also serves as the Chairman of United Way Worldwide and a member emeritus of the board of the Central Indiana Corporate Partnership.

Reasons for Nomination: Dr. Lechleiter's experience as a chief executive officer of a multi-national company and his knowledge of science, marketing, management, and international business aid the Board in its deliberations, especially as Ford seeks to expand its market share in regions outside North America. Dr. Lechleiter's knowledge and experience in research and development in a highly regulated industry also provide the Company with meaningful insight as it accelerates the development of new products. Additionally, Dr. Lechleiter's extensive experience in a highly regulated industry operating in a changing landscape adds significant expertise to the Board and will assist the Board as the Company adapts to an increasingly complex regulatory environment.

Current Public Company Directorships: Eli Lilly and Company and Nike, Inc.

PROPOSAL 1. Election of Directors	2017 Proxy Statement	29

Ellen R. Marram

• Age: 70 • Independent Director Since: 1988 Committees: Compensation, Nominating and Governance, Sustainability and Innovation

Experience: Ms. Marram serves as president of the Barnegat Group, LLC, a business advisory firm. She also is a Senior Managing Director at Brock Capital Group LLC. Ms. Marram previously served as the Managing Director of North Castle Partners, LLC from 2000 through 2005, President and Chief Executive Officer of Tropicana Beverage Group from 1997 through 1998, Group President of Tropicana Beverage Group from 1993 through 1997, and President and Chief Executive Officer of the Nabisco Biscuit Company from 1988 through 1993. Ms. Marram currently serves as a board member of New York-Presbyterian Hospital.

Reasons for Nomination: Ms. Marram has extensive management experience and marketing expertise in managing well-known consumer brands. During her 30-year career, she built profitable brands and is recognized for her ability to anticipate market trends and emerging consumer needs. Her expertise complements Ford's desire to meet current customer demand while anticipating the changing demands and needs of our customers. In addition, Ms. Marram's experience in advising companies provides her with multiple perspectives on successful strategies across a variety of businesses. Ms. Marram's qualifications and experience make her an ideal Lead Independent Director for the Company.

Current Public Company Directorships: The New York Times Company and Eli Lilly and Company

John L. Thornton

• Age: 63 • Independent Director Since: 1996 Committees: Compensation, Finance, Nominating and Governance

Experience: Mr. Thornton has served as Chairman of Barrick Gold Corporation since April 2014. He serves as Chairman of Silk Road Finance Corporation, an Asian investment firm, and as non-executive Chairman of PineBridge Investments, a global asset manager. He is also Co-Chairman of the Board of Trustees of the Brookings Institution and advisory board member of China Investment Corporation. He is Professor and Director of Global Leadership at Tsinghua University School of Economics and Management in Beijing, China. Mr. Thornton retired as President and Director of the Goldman Sachs Group, Inc. in 2003.

Reasons for Nomination: Mr. Thornton has extensive international business and financial experience. Mr. Thornton brings valuable insight into emerging markets as he expanded the presence of Goldman Sachs Asia, where he served as chairman. Mr. Thornton also served as co-chief executive of Goldman Sachs International, which was responsible for the firm's business in Europe, the Middle East, and Africa. Mr. Thornton's extensive experience in corporate finance and business matters, both domestically and internationally, is critical to achieving our goals of financing our plan, improving our balance sheet, and creating profitable growth for all. Mr. Thornton's knowledge brings to the Board valuable insight in international business, especially in China, which has become one of the world's most important automotive growth markets.

Current Public Company Directorships: Barrick Gold Corporation

Public Company Directorships Within the Past Five Years: China Unicom (Hong Kong) Limited; News Corporation; and HSBC Holdings plc

30	PROPOSAL 1. Election of Directors	2017 Proxy Statement

Lynn M. Vojvodich

• Age: 49 • Independent Director Since: April 2017 Committees: Audit, Nominating and Governance, Sustainability and Innovation

Experience: Ms. Vojvodich was Executive Vice President and Chief Marketing Officer of Salesforce.com, Inc. from September 2013 until February 2017. In this role, she led Salesforce's branding and positioning, public relations, digital marketing, content marketing, marketing campaigns, and strategic events. Before joining Salesforce, Ms. Vojvodich held marketing leadership roles at Microsoft and BEA Systems, and served as a partner with venture capital firm Andreessen Horowitz. She is the founder of Take3, a marketing strategy firm.

Reasons for Nomination: Ms. Vojvodich has a wealth of expertise in marketing technology and innovation, market analysis, and the software industry. As Ford continues to transform itself into both an auto and mobility company, Ms. Vojvodich will provide valuable guidance regarding how the Company should market and position itself in both its core business as well as in emerging opportunities.

Current Public Company Directorships: The Priceline Group Inc.

John S. Weinberg

• Age: 60 • Independent Director Since: 2016 Committees: Finance, Nominating and Governance, Sustainability and Innovation

Experience: Mr. Weinberg became Chairman of the Board of Directors and Executive Chairman of Evercore Partners Inc. in November 2016. Previously, Mr. Weinberg served as Vice Chairman of the Goldman Sachs Group from June 2006 until October 2015. His career at Goldman Sachs spanned more than three decades, with the majority of his time spent in the banking division. Mr. Weinberg currently serves as a board member of New York-Presbyterian Hospital and Middlebury College. He also is an advisory committee member of The Steppingstone Foundation.

Reasons for Nomination: Mr. Weinberg has extensive experience in finance, banking, and capital markets, as well as a deep understanding of Ford, its history, and the needs of its business. During his time with Goldman Sachs, Mr. Weinberg served as a trusted advisor to Ford and other manufacturing clients. As Ford continues to expand its business model, Mr. Weinberg's financial expertise will aid the Company in financing its plan to create profitable growth for all.

Current Public Company Directorships: Evercore Partners Inc.

PROPOSAL 1. Election of Directors	2017 Proxy Statement	31

Director Compensation in 2016

(a)	(b)	(c)						(d)	(e)
	Fees Earned or Paid in Cash [4]	Stock Awards [5]	Fees [6]	Perquisites/ Evaluation Vehicles [7]	Tax Reimbursement	Life Insurance Premiums [8]	Dividend Equivalent Dollars [9]	All Other Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)	($)	($)

Stephen G. Butler	125,000	149,998	0	20,898	13,619	254	38,172	72,943	347,941
Kimberly A. Casiano	100,000	149,998	0	20,781	12,048	254	20,821	53,904	303,902
Anthony F. Earley, Jr.	125,000	149,998	0	16,179	9,149	254	24,338	49,920	324,918
Edsel B. Ford II	100,000	149,998	650,000	14,985	11,227	666	0	676,878	926,876
James P. Hackett [1]	16,667	24,989	0	2,884	13,714	42	3,951	20,591	62,247
James H. Hance, Jr.	100,000	149,998	0	14,347	12,761	254	12,236	39,598	289,596
William W. Helman IV	115,000	149,998	12,000	800	0	0	0	12,800	277,798
Jon M. Huntsman, Jr.	100,000	149,998	0	22,368	13,357	254	20,821	56,800	306,798
William E. Kennard	100,000	149,998	0	24,007	11,422	254	12,044	47,727	297,725
John C. Lechleiter	100,000	149,998	0	13,335	12,310	254	34,701	60,600	310,598
Ellen R. Marram	130,000	149,998	0	18,790	8,864	64	20,821	48,539	328,537
Gerald L. Shaheen	115,000	149,998	0	17,897	12,356	64	36,784	67,101	332,099
John L. Thornton	100,000	149,998	0	12,882	10,629	254	0	23,765	273,763
Lynn M. Vojvodich [2]	0	0	0	0	0	0	0	0	0
John S. Weinberg [3]	25,000	37,493	0	800	0	16	0	816	63,309
1
Mr. Hackett resigned from the Board of Directors on March 10, 2016, and amounts paid to him were prorated in connection with his resignation.

2
Ms. Vojvodich was elected to the Board of Directors effective April 1, 2017, and she, therefore, did not receive any compensation during 2016.

3
Mr. Weinberg was elected to the Board of Directors effective October 1, 2016, and amounts paid to him were prorated in connection with his election.

4
Fees.    Effective as of July 1, 2013, the Board of Directors agreed that the following compensation will be paid to non-employee directors of the Company:

Annual Board membership fee	$250,000
Annual Lead Independent Director fee	$30,000
Annual Audit Committee chair fee	$25,000
Annual Compensation Committee chair fee	$25,000
Annual other Committee chair fee	$15,000

The annual Board membership fee of $250,000 has been in place since January 1, 2012. In 2013, a review of director compensation at companies similarly situated to Ford indicated that the Audit Committee and Compensation Committee chair fees were below competitive levels. Consequently, the Board increased the fees paid for those positions from $15,000 to $25,000. The Board also approved an increase in the Lead Independent Director fee from $25,000 to $30,000. The increases are consistent with Ford's philosophy of paying its directors near the top level of the leading companies in order to permit the Company to continue to attract quality directors.

As discussed in footnote 5 below, certain directors chose to receive all or a portion of their fees in restricted stock units pursuant to the 2014 Plan. Pursuant to SEC rules, the dollar value of any fees any director elected to receive in restricted units in excess of the 60% of the fees mandatorily paid in restricted stock units pursuant to that plan is shown in the "Fees Earned or Paid in Cash" column.

5
2014 Plan. Effective January 1, 2014, the Board adopted the 2014 Stock Plan for Non-Employee Directors of Ford Motor Company. The 2014 Plan was approved by shareholders at the 2014 Annual Meeting. The 2014 Plan is structured so that 60% (the "mandatory portion") of the Annual Board membership fee is mandatorily paid in Restricted Stock Units ("RSUs"). The amounts shown in column (c) are the grant date values of the RSUs relating to the mandatory portion of fees paid under the 2014 Plan. Each Director also had the option of having some or all of his or her remaining fees paid in RSUs pursuant to the 2014 Plan. The RSUs vest immediately upon grant. Each Director had the option to choose when the RSUs settle into shares of Ford common stock as follows: (i) immediately on the grant date; (ii) the earlier of five years from the date of grant and separation from the Board; or (iii) at separation from the Board. The Board adopted the 2014 Plan because the RSUs settle in shares of common stock, thus further aligning the interests of directors and shareholders. Directors are not permitted to sell, hedge, or pledge the 60% mandatory portion of the Annual Board fees until after separation from the Board, even if the RSUs settle into shares of common stock prior to separation from the Board. In light of the requirement that 60% of annual director fees are paid in RSUs, and that directors may not dispose of such RSUs or shares of stock until after separation from the Board, there is no minimum share ownership requirement for members of the Board. If dividends are paid on common stock, Dividend Equivalents are paid in additional RSUs on RSU balances for those directors whose RSUs have not settled into shares of common stock. For any director whose

32	PROPOSAL 1. Election of Directors	2017 Proxy Statement

  RSUs have settled into shares of common stock, they are required to reinvest those dividends into additional shares of common stock until separation from the Board.

6
The amount shown for Edsel B. Ford II reflects the fees he earned pursuant to a January 1999 consulting agreement between the Company and Mr. Ford. The consulting fee is payable quarterly in arrears in cash. Mr. Ford is available for consultation, representation, and other duties under the agreement. Additionally, the Company provides facilities (including office space) and an administrative assistant to Mr. Ford. This agreement will continue until either party ends it with 30 days' notice. The amount shown for Mr. Helman reflects fees paid to him as a member of the Board of Managers of Ford Global Technologies, LLC, a wholly-owned entity that manages the Company's intellectual property. As a non-employee manager of such board, Mr. Helman received the customary fees paid to non-employee managers. Currently, the fees are: Annual Fee: $10,000, Attendance Fee: $1,000 per meeting. Mr. Helman attended both meetings of the Board of Managers of Ford Global Technologies, LLC, during 2016.

7
Perquisites and Evaluation Vehicle Program. All amounts shown in this column reflect the cost of: (i) evaluation vehicles provided to Directors; (ii) the actual cost incurred for holiday gifts; and (iii) healthcare insurance premiums for certain directors. We calculate the aggregate incremental costs of providing the evaluation vehicles by estimating the lease fee of a comparable vehicle under our Management Lease Program. The lease fee under that program takes into account the cost of using the vehicle, maintenance, license, title and registration fees, and insurance. We provide non-employee directors with the use of up to two Company vehicles free of charge. Directors are expected to provide evaluations of the vehicles to the Company. The cost of providing these vehicles is included in column (d).

8
Insurance. Ford provides non-employee directors with $200,000 of life insurance which ends when a director retires. A director can choose to reduce life insurance coverage to $50,000 and avoid any income imputation. Effective January 1, 2014, the non-employee director life insurance program was changed to allow former employees who become directors to participate in the program and keep the life insurance coverage provided to retired employees. The life insurance premiums paid by the Company for each director are included in column (d). Ford also provides non-employee directors with the option to obtain Company provided healthcare insurance at no cost. The healthcare insurance is identical to healthcare insurance provided to employees, except for the employee paid portion of premiums. Seven directors have elected this option and that portion of the premiums that the Company pays on behalf of directors that employees typically pay is included in column (d).

9
Dividend Equivalents. The amounts shown in this column reflect the amount of Dividend Equivalents paid during 2016 under the 2014 Plan. If dividends are paid on common stock, Dividend Equivalents are paid in additional RSUs on RSU balances for those directors whose RSUs have not settled into shares of common stock.

Your Board's recommendation: FOR Proposal 1

PROPOSAL 1. Election of Directors	2017 Proxy Statement	33

Proposal 2. Ratification of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors selects and hires the independent registered public accounting firm. You must approve the Audit Committee's selection for 2017.

The Audit Committee selected PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") to perform an independent audit of the Company's consolidated financial statements and internal control over financial reporting in accordance with standards established by the Public Company Accounting Oversight Board for 2017. PricewaterhouseCoopers is well qualified to serve as our independent registered public accounting firm. Representatives of PricewaterhouseCoopers will be present at the meeting with the opportunity to make a statement and answer questions.

Amounts paid by the Company to PricewaterhouseCoopers for audit and non-audit services rendered in 2016 and 2015 are disclosed in the table below.

Ford management will present the following resolution to the meeting:

"RESOLVED, That the selection, by the Audit Committee of the Board of Directors, of PricewaterhouseCoopers LLP as the independent registered public accounting firm to perform an independent audit of the Company's consolidated financial statements and internal control over financial reporting in accordance with standards established by the Public Company Accounting Oversight Board for 2017 is ratified."

Your Board's recommendation: FOR Proposal 2

Fees Paid to PricewaterhouseCoopers	Year-ended December 31, 2016 ($)	Year-ended December 31, 2015 ($)
Audit Fees [1]	37,400,000	38,400,000
Audit-Related Fees [2]	3,700,000	3,100,000
Tax Fees [3]	3,600,000	3,500,000
All Other Fees [4]	1,300,000	4,900,000

TOTAL FEES	46,000,000	49,900,000
1
Consists of the audit of the financial statements included in the Company's Annual Report on Form 10-K, reviews of the financial statement included in the Company's Quarterly Reports on Form 10-Q, attestation of the effectiveness of the Company's internal controls over financial reporting, preparation of statutory audit reports, and providing comfort letters in connection with Ford Motor Company and Ford Motor Credit Company funding transactions.

2
Consists of support of funding transactions, due diligence for mergers, acquisitions and divestitures, employee benefit plan audits, attestation services, internal control reviews, and assistance with interpretation of accounting standards.

3
Consists of assistance with tax compliance and the preparation of tax returns, tax consultation, planning, and implementation services, assistance in connection with tax audits, and tax advice related to mergers, acquisitions and divestitures. Of the fees paid for tax services, we paid 53% and 77% for tax compliance and preparation of tax returns in 2016 and 2015, respectively.

4
Consists of support in business and regulatory reviews, research analysis regarding new strategies, and advisory services related to insurance claims.

Audit Committee Report

The Audit Committee is composed of four directors, all of whom meet the independence standards contained in the NYSE Listed Company rules, SEC rules, and Ford's Corporate Governance Principles, and operates under a written charter adopted by the Board of Directors. A copy of the Audit Committee Charter may be found on the Company's website, www.corporate.ford.com. The Audit Committee selects, subject to shareholder ratification, the Company's independent registered public accounting firm.

Ford management is responsible for the Company's internal controls and the financial reporting process. The independent registered public accounting firm, PricewaterhouseCoopers, is responsible for performing independent audits of the Company's consolidated financial statements and internal controls over financial reporting and issuing an opinion on the conformity of

34	PROPOSAL 2	2017 Proxy Statement

those audited financial statements with United States generally accepted accounting principles and on the effectiveness of the Company's internal controls over financial reporting. The Audit Committee monitors the Company's financial reporting process and reports to the Board of Directors on its findings. PricewaterhouseCoopers served as the Company's independent registered public accounting firm in 2016 and 2015.

AUDITOR INDEPENDENCE

During the last year, the Audit Committee met and held discussions with management and PricewaterhouseCoopers. The Audit Committee reviewed and discussed with Ford management and PricewaterhouseCoopers the audited financial statements and the assessment of the effectiveness of internal controls over financial reporting contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2016. The Audit Committee also discussed with PricewaterhouseCoopers the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee, as well as by SEC regulations. In conjunction with the mandated rotation of PricewaterhouseCoopers's lead engagement partner, the Audit Committee and its chairperson are also directly involved in the selection of PricewaterhouseCoopers's new lead engagement partner.

PricewaterhouseCoopers submitted to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the audit committee concerning independence. The Audit Committee discussed with PricewaterhouseCoopers such firm's independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC.

The Audit Committee also considered whether the provision of other non-audit services by PricewaterhouseCoopers to the Company is compatible with maintaining the independence of PricewaterhouseCoopers and concluded that the independence of PricewaterhouseCoopers is not compromised by the provision of such services.

Annually, the Audit Committee pre-approves categories of services to be performed (rather than individual engagements) by PricewaterhouseCoopers. As part of this approval, an amount is established for each category of services (Audit, Audit-Related, Tax Services, and other services). In the event the pre-approved amounts prove to be insufficient, a request for incremental funding will be submitted to the Audit Committee for approval during the next regularly scheduled meeting. In addition, all new engagements greater than $250,000 will be presented in advance to the Audit Committee for approval. A regular report is prepared for each regular Audit Committee meeting outlining actual fees and expenses paid or committed against approved fees.

Audit Committee
Stephen G. Butler (Chair) Kimberly A. Casiano	James H. Hance, Jr. Gerald L. Shaheen

PROPOSAL 2	2017 Proxy Statement	35

Proposal 3. Approval of the Compensation of the Named Executives

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, requires that we provide you with the opportunity to vote to approve, on a non-binding advisory basis, the compensation of our Named Executives, as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. At the 2011 Annual Meeting you approved our proposal to provide you with this opportunity on an annual basis, and this year we again ask you to provide an advisory vote as to the frequency of the Say-on-Pay vote (see Proposal 4 on p. 73).

As described in detail in the "Compensation Discussion and Analysis," we seek to closely align the interests of our Named Executives with yours. Our compensation programs are designed to reward our Named Executives for the achievement of short-term and long-term strategic and operational goals, while at the same time avoiding unnecessary or excessive risk-taking. We urge you to read the Compensation Discussion and Analysis on pp. 38-59 and the other related executive compensation disclosures so that you have an understanding of our executive compensation philosophy, policies, and practices.

The vote on this resolution is not intended to address any specific element of compensation; rather the vote relates to the compensation of our Named Executives, as described in this Proxy Statement. The vote is advisory, which means that the vote is not binding on the Company, our Board of Directors, or the Compensation Committee.

Ford management will present the following resolution to the meeting:

"RESOLVED, That the Company's shareholders approve, on an advisory basis, the compensation of the Named Executives, as disclosed in the Company's Proxy Statement for the 2017 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and disclosure."

Your Board's recommendation: FOR Proposal 3

36	PROPOSAL 3	2017 Proxy Statement

CD&A Roadmap

*
See pages 25, 82, and 83 of Ford's 2016 Form 10-K for definitions and reconciliations to GAAP.

CD&A ROADMAP	2017 Proxy Statement	37

Executive Compensation

COMPENSATION DISCUSSION AND ANALYSIS (CD&A)

Executive Summary

Our Company focus remains unchanged: accelerate our One Ford Plan; deliver product excellence with passion; and drive innovation in every part of our business. In 2016, our leadership team developed our vision and strategy that captures these Ford values and our objectives for the future — Where to Play, Where not to Play, and How to Win.

We analyze our business based on Where to Play — that is, where we can fortify our strengths, how we can transform our businesses that have underperformed, and where we see a path to profitable growth in emerging opportunities. We also analyze Where not to Play — that is, exiting those businesses or markets where we do not see a path to sustained profitability, as shown by our decision to exit the Indonesian and Japanese markets. In addition, we analyze How to Win — that is, how do we utilize our resources, such as our core profitability, to make wise investments for future growth and profitability. The graphic below captures our vision, objectives, and strategic priorities.

Our objective is to deliver top quartile returns by expanding our scope from vehicles to mobility through business model innovation. We are doing this by focusing on strategic priorities that will drive value: Fortify our profit pillars such as trucks, utilities, commercial vehicles, performance vehicles, Ford Credit, and Ford Customer Service Division; Transform our luxury, small vehicle, and emerging markets businesses; and Grow our electrification, autonomy, and mobility businesses. All of which is governed by Where to Play, Where not to Play, and How to Win.

38	EXECUTIVE COMPENSATION	2017 Proxy Statement

2016 — ANOTHER STRONG YEAR

TOTAL COMPANY NET INCOME | $4.6 billion	AUTOMOTIVE SEGMENT OPERATING MARGIN | 6.7% Second highest since at least the 1990s
TOTAL COMPANY ADJUSTED PRE-TAX PROFIT* | $10.4 billion	AUTOMOTIVE SEGMENT OPERATING CASH FLOW | $6.4 billion Second best level since at least 2001
TOTAL COMPANY REVENUE | $151.8 billion Automotive segment revenue highest since 2007	VOLUME | 6.651 million Highest wholesale volume since 2005

*	See pages 25, 82, and 83 of Ford's 2016 Form 10-K for definitions and reconciliations to GAAP.

STRONG FOUNDATION IN PLACE TO GROW BUSINESS

The information in this Performance Section shows we have a strong core business that continues to deliver impressive results over a sustained time period. In order to create greater value for our stakeholders, it is important we use that strong foundation to take advantage of emerging growth opportunities. The graphics below show some of our achievements and plans in our core business and emerging opportunities.

CORE BUSINESS	EMERGING OPPORTUNITIES

Launched 11 global products in 2016, including first all-new F-Series Super Duty in 18 years, the flagship Lincoln Continental, and Focus RS	In 2016, we expanded our autonomous test fleet from 10 to 30 vehicles. In 2017, we plan to further expand the fleet and begin testing in Europe
In 2016, Ford was America's best-selling vehicle brand for the seventh consecutive year	Acquired Chariot, a crowd-sourced shuttle company that has operations in two U.S. cities and plans to expand to eight cities by the end of the year, including one outside the U.S.
Lincoln global sales up 24% year-over-year, up 10% in the U.S., and nearly triple in China	Plan to bring to market 13 new electrified products within the next five years, including versions of the F-150 and Mustang
On track to deliver 12 new performance vehicles by the end of the decade, including the all-new Raptor and Ford GT	Ford awarded the most U.S. patents of any automotive manufacturer in 2016
Improved market share in Asia Pacific driven by China	Announced investment in an artificial intelligence company to augment our intention to bring to market Level 4 autonomous vehicles in 2021

We will pursue these and other opportunities as we strive to deliver top quartile shareholder returns through focused automotive and high-growth mobility initiatives.

EXECUTIVE COMPENSATION	2017 Proxy Statement	39

We believe in the effectiveness of our strategy and the compensation programs we have designed to support it. The table below shows our performance in key metrics over the past three years:

PERFORMANCE IN KEY METRICS

	2014	2015	2016

Total Company Net Income	$1.2 Bils.	$7.4 Bils.	$4.6 Bils.
Total Company Adjusted Pre-Tax Profit*	$7.3 Bils.	$10.8 Bils.	$10.4 Bils.
Automotive Segment Operating Cash Flow	$3.6 Bils.	$7.3 Bils.	$6.4 Bils.
Automotive Segment Operating Margin	4.6%	6.8%	6.7%
Automotive Segment Revenue	$135.8 Bils.	$140.6 Bils.	$141.5 Bils.

    *
    See pages 25, 82, and 83 of Ford's 2016 Form 10-K for definitions and reconciliations to GAAP.

    **
    Includes $0.25 supplemental dividend

Although our 2016 Automotive Segment Revenue was slightly higher than last year and our total Company adjusted EPS was down, we achieved solid total Company net income and our second-best total Company adjusted pre-tax profit, Automotive Segment Operating Margin, and Automotive Segment Operating Cash Flow. Our performance was slightly below last year primarily due to a plateauing of the auto market in the U.S., a difficult environment in South America, as well as to a lesser extent, investments in emerging opportunities. As shown in the 2016 Incentive Bonus Plan Performance Results table on p. 52, our performance resulted in a lower Incentive Bonus payout for 2016 performance.

40	EXECUTIVE COMPENSATION	2017 Proxy Statement

FORD TOTAL SHAREHOLDER RETURN ("TSR") PERFORMANCE

*
The "TSR Peer Group" referenced above is the peer group we used in our 2016 Performance Unit grants. The TSR Peer Group of companies is more closely aligned with our business (global automotive and manufacturing) than the compensation survey group listed on p. 45 because our TSR performance is more competitively aligned with those companies, while our compensation peer group is more closely aligned with the market for our executive talent. See Performance Unit Grants discussion on pp. 54-55 for a description of the TSR Peer Group.

The chart above indicates that our TSR performance has lagged that of our peer group and the S&P 500 over the one-, three-, and five-year periods. It is important to note that in 2015 our Performance Unit grants were modified to include relative TSR as a factor. Thus, the first payout of the revised program in 2018 will reflect actual relative TSR performance. As the table on p. 40 shows, our operating results remained strong in 2016. Shareholders have benefited from our results also. In January 2015, we increased our dividend to a quarterly rate of $0.15 per share, and in January 2016, we maintained the quarterly rate and paid our first annual supplemental dividend of $0.25 per share. In the first quarter of 2017, we maintained our regular quarterly dividend of $0.15 per share and paid a supplemental dividend of $0.05 per share.

We also provided guidance for 2017, which includes strong total company pre-tax adjusted profit, Automotive Segment Operating Cash Flow, Automotive Segment Revenue, and Automotive Segment Operating Margin but lower than 2016. Our core automotive business is expected to remain strong, however, investments in emerging opportunities will lower overall profitability. As outlined on p. 39, we are investing in emerging opportunities, such as electrification, mobility, and autonomous vehicles, that will strengthen our business for the long-term. While these investments in our future may adversely affect current results, it is critical that we move towards an auto and mobility future. We continue to believe that our consistent strong performance in our core business combined with investment in emerging opportunities will be rewarded by the equity markets.

EXECUTIVE COMPENSATION	2017 Proxy Statement	41

COMPENSATION PHILOSOPHY AND STRATEGY

Our compensation and benefits Philosophy, Strategy, and Guiding Principles are the pillars that provide the foundation within which compensation and benefits programs are developed at Ford. The Guiding Principles ensure our Philosophy and Strategy statements are applied consistently across the business for our salaried employees, and driving total shareholder return is inherent in each pillar. They work together — no one principle is more important than any other, and business judgment is used to balance them to ensure our compensation and benefit programs are effective in supporting our objectives. The Compensation Committee adopted the following with respect to all salaried employees:

Compensation and Benefits Philosophy: Compensation and benefits programs are an important part of the Company's employment relationship, which also includes challenging and rewarding work, growth and career development opportunities, and being part of a leading company with a diverse workforce and great products. Ford is a global company with consistent compensation and benefits practices that are affordable to the business.

Pay for performance is fundamental to our compensation philosophy. We reward individuals for performance and contributions to business success. Our compensation and benefits package in total will be competitive with leading companies in each country.

Strategy Statement: Compensation will be used to attract, retain, and motivate employees and to reward the achievement of business results through the delivery of competitive pay and incentive programs. Benefits provide employees with income security and protection from catastrophic loss. The Company will develop benefit programs that meet these objectives while minimizing its long-term liabilities.

GUIDING PRINCIPLES

•
Performance Orientation. Compensation programs should support and reinforce a pay-for-performance culture. They should motivate and reward employees for achieving desired business results. Benefit programs should provide income security and support/protect for catastrophic loss.
•
Competitive Positioning. Competitive compensation and benefit programs are critical to attracting, motivating, and retaining a high performing workforce. We target the average competitive level of automotive and other leading companies within the national market, including large automotive, leading multinational, and other selected companies, as appropriate. Competitiveness will be measured based on program value to employees relative to the comparator group. When business conditions are such that our incentive programs do not provide competitive compensation on a longer-term basis, we will utilize short- and long-term retention programs to ensure the Company retains key employees who enable the Company to respond successfully to financial and operational challenges.

•
Affordability. Compensation and benefits must be affordable to the Company over the medium- to long-term. To the extent possible, compensation and benefit programs will not fluctuate significantly based on short-term business conditions.

•
Desired Behaviors. Compensation and benefit programs should support the Company's business performance objectives and promote desired behaviors.

•
Flexibility. Compensation, benefit, and other related programs should take into account workforce diversity and provide meaningful individual choice where appropriate.

•
Consistency and Stability. It is a Company objective to provide consistent and stable programs globally (subject to legal, competitive, and cultural constraints), particularly for higher level positions. Compensation and benefit programs should have a high degree of consistency within countries (i.e., among various pay levels and employee groups) and should not fluctuate significantly year-over-year. Programs may vary when competitively driven.

•
Delivery Efficiency. Compensation, benefit, and other related programs should be understandable and easy to administer while leveraging economies of scale and technology. They should be implemented in a consistent, equitable, and efficient manner. Programs will be delivered in a manner that is tax-effective to the Company and employees as far as practicable.

42	EXECUTIVE COMPENSATION	2017 Proxy Statement

•
Delivery Effectiveness. Clearly defined metrics should be developed for compensation, benefit, and other related programs that are aligned with corporate business performance metrics. Metrics are designed and utilized to measure and continually improve business results.

The Philosophy and Strategy statements and Guiding Principles are reviewed by the Committee on a regular basis, and no material changes were made in 2016.

In keeping with the above, our total direct compensation for Named Executives, consisting of base salary, annual cash incentive, and long-term equity incentive, is heavily weighted towards performance. Base salary represents 25% or less of each Named Executive's target opportunity, and a majority of our executives' target compensation is contingent on meeting incentive plan metrics.

OUR VISION AND STRATEGY

As noted above, one of the primary objectives of our compensation program is to drive executive behavior to accomplish key strategic goals. Our senior leadership team further developed the Company's strategic priorities under the strategy of transforming Ford to an auto and mobility company. Our strategy to accomplish our vision is to deliver top quartile shareholder returns through focused automotive and high-growth mobility businesses, building on Ford's unique legacy of advancing human progress through a culture driven by the customer and technology and business model innovation.

Given the consistency of our priorities, the Committee again decided to emphasize Automotive Segment Revenue, Automotive Segment Operating Cash Flow, Automotive Segment Operating Margin, Ford Credit profit before tax, and Quality in our incentive plans for 2016. We believe these metrics drive our core profitability, which will fund our investment in emerging opportunities to achieve future growth.

We evaluate the long-term success of our strategy by measuring TSR. Management undertook a study of the key drivers of TSR in our industry, including discussions with investors. In our view, TSR in our industry is generated through revenue growth, strong operating margins, sustainable dividends, and a strong investment grade balance sheet. Our strategy and our performance-based incentive plan metrics are aligned with these factors.

As discussed in greater detail below, performance in these critical areas drove the compensation decisions related to our Incentive Bonus Plan and Performance Units for Named Executives for 2016. For more detail on these metrics and how they were used in our incentive programs, see the table on p. 44 and refer to Annual Cash Incentive Awards on pp. 51-53 and Long-Term Incentive Awards on pp. 53-57.

PERFORMANCE-BASED INCENTIVE PLANS

As we have for many years, in 2016 we tied our executive compensation to performance against defined metrics aligned with our strategic objectives. We informed you in our 2016 CD&A of the significant changes to our Performance Unit grants beginning in 2015. By increasing the performance period from one to three years, the Committee incentivizes executives to focus on strengthening our business for the long-term. The inclusion of a relative TSR metric more closely aligns executive performance with our stock price and with your interests in stock price appreciation. The Committee did not include a Quality metric for the Performance Units because of unreliability of setting Quality targets over a three-year period. However, the Committee maintained a Quality metric in the 2016 Incentive Bonus Plan because of its importance to our reputational value. The remaining metrics in our annual Incentive Bonus Plan and Performance Unit grants are identical because they support our strategic objectives and are the main drivers of TSR in our industry. The following chart summarizes the differences in metrics

EXECUTIVE COMPENSATION	2017 Proxy Statement	43

and weightings between the Incentive Bonus plan and the Performance Unit grants in 2016.

Please refer to 2016 Incentive Bonus Plan Performance Results on pp. 52-53 for details on our performance against metrics and payouts under our Incentive Bonus plan for 2016.

MANAGEMENT RECOMMENDATIONS

The Committee considers recommendations from the Executive Chairman, the President and CEO, and the Group Vice President — Human Resources and Corporate Services, in developing compensation plans and evaluating performance of executive officers. The Committee's independent consultant also provides advice and analyses on the structure and level of executive compensation (see Compensation Committee Operations on pp. 15-16). As noted in 2. Compensation Determination — Our Vision and Strategy on p. 43, we established our corporate priorities. Our senior leadership team developed the 2016 business plan metrics and targets to support our business priorities. Our Human Resources and Finance departments developed the incentive plan performance weightings, targets, and payout ranges in support of the business plan. Final decisions on the design of our incentive plans and all major elements of compensation, however, as well as total compensation for each executive officer, were made by the Compensation Committee.

COMPETITIVE SURVEY

In December 2015, the Committee reviewed a report analyzing Ford's compensation programs for executives.

The report was prepared by the Company and reviewed by the Committee's independent consultant, and was based on information obtained from the Willis Towers Watson Executive Compensation Database. The report discussed how our executive compensation program compared with those of peer companies on base salary, annual bonus, long-term incentives, and total direct compensation. The survey group compensation data was collected during the second quarter of 2015 and, therefore, reflected any bonuses paid in early 2015 for 2014 performance, as well as equity grants made in early 2015.

While the Committee used the December 2015 survey data as a reference point, it was not the sole determining factor in executive compensation decisions in 2016. We generally seek to target total compensation opportunities at or around the survey group's median total compensation. Consistent with our compensation Guiding Principles, we incorporate flexibility into our compensation programs to respond to, and adjust for, changes in the business/economic environment and individual accomplishments, performance, and circumstances.

Throughout the CD&A we discuss the competitiveness of the elements of the Named Executives' compensation compared to our survey group. The survey we use for these comparisons is a December 2016 survey also prepared by the Company and reviewed by the Committee's consultant, and based on the Willis Towers Watson Executive Compensation Database. The Committee uses the following criteria, which were established in 2009 in consultation with the Committee's independent consultant, to determine the companies included in the survey group:

  •
  member of the Fortune 100;

  •
  similar primary business to Ford and/or similar business model (e.g., engineering, manufacturing, sales, financial services, and numerous job matches);

  •
  particular line of business comprises no more than 20% of the total peer group; and

  •
  participates in the Willis Towers Watson survey process.

The above criteria ensure that the chosen executive compensation survey group will be representative of Ford's market for talent. The Committee reviews the criteria and survey group annually, and for 2016 added Microsoft and Intel to represent the high-tech sector in which Ford is increasingly competing for talent. Changes to the survey group are typically minimized in order to support data stability and reliability. Our non-U.S. based

44	EXECUTIVE COMPENSATION	2017 Proxy Statement

competitors do not participate in the Willis Towers Watson survey process. Our survey group includes the following companies:

3M*	General Dynamics
Alcoa	General Electric
AT&T	General Motors
Boeing	Honeywell
Caterpillar*	IBM
Chevron	Intel
Chrysler	Johnson & Johnson
Cisco Systems	Microsoft
Coca-Cola	PepsiCo
ConocoPhillips	Pfizer
Dow Chemical	United Technologies
DuPont	Valero
ExxonMobil
*
3M and Caterpillar are typically included in our survey group analysis, but their data were not available in the Willis Towers Watson database this year.

The survey database did not contain enough job-position-related matches for Mr. Ford, our Executive Chairman. Consequently, his compensation was excluded from our analysis of how the total direct compensation of our Named Executives compares to that of the survey group. The 2016 survey results indicated that the targeted total direct compensation for Mr. Fields was slightly above the survey group's median. For Messrs. Hinrichs and Farley, targeted total direct compensation was above the survey group's median, while Mr. Shanks's was at the median. An analysis of how each element of compensation compared to the survey data for 2016, as well as how the factors described above affected Named Executive compensation decisions during 2016, is included in the discussion of each compensation element.

PAY EQUITY

Periodically, the Committee reviews the amount of all components of compensation of our executive officers. This review includes data on salary, annual bonuses, and equity-based awards, as well as qualitative and quantitative data on perquisites. The Committee also takes into account relative pay considerations within the officer group and data covering individual performance. The Committee uses this analysis to assist it in ensuring internal equity among the executive officer group.

The Committee also considers the potential value of outstanding equity grants and uses this information as one data-point in evaluating equity compensation grants. For instance, the Committee regularly reviews the value of equity-based awards at certain price levels of Ford stock. The analysis includes the following:

  •
  "in-the-money" stock options;

  •
  unvested Restricted Stock Units; and

  •
  2015 and 2016 Performance Unit grants.

The Committee uses this analysis to evaluate the accumulated wealth and retention value in equity of the Named Executives in light of the Company's change in market value. The equity grant values to the Named Executives are at the median of the survey group and, therefore, the Committee believes that our equity-based incentive programs have been effective to attract, motivate, and retain executives, as well as incentivize executives to accomplish our strategic objectives.

TAX CONSIDERATIONS

Internal Revenue Code § 162(m).    Code Section 162(m) generally disallows Federal tax deductions for compensation in excess of $1 million paid to the Chief Executive Officer and the next three highest paid officers at year-end (other than the Chief Financial Officer) whose compensation is required to be reported in the Summary Compensation Table of the proxy statement ("Covered Executives"). Certain performance-based compensation is not subject to this deduction limitation. In our case, we believe that this exemption applies to certain awards under the Incentive Bonus Plan and the 2008 Plan. Specifically, we believe that Incentive Bonus Plan payments made for 2016 performance were not, and Final Awards related to 2015 and 2016 Performance Units will not be, subject to the deduction limit. However, the strategic incentive Performance Unit opportunity discussed on p. 56 could be subject to the deduction limit. Also, any incremental bonuses paid to the Covered Executives (see column (d) of the Summary Compensation Table on p. 61) are subject to the deduction limit. At the 2013 Annual Meeting you approved the performance criteria used in the Incentive Bonus Plan and the 2008 Long-Term Incentive Plan ("2008 Plan") in order to support tax deductibility for awards granted to Covered Executives pursuant to those plans. Additionally, we cannot deduct that portion of any Covered Executive's salary that is in excess of $1 million, or the cost of any perquisites provided to a Covered Executive whose salary exceeds $1 million.

Generally, we strive to maximize the tax deductibility of our compensation arrangements. In the highly competitive market for talent, however, we believe the Committee needs flexibility in designing compensation that will attract and retain talented executives and provide special incentives to promote various corporate

EXECUTIVE COMPENSATION	2017 Proxy Statement	45

objectives. The Committee, therefore, retains discretion to award compensation that is not fully tax deductible.

Internal Revenue Code § 409A.    Code Section 409A provides that amounts deferred under nonqualified deferred compensation plans are includible in an employee's income when vested, unless certain requirements are met. If these requirements are not met, employees are also subject to an additional income tax and interest. All of our supplemental retirement plans, severance arrangements, other nonqualified deferred compensation plans, as well as the Incentive Bonus Plan and the 2008 Plan, are intended to meet these requirements. As a result, employees are expected to be taxed when the deferred compensation is actually paid to them.

46	EXECUTIVE COMPENSATION	2017 Proxy Statement

Underlying our compensation programs is an emphasis on sound governance practices. These practices include:

WE DO

Perform annual say-on-pay advisory vote for stockholders
Pay for performance
Use appropriate peer group when establishing compensation
Balance short- and long-term incentives
Align executive compensation with stockholder returns through long-term incentives
Cap individual payouts in incentive plans
Include clawback policy in our incentive plans
Maintain robust stock ownership goals for executives

Condition grants of long-term incentive awards on non-compete and non-disclosure restrictions
Mitigate undue risk taking in compensation programs
Include criteria in incentive plans to maximize tax deductibility
Retain a fully independent external compensation consultant whose independence is reviewed annually by the Committee (see Corporate Governance — Compensation Committee Operations on pp. 15-16)
Include a double-trigger change-in-control provision for equity grants

WE DO NOT

Provide evergreen employment contracts
Pay dividend equivalents on unvested equity awards for executive officers

Maintain individual change-in-control agreements for Named Executives
Reprice options

We reviewed and discussed the findings of a risk assessment of these and other compensation policies and practices with the Compensation Committee, which also reviewed and discussed the findings with the Committee's independent consultant, and concluded that our compensation programs are designed with an appropriate balance of risk and reward in relation to our strategic objectives and do not encourage excessive or unnecessary risk-taking behavior. As a result, we do not believe that risks relating to our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on the Company (see Risk Assessment Regarding Compensation Policies and Practices on pp. 14-15). Consequently, we did not make any significant changes to our executive compensation practices for 2016 as a result of our compensation risk analysis.

TIMING OF AWARDS

Annual grants of equity awards are typically determined at a February Compensation Committee meeting. At that time, data for previous performance periods are available to determine the amount of the Final Awards. The Committee also decides the effective date of the Final Awards, and the annual equity-based grants of Time-Based Units and Performance Units. In order to allow enough time for preparation of notification materials, the Committee approved the annual 2016 equity-based grants on February 10, 2016, and approved an effective grant date of March 3, 2016. A similar practice was followed in previous years. This timing allows for the grants to be made during a non-blackout trading period because the release of earnings information for the prior fiscal year is sufficiently in advance of the annual grant date for the public to be aware of the information.

The Committee does not time equity grant dates to affect the value of compensation either positively or

EXECUTIVE COMPENSATION	2017 Proxy Statement	47

negatively. Executive officers do not play a role in the selection of grant dates. Special grants, whether approved by the Compensation Committee for officers or the Long-Term Incentive Compensation Award Committee for non-officers, are effective either on a specified future date (e.g., a date that coincides with a promotion or hiring date, or quarterly grant date), or the date of approval. In the case of an approval by written consent, the grant date cannot be earlier than the date when the Committee member approvals have been obtained. See Corporate Governance — Compensation Committee Operations at pp. 15-16 for more information on the Long-Term Incentive Compensation Award Committee.

COMPENSATION PLANNING CYCLE

The graphic below shows our annual compensation planning cycle.

STOCK OWNERSHIP GOALS

For several years the Compensation Committee has imposed stock ownership goals for executives at or above the Vice President level to further align the interests of executives with those of shareholders. An executive has five years from taking his or her position to achieve the relevant officer level goal. The following table shows the officer level and respective ownership goal. We review progress toward achievement of the ownership goals periodically. All forms of stock ownership — including directly and indirectly owned shares of common stock, Final Awards of Restricted

Stock Units, and units that are based on common stock (excluding stock options and unearned Performance Units) — count toward the goal. As of March 6, 2017, all of the Named Executives complied with the stock ownership goals.

Officer Level	Ownership Goal

Executive Chairman and President & CEO	6X Salary
Executive Vice Presidents	3X Salary
Group Vice Presidents	2X Salary
Vice Presidents	1X Salary

48	EXECUTIVE COMPENSATION	2017 Proxy Statement

NAMED EXECUTIVE OFFICERS

The Named Executives are:

•
Mark Fields, President and Chief Executive Officer

•
Robert L. Shanks, Executive Vice President and Chief Financial Officer

•
William Clay Ford, Jr., Executive Chairman
•
Joseph R. Hinrichs, Executive Vice President and President — The Americas

•
James D. Farley, Jr., Executive Vice President and President — Europe, Middle East & Africa

ELEMENTS OF COMPENSATION

Element	BASE SALARY	ANNUAL CASH INCENTIVE AWARDS	LONG-TERM INCENTIVE AWARDS	BENEFITS AND PERQUISITES	RETIREMENT PLANS

Purpose	Base Level of Compensation	Incentive to Drive Near-Term Performance	Incentive to Drive Long-Term Performance and Stock Price Growth	Enhance Productivity and Development	Income Certainty and Security

Target	Fixed $	Fixed % of Salary	Fixed $ Value Equity Opportunity	Fixed $	% of Salary

Form of Delivery	Cash	Cash	Performance Units and Time-Based Units	Various	Cash

Company Performance/ Award	NA	0-200%	Performance Units 0-200%	NA	NA

EXECUTIVE COMPENSATION	2017 Proxy Statement	49

To achieve our objectives and to support our business strategy, compensation paid to our executives is structured to ensure that there is an appropriate balance among the various forms of compensation. The Committee attempts to strike appropriate balances by analyzing the competitive market for executive talent, our business results and forecasts, and our key strategic goals for the year. The charts below, derived from the Willis Towers Watson survey data, show the various balances we achieved among our executive officer group (which includes officers in addition to the Named Executives) compared to the balances achieved by the survey group:

As the charts indicate, Ford's overall allocation is in line with the comparator group's median.

BASE SALARY

When considering increases to base salaries, the Compensation Committee takes into account the following factors:

•
the individual's job duties, performance, and achievements;

•
similar positions of responsibility within the Company (internal pay equity);

•
job tenure, time since last salary increase, retention concerns, and critical skills; and

•
level of pay relative to comparable positions at companies in the survey group.

The Compensation Committee reviews salaries of the Named Executives annually and at the time of a promotion or other major change in responsibilities. Our competitive survey results for 2016 indicated that salary for Mr. Fields was slightly above the survey group's median. Mr. Shanks was at the median of the comparator group, and Messrs. Hinrichs and Farley were above the median of the survey group. We believe that paying base salaries at or above the competitive survey is appropriate to retain executives throughout the business cycle.

The Committee decided that granting merit increases for salaried employees would recognize the continued progress made in transforming Ford to an auto and mobility company. Consequently, the Committee decided to provide merit salary increases effective April 1, 2016, for Messrs. Fields, Shanks, Hinrichs, and Farley generally consistent with the 3.0% average merit salary increases for our salaried employees. In line with the 2015 Committee discussions affirming that a significant portion of Mr. Ford's compensation should be equity-based, the Committee and Mr. Ford elected to reduce his base salary from $2.0 million to $1.5 million in 2016, and the value of this reduction was moved to his 2016 equity-based compensation grant.

50	EXECUTIVE COMPENSATION	2017 Proxy Statement

ANNUAL CASH INCENTIVE AWARDS

As noted in Performance-Based Incentive Plans on pp. 43-44, the Committee decided to use corporate metrics for our Incentive Bonus Plan. The corporate metrics and weightings incentivize our executives to work together as a team in achieving common objectives that advance our strategic objectives and enhance TSR. In addition, corporate metrics in a global enterprise recognize the regional trade-offs that are frequently required to ensure overall corporate success on Automotive Segment Operating Margin, Automotive Segment Operating Cash Flow, and Automotive Segment Revenue. While the Committee established corporate metrics, the Quality metric was based on individual market and Business Unit objectives. In 2016, the Committee set a formula that was based on the metrics set forth in the following chart for the Named Executives:

The Named Executives and their respective Incentive Bonus targets for the 2016 performance period were as follows:

Name	Target as % of Salary

Mark Fields	200%
Messrs. Shanks, Hinrichs, Farley	100%
William Clay Ford, Jr.	67%

The Committee established targets for executive officers based on the individual's level of responsibility, competitive compensation data, pay equity considerations among the executive officers, past target amounts, as well as the need for flexibility to motivate and reward exceptional performance while maximizing the deductibility of compensation by following the shareholder-approved terms of the Incentive Bonus Plan. In order to increase the percentage of his performance-based compensation, the Committee established the target for Mr. Fields at 200% of salary when he assumed the position of President and CEO. The bonus target percentage for Mr. Fields was above the survey group's median, while the targets for Messrs. Hinrichs and Farley were at the median, and Mr. Shanks was slightly below the survey group's median.

In light of Mr. Ford's 2016 salary reduction and corresponding increase in his equity award grants, the Committee chose to maintain his Incentive Bonus target at $1 million, roughly 67% of his current salary. The Committee believes this arrangement is more appropriate for the position of Executive Chairman and focuses his efforts on long-term objectives.

2016 Incentive Bonus Plan Performance Results

The amount earned under the Incentive Bonus Plan was determined pursuant to a pre-established sliding scale, based on various levels of achievement for each metric.

If minimum performance levels had not been met for all metrics, the payout would have been zero. The scaling is based on a statistical methodology that takes into account historical performance-to-objective for each of the metrics. The Committee believes that a scale which allows a maximum award of 200% of target incentivizes executives to exceed business objectives.

The 2016 Incentive Bonus Plan Performance Results table on p. 52 indicates an overall achievement of 76% for the 2016 performance period. The Committee decided to pay out the Incentive Bonus Plan awards to the Named Executives at the 76% of target level that was achieved (see column (g) of the Summary Compensation Table on p. 61). The Committee believes that the Named Executives' efforts in delivering another strong financial performance in 2016 warranted a payout at the level achieved.

We outperformed in the Automotive Segment Operating Cash Flow and Automotive Segment Operating Margin. We underperformed in the Automotive Segment Revenue, Ford Credit Profit Before Taxes, and Quality metrics.

Our performance in Automotive Segment Operating Cash Flow and Automotive Segment Operating Margin was above plan and demonstrated strength despite a strengthening U.S. dollar. We underperformed on our Automotive Segment Revenue objective due primarily to

EXECUTIVE COMPENSATION	2017 Proxy Statement	51

pricing pressures in North America and the continuing difficult external economic environment in South America. Ford Credit continued to perform well but faced a softening used-car market that pressured lease residuals. The Quality metric showed performance below plan.

The Committee increased all 2016 metric targets compared to 2015 targets, except for Automotive Segment Revenue, which was held at about equal to the

2015 target. These targets were also consistent with our external guidance for 2016. We consider a target to be "about equal" if it is within 5% of the previous year's target or our external guidance. The Automotive Segment Revenue target was maintained at about equal to the previous year in anticipation of the effects of launching eleven new vehicles in 2016 and the plateauing of the auto market in the U.S.

2016 INCENTIVE BONUS PLAN PERFORMANCE RESULTS

*
The Quality metric has a corporate target, which was a weighted average of the Business Units' quality performance. The weightings for the Quality metric were as follows: North America — 36.8%; South America — 5.1%; Europe — 22.3%; Middle East & Africa — 1.1%; and Asia Pacific — 34.7%. These weightings were based on the planned vehicle sales and registrations of the relevant Business Units for 2016. See the Quality Performance table below for an explanation of the targets and results for the 2016 performance period.

52	EXECUTIVE COMPENSATION	2017 Proxy Statement

INCENTIVE BONUS PLAN RESULTS 2016 — QUALITY PERFORMANCE*

*
The Global Quality metrics were developed from our Warranty Spending data and industry survey data that measures Things Gone Wrong and Customer Satisfaction at three months in service. To better understand the Quality metrics, we show the targets as the year-over-year increase or decrease vs. the prior year actual performance. Bracketed numbers would indicate year-over-year deterioration in the metrics while non-bracketed numbers indicate year-over-year improvements.

Name	Incentive Bonus Target Opportunity $	×	Business Performance Factor	=	Final Incentive Bonus Payout $

Mark Fields	3,600,000	×	76%	=	2,736,000
Robert L. Shanks	864,000	×	76%	=	656,640
William Clay Ford, Jr.	1,000,000	×	76%	=	760,000
Joseph R. Hinrichs	1,063,000	×	76%	=	807,880
James D. Farley, Jr.	925,000	×	76%	=	703,000

Incentive Bonus Target Opportunity × Business Performance Factor (0 - 200%)

Incremental Bonuses

The Committee has the ability to create an individual performance fund to recognize and reward exceptional performance. The Committee believes that certain executives exhibited exceptional leadership skills in helping the Company achieve its 2016 results. Consequently, in February 2016, the Committee created an individual performance fund to recognize and reward those executives, including Mr. Farley, with incremental bonuses beyond the Incentive Bonuses earned for the 2016 performance year (see column (d) of the Summary Compensation Table on p. 61).

In 2016, the Committee viewed Mr. Farley's performance as President of Europe, the Middle East and Africa as exceptional. Mr. Farley led Europe to a record full-year pre-tax profit of $1.2 billion and a record operating margin of 4.2%. In the fourth quarter of 2016, Europe delivered its seventh consecutive profitable quarter, with pre-tax profit and operating margin up more than 25% from a year ago. In addition, Mr. Farley's leadership in Middle East and Africa continued the progress in these potential growth markets. Although external factors resulted in lower industry volume, market share increased slightly, and a solid foundation for future growth is being established.

LONG-TERM INCENTIVE AWARDS

Our equity-based incentive awards are tied to our performance and the future value of our common stock. These awards are intended to focus executive behavior on our longer-term interests because today's business decisions affect Ford over a number of years. Based on investor feedback and on management's desire to more closely tie our equity compensation to shareholder interests, the Committee decided to continue its practice of granting Time-Based Restricted Stock Units instead of stock options ("Time-Based Units" — see Time-Based Unit Grants on p. 54). Also, consistent with 2015 grants, the Committee granted Performance

EXECUTIVE COMPENSATION	2017 Proxy Statement	53

Units with a three-year performance period and incorporated a relative TSR metric (see Performance Unit Grants on p. 54).

In granting equity awards, the Committee determined a target dollar value of equity awards to grant to each recipient. For officers, this target dollar value is translated into a number of Performance Units and Time-Based Units based on the fair market value of Ford common stock on the date of grant. For Mr. Ford, in addition to the $0.5 million base salary reallocation to equity-based compensation discussed on p. 50, the Committee approved a $1.0 million increase to Mr. Ford's 2016 target equity-based grant. This was granted in recognition of his continuing role in cultivating the vision for Ford's Emerging Business strategy, facilitating implementation of the strategic framework, and is in line with the Committee's position to provide a higher proportion of Mr. Ford's pay in the form of incentive equity-based compensation given the long-term implications of his efforts. For Mr. Fields, the 2016 Performance Unit grants were in two parts. The first part, valued at an $8 million target, included the same metrics as the Performance Units granted to the other Named Executives. The second part was a strategic incentive Performance Unit opportunity valued at an $2.5 million target (see p. 56). In addition, the target dollar value of the equity awards to Messrs. Shanks, Hinrichs, and Farley were increased from $3.4 million to $3.5 million due to competitive market data.

The competitive survey indicates that equity-based compensation for Messrs. Fields, Shanks, and Hinrichs is at the median of the survey group, while Mr. Farley's equity-based compensation is slightly above the median. These efforts demonstrate flexibility in our compensation practices to reward superior performance and to respond to changing business and economic conditions.

In general, the total value of equity-based grants in 2016 was determined based on the following considerations:

•
job responsibilities and future contribution assessment to our long-term performance;

•
retention needs;

•
historical share allocations;

•
competitive level of grants for job matches in the survey group;

•
the value of equity-based grants made to the executive in the prior year; and
•
the total number of equity-based grants awarded to our employees.

We understand that share-based compensation can be dilutive to shareholders. To address this concern, every year since 2012, we have implemented a modest share repurchase program of common stock in order to offset the dilutive effect of share-based compensation. We intend to continue the program in 2017.

Time-Based Unit Grants

As has been our practice in recent years, for 2016 25% of an executive's equity-based compensation was awarded in Time-Based Units. In general, these units vest over three years at a rate of 33%-33%-34%.

Performance Unit Grants

Performance Unit grants comprise 75% of an executive's equity-based compensation. The 2016 Performance Unit grants are measured through a mix of internal and external financial metrics over a three-year period. The internal financial metrics have a 75% weighting, and the external financial metric has a 25% weighting. The internal metrics are based on the forward year business plan approved at the December Board of Directors meeting immediately prior to the beginning of the three-year performance period — that is, the metrics for the 2016 Performance Unit grants with a 2016-2018 performance period were based on our business plan approved at the December 2015 Board meeting. These metrics are fixed and are not changed over the three-year performance period.

The internal financial metrics are as follows:

•
Automotive Segment Revenue (weighted 25%): Performance is measured against a three-year cumulative total target.

•
Automotive Segment Operating Margin (weighted at 40%): Performance is measured against a straight three-year average margin target.

•
Ford Credit Profit Before Tax (weighted at 10%): Performance is measured against a three-year cumulative total target.

•
Automotive Segment Operating Cash Flow (weighted at 25%): Performance is measured against a three-year cumulative total target.

Performance to these metrics is measured at the end of year three and is multiplied by a weighting of 75%. Similar to the Incentive Bonus Plan, the maximum that can be achieved for any one metric is 200%.

Because the 2016 Performance Unit grant has a three-year performance period, performance targets and performance results will not be disclosed until the 2019

54	EXECUTIVE COMPENSATION	2017 Proxy Statement

Proxy Statement. We will not disclose the 2016 Performance Unit targets because providing three-year targets for our Automotive Segment Revenue, Automotive Segment Operating Margin, Ford Credit Profit Before Tax, and Automotive Segment Operating Cash Flow would provide our competitors with insight into our business plan that could substantially harm Ford's business interests. For example, disclosing our three-year Automotive Segment Revenue target could provide competitors insight into our market share strategy and potential entry into, or exit from, markets. Three-year Automotive Segment Operating Cash Flow and Automotive Segment Operating Margin targets can provide competitors insight into matters such as capital expenditures and potential cost cutting measures. The Committee believes the targets to be achievable while incentivizing executives to exceed expectations.

The external financial metric is Ford's TSR performance compared to a peer group of companies. A key objective of our strategy to achieve automotive leadership is to deliver top quartile TSR among automotive manufacturers, automotive suppliers, and major industrial companies.

At the end of the three-year performance period, Ford's TSR performance is evaluated against a peer group of companies approved by the Committee at the time of the grant ("TSR Peer Group"). The TSR Peer Group was comprised of the top ten automobile manufacturers (including Ford) by market capitalization, the top five automotive suppliers by market capitalization, and ten large industrial companies with business models similar to Ford. The Committee decided to use a peer group of companies more closely aligned with our business (global automotive and manufacturing) than the compensation survey group listed on p. 45 because our TSR performance is more competitively aligned with those companies, while our compensation peer group is more closely aligned with the market for our executive talent. For the 2016 Performance Unit grants, the TSR Peer Group consisted of the following:

Automotive Manufacturers:

Toyota	Ford
Daimler	General Motors
Volkswagen	Nissan
BMW	Subaru
Honda	Tesla

Auto Suppliers:

Continental	Magna
Denso	Aisen Seiki
Delphi

Industrial Companies:

General Electric	DuPont
United Technologies	Dow
3M	Caterpillar
Boeing	General Dynamics
Honeywell	Arconic

The TSR performance is calculated as follows:

•
90th percentile and above: 200% of target

•
greater than or equal to 75th to less than 90th percentile: 150% — 199% of target

•
greater than or equal to 50th to less than 75th percentile: 100% — 149% of target

•
greater than or equal to 25th to less than 50th percentile: 50% — 99% of target

•
less than 25th percentile: 0% of target

The TSR performance is multiplied by a weighting of 25%. The product of the internal financial metric weighting of 75% is added to the product of the external financial metric weighting of 25% to provide the sum of the Performance Unit performance factor. This performance factor is multiplied by the Performance Unit target opportunity for the executive to produce the final award, ranging from 0% to 200% of the target opportunity. The final award is paid in unrestricted shares of Ford common stock.

The Committee believes this structure provides appropriate incentives for executives to over-achieve in one or more metrics, and provides sufficient recognition for such over-achievement while not encouraging excessive risk-taking behavior.

EXECUTIVE COMPENSATION	2017 Proxy Statement	55

The graphic below demonstrates how our Performance Unit program for 2016 aligns executive interests with shareholder interests.

As noted on p. 54, the second part of Mr. Fields's long-term incentive grant was a strategic incentive Performance Unit opportunity. Transforming Ford into an auto and mobility company requires that we continue to deliver the objectives of the annual incentive plans, which will continue to produce strong operating results for our core business. In addition, it requires that we accelerate progress in key areas that will allow us to take advantage of the societal changes regarding mobility and other profitable growth opportunities. Accordingly, the Committee discussed with Mr. Fields the areas of focus that would demonstrate progress in those key areas. As a result of those discussions, the Committee decided to focus the strategic incentive Performance Unit opportunity on the areas of smart mobility, strengthening our geographic footprint, developing our brands, and fostering a lean mindset throughout the organization.

The Performance Unit opportunity had a stretch range of $0 — $3.75 million in value (equaling a range of 0% to 150%) with a one-year performance period (see Grants of Plan-Based Awards in 2016 on pp. 63-64), followed by two years of additional vesting. The Committee viewed the incentive as an opportunity for Mr. Fields to achieve progress beyond the core business objectives of our annual incentive plans and stretch our performance to achieve success in areas that offer long-term profitable growth potential. Performance in these areas was viewed by the Committee as significantly incremental to Mr. Fields's annual performance expectations, and the progress discussed below acknowledges his 2016 accomplishments. The one-year performance period allows the Committee to evaluate Mr. Fields's performance and adjust expectations and strategic areas of focus for future performance periods.

Throughout 2016, the Committee discussed with Mr. Fields his progress towards the strategic objectives, particularly as it related to Ford Smart Mobility LLC, growing China, strengthening the Lincoln brand, and developing a lean mindset. The Committee conducted a full mid-year progress review and year-end review of Mr. Fields's accomplishiments vs. these objectives. The Committee also requested input on Mr. Fields's performance from the entire Board of Directors and incorporated that feedback in evaluating Mr. Fields's performance. In determining the final award, the Committee noted the following 2016 accomplishments:

Mr. Fields led the creation of Ford Smart Mobility LLC to affirmatively position Ford as both an auto and mobility company. Mr. Fields ensured the selection of a premier diverse, multi-disciplinary team to aggressively develop new ride sharing, digital, and other mobility services to make people's lives better. In addition, we acquired Chariot, a crowd-sourced shuttle company that plans to expand from two cities to eight by the end of 2017, including one outside the U.S. With clear focus on geographic markets that are essential to our future, Mr. Fields ensured the current and future expansion of products, services, and localization strategies for key markets. Notably, we introduced the Edge to China and are investigating plans to introduce other products to the Chinese market. He also attended to the accelerated development of local national talent in this important market. Given the strategic importance of Lincoln to our brand portfolio, Mr. Fields oversaw the successful launch of the Continental in the U.S. and China. Lincoln was the fastest growing luxury brand in China. Additionally, Lincoln's initial Quality Survey ranking rose to No. 5, and Lincoln's Sales Satisfaction Index ranking rose to No. 7. Mr. Fields also fostered a lean mindset that permeates the company. This mindset delivered a $1.8 billion favorable cost performance versus plan

56	EXECUTIVE COMPENSATION	2017 Proxy Statement

in 2016, as well as significantly reducing automotive costs over the 2016-2020 plan period.

Based on these 2016 accomplishments and the feedback provided by the Board of Directors as part of the annual performance review process, the Committee awarded Mr. Fields 100% of the grant opportunity (that is, $2.5 million in value equaling 100% of the 0%-150% opportunity) in Restricted Stock Units that have a two-year restriction period. The two-year restriction period adds a longer-term element so that Mr. Fields's interest will be more closely aligned with yours.

The Committee believes the strategic incentive Performance Unit opportunity provided to Mr. Fields yielded important benefits to Ford and reinforces the criticality of Ford's transition to an auto and mobility company.

BENEFITS AND PERQUISITES

We provided certain perquisites and other benefits to senior management in 2016, the most significant of which are summarized below. The Committee annually reviews our policies on perquisites and other benefits. The cost of these perquisites and other benefits are included in column (i) of the Summary Compensation Table on p. 61.

Personal Travel    Company policy does not allow the President and CEO or the Executive Chairman to fly commercially due to security concerns. Consequently, the Company pays the costs associated with their use of private aircraft for business and personal travel. The families of these persons are allowed to accompany them on trips when they travel on private aircraft.

Requiring the President and CEO and the Executive Chairman to use private aircraft for all travel provides significant benefits to Ford. First, the policy is intended to ensure their personal safety as they both maintain significant public roles for Ford. Second, use of private aircraft maximizes their availability for Ford business.

Evaluation Vehicle Program    We maintain a program that provides our officers with the use of two Company vehicles free of charge. This program requires officers to provide written evaluations on a variety of our vehicles, providing important feedback on the design and quality of our products.

Other Services    For certain executive officers, including the Named Executives, we provide a home security evaluation and security system. We also provide an allowance to senior managers for financial counseling services and estate planning. We pay for approximately 75% of the cost of this service up to $7,000. The safety and security (personal and financial) of our executives is critically important. We believe the benefits of providing these programs outweigh the relatively minor costs associated with them.

Tax Reimbursement    The Committee has eliminated tax gross-ups for most executive perquisites. As part of the Company's temporary living/relocation policy, however, the Company provides certain tax reimbursement for all levels of employees who relocate at the Company's request, including relocations pursuant to international service assignments, as in the case of Mr. Farley. The Committee believes that not reimbursing taxes for employees who move at the Company's request is an unfair financial burden. This policy removes any financial disincentive for an executive to relocate and, therefore, enhances the Company's ability to have its executives gain experience in a variety of our global operations.

In addition, during 2016 the Internal Revenue Service informed us that it would begin to require us to impute the value of the vehicles provided to executives under the Evaluation Vehicle Program discussed above. As a result, the Committee decided to provide tax relief for the participants of the program. The Evaluation Vehicle Program is available to Company officers and employees who are one Leadership Level below the officer level. The Committee decided to provide tax reimbursement so that the Company could continue to receive participant vehicle evaluation data and to continue to provide a valuable benefit to our executives.

RETIREMENT PLANS

In general, we believe that the retirement plans described below serve several worthwhile business purposes, including retaining leadership talent, providing income security to long serving executives, and providing flexibility to us in transferring executives among our operations. We believe these programs to be reasonable and appropriate in light of competitive practices and our executives' total compensation program. For additional information, see the Pension Benefits in 2016 table on pp. 66-67 and the Nonqualified Deferred Compensation in 2016 table on p. 68.

The amounts shown in column (h) of the Summary Compensation Table on p. 61 can vary significantly year to year. These amounts are driven by assumptions regarding discount rates and mortality tables, as well as plan design, years of service, base pay, and the age of the employee. These amounts do not reflect compensation that was paid for any year shown.

EXECUTIVE COMPENSATION	2017 Proxy Statement	57

Pre-2004 Plans    Our General Retirement Plan ("GRP") provides a tax-qualified defined benefit for each year of non-contributory participation by employees in the U.S. hired before January 1, 2004, and added benefits for those who make contributions. We also have three other nonqualified retirement plans for certain eligible employees: the Supplemental Executive Retirement Plan ("SERP") that provides a supplemental monthly benefit calculated on a percentage of final average pay and service, the Benefit Equalization Plan ("GRP-BEP"), and the Executive Separation Allowance Plan ("ESAP"). Under the GRP-BEP, eligible employees receive benefits substantially equal to those they could have received under the GRP but were not able to because of Internal Revenue Code limitations. Certain eligible executives who separate from employment after age 55 (age 52 if retiring under our Select Retirement Plan ("SRP")) and prior to age 65 may be eligible for monthly benefits under the ESAP that provide a percentage of salary, based on age and service, at time of separation until age 65. Messrs. Ford, Shanks, Fields, and Hinrichs are eligible for benefits under the GRP, SERP, GRP-BEP, and ESAP.

The SRP is a voluntary retirement program offered from time-to-time for select U.S. management employees. The Committee believes the SRP provides flexibility in executive succession planning.

Benefits under SERP, SRP, ESAP, and GRP-BEP are not funded. In addition, in accordance with Code Section 409A, benefits that accrued or vested on or after January 1, 2005 under these plans may not be paid to certain key executives until at least six months following their separation from employment. Each of these plans had been amended in order to provide Mr. Ford with benefits using a notional base annual salary during the period he did not receive a cash salary (i.e., November 2001 through July 2010).

Post-January 1, 2004 Plan    Consistent with our Strategy Statement (see Compensation Philosophy and Strategy and Guiding Principles on pp. 42-43) to develop benefit programs that provide employees with income security and protection from catastrophic loss while minimizing our long-term liabilities, Ford adopted a tax qualified defined contribution retirement plan, the Ford Retirement Plan ("FRP"), for salaried employees hired or rehired on or after January 1, 2004 in the U.S. The FRP was adopted in order to provide us with more predictable retirement benefit costs and reduced financial statement volatility. These goals are achieved through a stable contribution schedule and the transfer of financial and demographic risks from us to plan participants while still providing employees with the opportunity for adequate income in retirement. We also have a nonqualified plan for employees who participate in the FRP. Under the FRP-BEP, employees, including Mr. Farley, receive benefits substantially equal to those they would have received under the FRP but were not able to because of Internal Revenue Code limitations. Employees who participate in the FRP, including Mr. Farley, are not eligible to participate in the GRP (with respect to future service), GRP-BEP, SERP, or ESAP.

58	EXECUTIVE COMPENSATION	2017 Proxy Statement

At the 2016 Annual Meeting, we asked you to approve the compensation of the Named Executives as presented in our 2016 Proxy Statement. You approved the compensation of the Named Executives with 96.9% of the votes cast "For" approval. This result was consistent with the 2015 Say-on-Pay results, which had an approval rate of 97.1%. We are pleased that investors support our compensation philosophy, policies, and programs.

We met with institutional investors in the autumn of 2015 and 2016 to discuss corporate governance topics and any executive compensation related concerns. In general, investors were pleased with the changes we made to our compensation programs in 2015 and did not note any additional concerns.

As we noted in our 2015 CD&A, the Compensation Committee decided to modify our change in control provisions of our equity awards. Beginning in 2016, the Committee modified the terms and conditions applicable to equity-based awards so that upon a change in control of the Company where Ford is not the surviving entity, unvested awards will terminate if such awards have been replaced by comparable awards from the acquiring corporation, unless any recipient is terminated or there is a reduction in an executive's responsibilities as of the date of the change in control. In those cases, or in the event awards are not replaced with comparable awards, such unvested awards will vest immediately prior to the change in control. The Committee adopted this change in order to bring our provisions in line with market practice and shareholder preferences.

• Named Executives' compensation is tied to our 2016 performance	• Executive stock ownership goals continue to align the interests of executives with shareholders
• 80% of our Named Executives' target compensation is performance-based • Executive pay practices are tied to robust risk and control features

•

We continued a modest share buyback program to offset the dilutive effect of our equity compensation plans

•

We listened to shareholder feedback and adopted a double-trigger change-in-control policy for equity awards in 2016

EXECUTIVE COMPENSATION	2017 Proxy Statement	59

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis (CD&A) with management. Based on this review and discussion, the Committee recommended to the Board of Directors that the CD&A be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2016.

Compensation Committee
Anthony F. Earley, Jr. (Chair) Jon M. Huntsman, Jr. John C. Lechleiter	Ellen R. Marram John L. Thornton

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee is comprised of Anthony F. Earley, Jr., Jon M. Huntsman, Jr., John C. Lechleiter, Ellen R. Marram, and John L. Thornton, none of whom is an employee or a current or former officer of the Company.

60	EXECUTIVE COMPENSATION	2017 Proxy Statement

COMPENSATION OF EXECUTIVE OFFICERS

The table below shows the before-tax compensation for Mark Fields, who served as President and CEO during 2016, Robert L. Shanks, who served as Executive Vice President and Chief Financial Officer during 2016, and the three most highly compensated executive officers at the end of 2016.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus [1] ($)	Stock Awards [2] ($)	Option Awards [2] ($)	Non-Equity Incentive Plan Compensation [3] ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings [4] ($)	All Other Compensation [5] ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Mark Fields	2016	1,787,500	0	14,298,356	0	2,736,000	2,845,003	435,639	22,102,498
President and Chief	2015	1,750,000	0	12,133,338	0	3,465,000	858,157	370,451	18,576,946
Executive Officer	2014	1,662,500	0	3,749,988	6,249,994	3,185,000	3,647,336	439,178	18,933,996

Robert L. Shanks	2016	858,000	0	3,793,207	0	656,640	890,532	95,083	6,293,462
Executive Vice President	2015	831,250	0	3,538,882	0	831,600	274,890	81,224	5,557,846
and Chief Financial Officer	2014	798,750	267,450	2,399,995	799,995	732,550	1,454,163	83,743	6,536,646

William Clay Ford, Jr.	2016	1,625,000	0	8,737,761	0	760,000	1,452,739	1,287,438	13,862,938
Executive Chairman	2015	2,000,000	0	7,077,764	0	990,000	1,376,677	1,416,399	12,860,840
	2014	2,000,000	0	5,249,992	1,749,996	910,000	4,427,336	1,245,870	15,583,194

Joseph R. Hinrichs	2016	1,053,500	0	3,926,842	0	807,880	835,352	99,957	6,723,531
Executive Vice President	2015	1,018,750	304,425	3,741,094	0	1,014,750	261,574	77,587	6,418,180
and President — The Americas	2014	936,250	135,000	2,399,995	799,995	910,000	1,048,145	79,245	6,308,630

James D. Farley, Jr.	2016	918,750	246,050	3,597,900	0	703,000	0	1,143,753	6,609,453
Executive Vice President	2015	893,750	178,200	3,336,670	0	891,000	0	505,345	5,804,965
and President — Europe, Middle	2014	868,750	0	2,174,993	724,994	800,000	0	121,776	4,690,513
East & Africa

1
The amounts shown for 2014 reflect discretionary bonus awards paid in 2015 for 2014 performance; amounts shown for 2015 reflect discretionary bonus awards paid in 2016 for 2015 performance; and the amount shown for 2016 reflects a discretionary bonus award paid in 2017 for 2016 performance (see Compensation Discussion and Analysis — Incremental Bonuses on p. 53).

2
The amounts shown in columns (e) and (f) reflect the aggregate grant date value computed in accordance with FASB ASC Topic 718 for stock-based and option awards for each of the Named Executives for the years ended December 31, 2016, 2015, and 2014. The assumptions used for the 2016, 2015, and 2014 calculations can be found at Note 20 to our audited financial statements in Ford's Annual Report on Form 10-K for the year ended December 31, 2016; Note 19 to our audited financial statements in Ford's Annual Report on Form 10-K for the year ended December 31, 2015; and Note 19 to our audited financial statements in Ford's Annual Report on Form 10-K for the year ended December 31, 2014, respectively. Pursuant to SEC rules, we disregarded the estimate of forfeitures related to service-based vesting conditions.

For stock awards granted in 2014, the amounts shown in column (e) reflect the grant date values of Performance Units based upon the probable outcome of performance conditions (internal financial metrics). Pursuant to SEC rules, the table below shows the value of such Performance Units at the grant date assuming the highest level of the performance conditions is achieved. For stock awards granted in 2015 and 2016, the amounts shown in column (e) reflect grant date values for both Time-Based Units and Performance Units. For those portions of the amounts that relate to the 2015 and 2016 Performance Units, such amounts reflect the grant date values of such awards that are subject to performance conditions (internal financial metrics) and market conditions (relative TSR performance). The grant date values shown above for the 2015 and 2016 Performance Units are reported based upon the probable outcome of such conditions as of the respective dates of grant. Pursuant to SEC rules, for those parts of the 2015 and 2016 Performance Unit grants that are subject to performance conditions, the table below shows the values of such awards at their respective grant dates assuming that the highest levels of the performance conditions are achieved. For those parts of the 2015 and 2016 Performance Unit grants that are subject to market conditions, the potential maximum values are factored into the awards' calculated grant date fair values (see Long-Term Incentive Awards on pp. 53-55 for a discussion of the 2016 Performance Unit grants, the internal financial metrics, relative TSR metric, and the weightings of each).

EXECUTIVE COMPENSATION	2017 Proxy Statement	61

Name	Year	Performance Conditions ($)	Market Conditions ($)

Mark Fields	2016	15,749,985	2,298,368
	2015	13,499,985	2,383,347
	2014	3,749,988

Robert L. Shanks	2016	4,151,256	795,085
	2015	3,937,481	695,144
	2014	2,399,995

William Clay Ford, Jr.	2016	9,562,490	1,831,521
	2015	7,874,962	1,390,288
	2014	5,249,992

Joseph R. Hinrichs	2016	4,297,488	823,108
	2015	4,162,478	734,860
	2014	2,399,995

James D. Farley, Jr.	2016	3,937,486	754,162
	2015	3,712,484	655,428
	2014	2,174,993

3
The amounts shown in column (g) reflect awards earned by the Named Executives under the Incentive Bonus Plan (see Compensation Discussion and Analysis — Annual Cash Incentive Awards on pp. 51-53).

4
The amounts shown in column (h) reflect the net increase, if any, in the actuarial present value of accumulated benefits under the various Company plans arising from the passage of time, additional benefits accrued, and changes in the actuarial assumptions. The increases in present values during 2016 were primarily driven by the value of additional benefits earned and, to a lesser extent, by the impact of lower discount rates. For 2016, the accrued pension benefits are measured from December 31, 2015 to December 31, 2016; for 2015, the accrued pension benefits are measured from December 31, 2014 to December 31, 2015; and for 2014, the accrued pension benefits are measured from December 31, 2013 to December 31, 2014. Mr. Farley does not participate in the Company's defined pension benefits plans. See the Pension Benefits in 2016 table and related footnotes on pp. 66-67 for additional information, including the present value assumptions used in these calculations. None of the Named Executives received preferential or above-market earnings on deferred compensation.

5
The following table summarizes the amounts shown in column (i) for 2016.

ALL OTHER COMPENSATION IN 2016

Name	Perquisites and Other Personal Benefits [i] ($)	Tax Reimbursements ii ($)	Life Insurance Premiums iii ($)	Company Contributions to Retirement and 401(k) Plans iv ($)	Other [v] ($)	Total ($)

Mark Fields	337,046	12,144	6,011	11,925	68,513	435,639
Robert L. Shanks	34,699	12,158	9,616	11,925	26,685	95,083
William Clay Ford, Jr.	1,196,429	8,308	9,576	11,925	61,200	1,287,438
Joseph R. Hinrichs	32,045	17,319	2,685	11,925	35,983	99,957
James D. Farley, Jr.	196,849	802,000	2,981	26,500	115,423	1,143,753
i
For a description of perquisites relating to personal use of private aircraft, our evaluation vehicle program, and security and other services for Named Executives, see Compensation Discussion and Analysis — Benefits and Perquisites on p. 57. Other perquisites and personal benefits whose incremental costs are included in the amounts shown consist of the following: personal use of Company cell phones, personal use of car and driver service, regulatory filing fees, annual executive health exams, ground transportation services, fuel and car washes related to the evaluation vehicles, temporary housing/living expenses, and relocation expenses.

Executives also may make personal use of Company season tickets to athletic events, but such use does not result in incremental cost to the Company because the tickets are for business use and when the executive uses them for personal use, the executive pays for any additional costs associated with personal use.

Amounts for the Named Executives include the incremental costs to the Company for providing certain perquisites and other benefits during 2016. For Mr. Fields, the amount shown includes $288,965 for personal use of aircraft. For Mr. Ford, the amount shown includes $189,489 for personal use of aircraft, and $898,066 for security. For Mr. Farley, the amount shown includes $437,526 for international service costs associated with his move to Germany as President of our Europe and Middle East & Africa business units, including cost of living adjustment and home leave allowance. These benefits are provided to any of our employees who undertake an international service assignment.

During 2016, for use of private aircraft, we calculated the aggregate incremental cost using a method that takes into account the following: (i) the variable cost per flight hour, including supplies and catering, aircraft fuel, and oil expenses, maintenance, parts, and external labor, and flight crew travel expenses; (ii) landing/parking/hangar storage expenses; (iii) any customs, foreign permit, and similar fees; and (iv) positioning flight costs. We calculated the aggregate incremental cost of security as the actual cost incurred to provide these benefits. We calculated the aggregate incremental cost of providing the evaluation vehicles by estimating the lease fee for a comparable vehicle under our Management Lease Program. The lease fee under that program takes into account the cost of using the vehicle, maintenance, license, title and registration fees, and insurance.

62	EXECUTIVE COMPENSATION	2017 Proxy Statement

ii
As stated in the CD&A, we do provide tax benefits to those employees who relocate at the Company's request. Mr. Farley received tax reimbursements related to his international service assignments. We also provide tax relief for the imputed income from our Evaluation Vehicle Program. See Compensation Discussion and Analysis — Benefits and Perquisites on p. 57 for a discussion of our Tax Reimbursement policy.

iii
Amounts shown reflect the dollar value of premiums paid by the Company for life insurance in an amount equal to three times an employee's salary. Employees may purchase additional life insurance and these premiums are payroll deducted with no additional Company contributions or cost.

iv
The amounts shown for Mr. Farley reflect contributions made to his Ford Retirement Plan accounts (see Compensation Discussion and Analysis — Retirement Plans on pp. 57-58) and Company matching contributions to their 401(k) accounts. The amounts for the other Named Executives reflect Company matching contributions to their employee 401(k) accounts.

v
The amounts shown for Messrs. Fields, Shanks, Ford, and Hinrichs primarily reflect contributions made to a nonqualified benefit equalization plan related to the Company's 401(k) plan (see Nonqualified Deferred Compensation in 2016 table and footnotes 1 and 2 on p. 68). The amounts shown for Mr. Farley primarily reflect Company contributions to a nonqualified benefit equalization plan related to the Ford Retirement Plan and contributions made to a nonqualified benefit equalization plan related to the Company's 401(k) plan. In addition, for Messrs. Hinrichs and Farley the amounts include income tax preparation fees they received as a result of their international service.

GRANTS OF PLAN-BASED AWARDS IN 2016

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards [1]			Estimated Future Payouts Under Equity Incentive Plan Awards [2]
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#) [3]	Grant Date Fair Value of Stock and Option Awards ($) [4]

Mark Fields	3/3/2016	2/10/2016					590,841	1,181,682		8,298,362
	3/3/2016	2/10/2016							258,493	3,499,995
	3/3/2016	2/10/2016					184,638	276,957		2,499,999
	3/17/2016	3/9/2016		3,600,000	7,200,000

Robert L. Shanks	3/3/2016	2/10/2016					204,394	408,788		2,870,713
	3/3/2016	2/10/2016							68,131	922,494
	3/17/2016	3/9/2016		864,000	1,728,000

William Clay Ford, Jr.	3/3/2016	2/22/2016					470,827	941,654		6,612,766
	3/3/2016	2/22/2016							156,942	2,124,995
	3/17/2016	3/9/2016		1,000,000	2,000,000

Joseph R. Hinrichs	3/3/2016	2/10/2016					211,595	423,190		2,971,852
	3/3/2016	2/10/2016							70,531	954,990
	3/17/2016	3/9/2016		1,063,000	2,126,000

James D. Farley, Jr.	3/3/2016	2/10/2016					193,870	387,740		2,722,905
	3/3/2016	2/10/2016							64,623	874,995
	3/17/2016	3/9/2016		925,000	1,850,000

1
The amounts shown in columns (e) and (f) represent the target and maximum amounts payable for 2016 performance under the Incentive Bonus Plan. Our Incentive Bonus Plan does not have a formal threshold award in that there is no minimum amount payable for a certain level of performance under the plan. The Compensation Committee exercises discretion as to whether to make payouts if performance does not achieve target levels. The material terms of the awards are described in Compensation Discussion and Analysis — Annual Cash Incentive Awards at pp. 51-53. For actual payouts made under the Incentive Bonus Plan for 2016 performance, see column (g) of the Summary Compensation Table on p. 61.

2
For each of the Named Executives, the amounts shown in columns (h) and (i) consist of annual grants of Performance Units that provide an opportunity to earn a Final Award of unrestricted common stock for 2016-2018 performance. The amounts shown represent the target and maximum amounts of the opportunity. The 2016 Performance Unit grants do not have a formal threshold award in that there is no minimum amount payable for a certain level of performance under the grants. The Compensation Committee exercises discretion as to whether to make payouts if performance does not achieve target levels. 2016-2018 performance will be measured against the metrics and weightings discussed in Compensation Discussion and Analysis — Long-Term Incentive Awards on pp. 53-55. The Final Awards that will be earned, if any, for 2016-2018 performance will be paid out in unrestricted shares of Ford common stock, less shares withheld for tax obligation. For Mr. Fields, the second amounts in columns (h) and (i) consist of the Strategic Incentive Performance Unit grant (see Compensation Discussion and Analysis — Long-Term Incentive Awards on p. 56). Final Awards were paid in Restricted Stock Units with a two-year restriction period. The dollar value and grant date for the Strategic Incentive Performance Unit grant was determined at the February Compensation Committee meeting, while the objectives were finalized at the March 9 Compensation Committee meeting.

3
The amounts shown in column (j) represent Time-Based Unit grants. The Time-Based Units generally have a vesting feature whereby one-third of each grant vests after the first anniversary of the grant date, an additional one-third after the second anniversary, and the final one-third after the third anniversary. If a grantee retires, becomes disabled, or dies, his or her grant continues to vest according to the original vesting schedule. In most other instances of employment termination, all grants generally end upon termination of employment. Time-Based Units are subject to certain conditions, including not engaging in competitive activity. Time-Based Units generally cannot be transferred except through inheritance. In general, each grantee agrees to remain a Ford employee for at least six months from the date of the grant.

EXECUTIVE COMPENSATION	2017 Proxy Statement	63

4
The amounts shown in column (k) represent the full grant date value of each equity-based award shown in the table for each Named Executive computed under FASB ASC Topic 718. The assumptions used in calculating the grant date value can be found at Note 20 to our audited financial statements in Ford's Annual Report on Form 10-K for the year ended December 31, 2016. For awards subject to performance conditions, the values shown are based upon the probable outcome of such conditions as of the grant date.

OUTSTANDING EQUITY AWARDS AT 2016 FISCAL YEAR-END

	Option awards				Stock awards

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Name	Number of securities underlying unexercised options # exercisable	Number of securities underlying unexercised options # unexercisable	Option exercise price ($)	Option expiration date [1]	Number of shares or units of stock that have not vested (#) [2]	Market value of shares or units of stock that have not vested ($) [3]	Equity incentive plan awards: number of unearned shares, units, or other rights that have not vested (#) [4]	Equity incentive plan awards: market or payout value of unearned shares, units, or other rights that have not vested ($) [5]

Mark Fields
	468,749	241,478	17.21	06/30/2024	605,905	7,349,628	1,336,926	16,216,912
	135,024	69,558	15.37	03/03/2024
	248,508		12.75	03/03/2023
	187,074		12.46	03/04/2022
	129,716		14.76	03/02/2021
	171,983		12.69	03/02/2020
	701,453		1.96	03/10/2019
	361,059		6.14	03/04/2018

Robert L. Shanks
	86,415	44,517	15.37	03/03/2024	246,797	2,993,648	368,149	4,465,647
	119,284		12.75	03/03/2023
	153,061		12.46	03/04/2022
	33,018		14.76	03/02/2021
	32,341		12.69	03/02/2020

William Clay Ford, Jr.
	189,033	97,382	15.37	03/03/2024	543,996	6,598,671	798,337	9,683,828
	347,912		12.75	03/03/2023
	595,238		12.46	03/04/2022
	412,735		14.76	03/02/2021
	1,320,754		12.98	08/04/2020
	485,436		12.69	03/02/2020
	1,474,367		2.84	03/26/2019

Joseph R. Hinrichs
	86,415	44,517	15.37	03/03/2024	251,287	3,048,111	384,707	4,666,496
	79,921		12.75	03/03/2023
	43,368		12.46	03/04/2022
	88,443		14.76	03/02/2021

James D. Farley, Jr.
	78,313	40,344	15.37	03/03/2024	227,879	2,764,172	348,268	4,224,491
	79,921		12.75	03/03/2023
	43,368		12.46	03/04/2022
	30,071		14.76	03/02/2021

64	EXECUTIVE COMPENSATION	2017 Proxy Statement

1
The table below details the vesting schedule for stock option grants based on the termination date of the relevant grant. In general, option grants vest 33% one year after the grant date, 33% two years after the grant date, and 34% three years after the grant date.

Option Expiration Dates	Option Vesting Dates

	33%	33%	34%

06/30/2024	07/01/2015	07/01/2016	07/01/2017
03/03/2024	03/04/2015	03/04/2016	03/04/2017
03/03/2023	03/04/2014	03/04/2015	03/04/2016
03/04/2022	03/05/2013	03/05/2014	03/05/2015
03/02/2021	03/03/2012	03/03/2013	03/03/2014
08/04/2020	08/05/2011	08/05/2012	08/05/2013
03/02/2020	03/03/2011	03/03/2012	03/03/2013
03/26/2019	03/27/2010	03/27/2011	03/27/2012
03/10/2019	03/11/2010	03/11/2011	03/11/2012
03/04/2018	03/05/2009	03/05/2010	03/05/2011
2
The amounts shown for Named Executives consist of the following:

Name	Final Awards for 2014 Performance Unit Grant	2015 Annual Time-Based Unit Grant	2016 Annual Time-Based Unit Grant

Mark Fields	222,022	125,390	258,493
Robert L. Shanks	142,094	36,572	68,131
William Clay Ford, Jr.	310,832	73,144	156,942
Joseph R. Hinrichs	142,094	38,662	70,531
James D. Farley, Jr.	128,773	34,483	64,623

The Final Awards for the 2014 annual Performance Unit grants were based on achievement of specific goals related to the following metrics: Automotive Operating Margin (30% weight); Automotive Operating-Related Cash Flow (20% weight); Automotive Revenue (20% weight); Quality (20% weight); and Ford Credit PBT (10% weight). For the 2014 performance period, the data showed that we exceeded Quality, Ford Credit PBT, and Total Automotive Operating-Related Cash Flow goals; mostly met the Automotive Operating Margin goal; and partially met the Automotive Revenue goal. Based on its review of performance results, the Committee determined that 91% of the target value of the Restricted Stock Units had been earned for the 2014 performance period. Restrictions on the Final Awards for the 2014 annual Performance Unit grant lapsed on March 4, 2017, when shares of Ford common stock were issued, less shares withheld for tax obligation.

  For the 2015 and 2016 grants of Time-Based Units, in general, these units vest over three years at a rate of 33%-33%-34%. When units vest, shares of Ford common stock will be issued, less shares withheld for tax obligation.

  Dividend Equivalents were not, and will not be, paid during the performance period or the restriction period for any of the awards discussed above.

  In addition to the above, the amount shown for Mr. Ford includes 3,078 Ford common stock units resulting from deferral of director fees and Dividend Equivalents that were credited to his account pursuant to the Deferred Compensation Plan for Non-Employee Directors while he served as a non-employee director of the Company. Such units will be converted and paid in cash on January 10 of the year following termination of Board service, based upon the then current market value of a share of Ford common stock.

3
The market value shown was determined by multiplying the number of units shown in column (f) by the closing price of Ford common stock, $12.13, on December 30, 2016.

4
The amounts shown for the Named Executives consist of the annual Performance Unit grants for the 2015 and 2016 performance periods as follows (see also Compensation Discussion and Analysis — Long-Term Incentive Awards on pp. 53-56):

Name	2015 Performance Unit Grant	2016 Performance Unit Grant	2016 Strategic Incentive Performance Unit Grant

Mark Fields	561,447	590,841	184,638
Robert L. Shanks	163,755	204,394
William Clay Ford, Jr.	327,510	470,827
Joseph R. Hinrichs	173,112	211,595
James D. Farley, Jr.	154,398	193,870
5
The market value shown was determined by multiplying the number of units shown in column (h) by the closing price of Ford common stock, $12.13, on December 30, 2016. The number of units assumes that the target level was achieved for the Performance Units granted in 2015 and 2016.

EXECUTIVE COMPENSATION	2017 Proxy Statement	65

OPTION EXERCISES AND STOCK VESTED IN 2016

	Option Awards		Stock Awards

(a) Name	(b) Number of Shares Acquired on Exercise (#)	(c) Value Realized on Exercise ($)	(d) Number of Shares Acquired on Vesting (#)	(e) Value Realized on Vesting [1] ($)

Mark Fields	1,182,341	6,215,087	355,876	4,836,355
Robert L. Shanks	NA	NA	159,189	2,163,379
William Clay Ford, Jr.	1,890,000	20,353,599	447,790	6,085,466
Joseph R. Hinrichs	NA	NA	160,218	2,177,363
James D. Farley, Jr.	NA	NA	158,159	2,149,381
1
The amounts shown in columns (c) and (e) represent the aggregate dollar value realized by the Named Executives upon the exercising of stock options and/or the vesting of stock awards. We computed the aggregate dollar value realized upon the exercise of stock options by multiplying the number of shares realized upon exercise by the difference between the market price of our stock at exercise and the exercise price of the options. We computed the aggregate dollar value realized upon vesting by multiplying the number of shares of stock vested by the market value (closing price) of Ford common stock on the vesting date.

PENSION BENEFITS IN 2016 1

(a) Name	(b) Plan Name	(c) Number of Years Credited Service (#)	(d) Present Value of Accumulated Benefit ($)	(e) Payments During Last Fiscal Year ($)

Mark Fields	GRP	27.5	1,187,465	0
	SERP	27.5	4,788,369	0
	GRP-BEP	27.5	6,937,329	0
	ESAP	27.5	4,583,091	0

Robert L. Shanks	GRP	40.4	1,841,749	0
	SERP	40.4	3,662,259	0
	GRP-BEP	40.4	3,988,416	0
	ESAP	40.4	549,397	0

William Clay Ford, Jr. [2]	GRP	21.8	911,913	0
	SERP	30.5	7,014,263	0
	GRP-BEP	30.5	9,979,129	0
	ESAP	30.5	5,606,743	0

Joseph R. Hinrichs	GRP	16.1	550,485	0
	SERP	16.1	1,132,262	0
	GRP-BEP	16.1	1,598,290	0
	ESAP	16.1	1,214,009	0

James D. Farley, Jr. [3]	NA	NA	NA	NA

1
The General Retirement Plan ("GRP") provides a flat-rate defined benefit of up to $47.45 per month for each year of non-contributory participation by employees in the United States hired before January 1, 2004, and contributory benefits for each year of contributory participation in which salaried employees contribute 1.5% of base salary up to the applicable limit of the Internal Revenue Code ("Code") — $265,000 in 2015 and 2016.

  Contributory benefits are calculated as follows:

Contributory Benefit	=	(1.5% × Final Avg. Pay) × Contributory Service Years,		0.4% × Final Avg. Pay in excess of
		plus up to two years of waiting period service	+	Breakpoint × Contributory Service Years
(maximum 35 service years)

66	EXECUTIVE COMPENSATION	2017 Proxy Statement

  "Final Average Pay" is the average of the five highest consecutive December 31 monthly base salaries out of the last 10 years of contributory participation.

  "Breakpoint" is 150% of Covered Compensation as of January 1 of the year of retirement.

  "Covered Compensation" is the average of the Social Security wage base for the preceding 35 years for someone reaching normal retirement age.

  Normal retirement is at age 65 with one or more years of credited pension service. Eligible employees who are age 55-64 and have at least 10 years of credited pension service, or employees with 30 or more years of credited pension service who are not yet age 65, may elect to retire early and receive reduced contributory and non-contributory benefits. In addition, Social Security bridging benefits are payable until age 62 and one month. Survivorship coverage is available under the GRP. Under the normal payment method for married participants (65% Qualified Joint and Survivor Annuity), there is a 5% reduction in benefits where the spouse is within five years of the employee's age.

  The Benefit Equalization Plan ("GRP-BEP") provides eligible U.S. employees with benefits substantially equal to those that would have been provided under the GRP but that could not be provided because of Code limitations. 65% survivorship coverage is also available under the BEP.

  The Supplemental Executive Retirement Plan ("SERP") provides certain eligible executives with an additional monthly benefit after separation from service equal to Final Five Year Average Base Salary multiplied by credited pension service and further multiplied by an applicable percentage (0.2% to 0.9% depending upon position at separation from service), reduced for separation from service prior to age 62. To be eligible, an executive must separate from service with the approval of the Company at or after age 55, have at least 10 years of credited pension service, and must generally have at least five continuous years of service at an eligible position. The SERP monthly benefit has no surviving spouse benefit. In addition, the SERP may provide annuities based on Company earnings, the executive's performance, and other factors. In addition, for separation from service effective October 1, 1998 or later, for certain U.S. Vice Presidents and above whose careers include foreign subsidiary service, the SERP provides an additional monthly pension parity benefit to equalize the total retirement benefits payable from the Company's retirement plans to an amount that would have been payable under the GRP and GRP-BEP if the executive's subsidiary service had been recognized as contributory service under those plans. The pension parity provides 65% survivorship coverage.

  The Executive Separation Allowance Plan ("ESAP") provides benefits to certain eligible executives who have at least five years of eligible executive service, have at least ten years of GRP contributory membership, and who separate from employment after age 55 and prior to age 65. Benefits are payable (reduced by any GRP or GRP-BEP benefit distribution) to the eligible executive or his or her eligible surviving spouse until the executive reaches age 65. The amount of the benefit is a percentage of monthly base salary (not to exceed 60%) based on age and service equal to 1% per year of service (but not less than 15%) plus 1/2% for each month that age at separation exceeds 55 (maximum of 30%).

  To achieve several business goals, we may offer benefits under the Select Retirement Plan ("SRP"), a voluntary separation program offered from time-to-time for select U.S. management employees. To be eligible, selected employees generally had to be at least age 52 with 10 or more years of service. Since this is a program that is offered at the Company's discretion, and no Named Executive participated in the program during 2016, it is not included in the Pension Benefits table above.

  The following assumptions are used in calculating the present value of the accumulated benefit:

  •
  The age at which benefits are assumed payable is the greater of (i) current age or (ii) age 65 for the GRP and GRP-BEP; age 62 for the SERP; and age 55 for the ESAP. Current age is measured as of December 31, 2016;

  •
  Current compensation is used for purposes of the benefit calculations; and

  •
  Present Value of Accumulated Benefit (column (d)) is calculated assuming a single life annuity; modified RP-2000 mortality table projected generationally; and a discount rate of 4.1% for the GRP; 4.0% for the SERP; 4.0% for GRP-BEP; 3.3% for the ESAP; and 3.8% for the SRP as of December 31, 2016.

  •
  The present values include amounts relating to employee contributions.

  Code Section 409A governs the timing for income inclusion of amounts under our supplemental retirement plans. We believe our supplemental retirement plans presently meet the requirements of Code Section 409A. As a result, employees generally will be taxed when compensation is received under these plans; however, distribution of these amounts may be delayed for six months following separation from service.

2
The SERP, GRP-BEP, and ESAP plans provided Mr. Ford with a benefit using a notional base annual salary for November 2001 through August 2010 because he did not receive a cash salary for that period.

3
Mr. Farley does not participate in the GRP, SERP, GRP-BEP, or ESAP. Ford has a different tax qualified defined contribution retirement plan, the Ford Retirement Plan ("FRP"), for salaried employees hired or rehired on or after January 1, 2004 in the U.S. See Nonqualified Deferred Compensation in 2016 table on p. 68.

EXECUTIVE COMPENSATION	2017 Proxy Statement	67

NONQUALIFIED DEFERRED COMPENSATION IN 2016 1

(a)	(b) Executive Contributions in Last Fiscal Year	(c) Registrant Contributions in Last Fiscal Year [2]	(d) Aggregate Earnings in Last Fiscal Year [3]	(e) Aggregate Withdrawals/ Distributions	(f) Aggregate Balance at Last Fiscal Year-End [4]
Name	($)	($)	($)	($)	($)

Mark Fields	NA			NA
BEP-SSIP		68,513	26,684		532,715

Robert L. Shanks	NA			NA
BEP-SSIP		26,685	9,810		192,514

William Clay Ford, Jr.	NA			NA
BEP-SSIP		61,200	(30,140)		415,516

Joseph R. Hinrichs	NA			NA
BEP-SSIP		35,483	16,522		240,060

James D. Farley, Jr.	NA			NA
BEP-SSIP/FRP		65,375	33,291		524,160

1
The nontax-qualified defined contribution plan represented in the above table is the benefit equalization plan with sub-accounts that relate to the Savings and Stock Investment Plan ("SSIP") and the Ford Retirement Plan ("FRP"). This plan is unfunded. Notional amounts are credited by book entry to the participant's account. Participants choose how to allocate the notional amounts from a menu of investment measurement options used solely for the purpose of valuing the participants' accounts. These are considered notional investments. The performance of an individual's investment option(s) tracks the notional value as if an actual investment was made in such option(s).

  For the BEP-SSIP sub-account, investment options include: target-date retirement funds; passively and actively managed domestic, global, and international equity funds; fixed income funds; a Company common stock fund; a real asset fund; and a stable value fund. Participants may change their investment elections at any time. The BEP-FRP sub-account offers a subset of these investment measurement options, which does not include a Company common stock fund. Distribution of account balances from these nonqualified plans may be delayed for six months in accordance with Code Section 409A.

  The BEP-SSIP sub-account preserves benefits that are substantially equal to any Company matching contributions that would have been made under the SSIP but limited due to Code limitations. Likewise, the BEP-FRP sub-account provides notional credits equivalent to Company contributions that would have been made under the FRP account but for Code limitations.

  The FRP is a tax-qualified, defined contribution profit sharing plan for employees hired or rehired beginning January 1, 2004. The Company makes scheduled contributions to a participant's FRP account calculated as a percentage of base salary using a percentage established based on an employee's age.

  Initial notional credits to both the BEP-SSIP/FRP sub-accounts and Company contributions to the FRP are allocated to each sub-account's and FRP default investment option. Thereafter, participants may transfer the credits to the BEP-SSIP/FRP and the Company contributions to the FRP to any other investment option available under the respective plans and also elect how any future notional credits and Company contributions are allocated. Vested account balances of both the BEP-SSIP/FRP sub-accounts are distributed in cash in a lump sum as soon as practicable after death or separation from Ford. An employee becomes fully vested under these sub-accounts three years from their original date of hire with Ford. All of the Named Executives participate in the BEP-SSIP. In addition, Mr. Farley participates in the BEP-FRP.

2
The amounts shown in column (c) for the Named Executives are reflected in column (i) of the Summary Compensation Table on p. 61 and represents credits made to their BEP-SSIP/FRP sub-accounts, respectively.

3
None of the amounts shown in column (d) are reflected in the Summary Compensation Table.

4
The following amounts were reported in the Summary Compensation Table in prior years: Mr. Fields: $340,433; Mr. Shanks: $87,738; Mr. Ford: $350,212; Mr. Hinrichs: $105,001; and Mr. Farley: $171,169.

68	EXECUTIVE COMPENSATION	2017 Proxy Statement

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

We maintain certain plans whereby we provide compensation and benefits to executives, including the Named Executives, in the event of a termination of employment. For disclosure of benefits pursuant to employment separation under our qualified and nonqualified pension plans for each of the Named Executives, see the Pension Benefits in 2016 table and related footnotes on pp. 66-67. For disclosure of payments due, if any, to each of the Named Executives pursuant to our nonqualified deferred compensation plans, please see the Nonqualified Deferred Compensation in 2016 table and related footnotes on p. 68. In the table below, Messrs. Fields, Shanks, and Ford are shown as receiving amounts in the "Retirement Eligible" column because they qualify as retirement eligible under our plans.

We do not have any formal agreements with any Named Executive regarding acceleration of awards, and we do not have any formal agreements with any Named Executive regarding provision of benefits related to termination of employment; however, each of the Named Executives may be entitled to certain compensation and benefits under our plans in such circumstances. Award agreements under our Long-Term Incentive Plans provide that a change in control occurs upon any merger or consolidation in which the Company is not the surviving entity. As noted in the Compensation Discussion and Analysis — 2016 Say-on-Pay on p. 59, the Compensation Committee adopted a double trigger change-in-control provision beginning with equity grants made in 2016. Under this provision, an executive's employment would have to be terminated or his duties reduced before any accelerated vesting of equity awards in a change-in-control situation.

The following tables for the Named Executives assume that the relevant triggering event occurred on December 31, 2016. Unless otherwise noted, the fair market values of stock-based compensation (e.g., Performance Units or Restricted Stock Units) were calculated using the closing price of Ford common stock ($12.13) on the NYSE on December 30, 2016. The "spread," that is, the difference between the fair market value of our stock on December 30, 2016, and the option exercise price, was used for valuing stock options.

EXECUTIVE COMPENSATION	2017 Proxy Statement	69

(a)	(b)	(c)	(d)	(e)	(f)	(g)
Benefits and Payments Upon Termination	Voluntary Termination ($)	Retirement Eligible ($)	Change In Control (CIC) ($)	Involuntary Not for Cause Termination ($)	For Cause Termination ($)	Death or Disability ($)

Mark Fields
Compensation:
Incentive Bonus Plan [1]	0	2,736,000	0	0	0	2,736,000
Performance Units [2]	0	11,568,757	11,568,757	0	0	11,568,757
Restricted Stock Units [3]	0	0	7,349,628	0	0	7,349,628
Stock Options [4]	0	0	0	0	0	0
Benefits and Perquisites:
Evaluation Vehicles [5]	0	12,651	0	0	0	51,833
Life Insurance/Death Benefit [6]	0	0	0	0	0	5,475,000
Total:	0	14,317,408	18,918,385	0	0	27,181,218

Robert L. Shanks
Compensation:
Incentive Bonus Plan [1]	0	656,640	0	0	0	656,640
Performance Units [2]	0	2,942,677	2,942,677	0	0	2,942,677
Restricted Stock Units [3]	0	0	2,993,648	0	0	2,993,648
Stock Options [4]	0	0	0	0	0	0
Benefits and Perquisites:
Evaluation Vehicles [5]	0	13,816	0	0	0	51,833
Life Insurance/Death Benefit [6]	0	0	0	0	0	2,628,000
Total:	0	3,613,133	5,936,325	0	0	9,272,798

William Clay Ford, Jr.
Compensation:
Incentive Bonus Plan [1]	0	760,000	0	0	0	760,000
Performance Units [2]	0	6,314,308	6,314,308	0	0	6,314,308
Restricted Stock Units [3]	0	0	6,598,671	0	0	6,598,671
Stock Options [4]	0	0	0	0	0	0
Benefits and Perquisites:
Evaluation Vehicles [5]	0	12,620	0	0	0	51,833
Life Insurance/Death Benefit [6]	0	0	0	0	0	4,562,500
Total:	0	7,086,928	12,912,979	0	0	18,287,312

Joseph R. Hinrichs
Compensation:
Incentive Bonus Plan [1]	0	0	0	0	0	807,880
Performance Units [2]	0	0	3,079,868	0	0	3,079,868
Restricted Stock Units [3]	0	0	3,048,111	0	0	3,048,111
Stock Options [4]	0	0	0	0	0	0
Benefits and Perquisites:
Evaluation Vehicles [5]	0	0	0	0	0	51,833
Life Insurance/Death Benefit [6]	0	0	0	0	0	3,233,292
Total:	0	0	6,127,979	0	0	10,220,984

James D. Farley, Jr.
Compensation:
Incentive Bonus Plan [1]	0	0	0	0	0	703,000
Performance Units [2]	0	0	2,782,513	0	0	2,782,513
Restricted Stock Units [3]	0	0	2,764,172	0	0	2,764,172
Stock Options [4]	0	0	0	0	0	0
Benefits and Perquisites:
Evaluation Vehicles [5]	0	0	0	0	0	51,833
Life Insurance/Death Benefit [6]	0	0	0	0	0	2,813,542
Total:	0	0	5,546,685	0	0	9,115,060

1
See column (g) of the Summary Compensation Table on p. 61. Since the amounts in column (d) of the Summary Compensation Table are paid at the discretion of the Compensation Committee, they are not considered as a payment due upon termination.

2
The 2015 and 2016 Performance Unit opportunities have three-year performance periods, ending December 31, 2017 and December 31, 2018, respectively (see column (h) of Outstanding Equity Awards at 2016 Fiscal Year-End table and footnote 4 on pp. 64-65). The amounts shown in the Change-In-Control column above reflect the value of the performance to metrics of the 2015 and 2016 Performance Unit opportunities as of December 31, 2016. In each case we multiplied the Performance Unit target opportunity (see Outstanding Equity Awards at 2016 Fiscal Year-End table and footnote 4 on pp. 64-65) by the performance to metrics as of December 31, 2016, which was 77% for the 2015 Performance Unit grant and 57% for the 2016 Performance Unit grant. We multiplied that product by the fair market value of Ford common stock at December 30, 2016, which was $12.13. For Mr. Fields, the amounts include the Strategic Incentive Performance Unit grant that paid out at 100% of the grant opportunity. For terminations resulting from death or disability or for those Named Executives who are

70	EXECUTIVE COMPENSATION	2017 Proxy Statement

  retirement eligible, the 2015 and 2016 Performance Unit grants provide that the executive will receive 100% of the final award determined by the Compensation Committee at the end of the respective three-year performance period. Consequently, the value of that final award, if any, cannot be determined at this time; however, SEC rules require a reasonable estimate be made of such value. We decided to use the same performance to metrics (77% and 57%) as of December 31, 2016, as a reasonable estimate of the possible value of the final awards to be made in 2018 and 2019.

3
At December 31, 2016, each of the following Named Executives had unvested Restricted Stock Units as follows: Mr. Fields: 605,905; Mr. Shanks: 246,797; Mr. Ford: 543,996; Mr. Hinrichs: 251,287; and Mr. Farley: 227,879. The amounts shown indicate the fair market value of the unvested Restricted Stock Units as of December 31, 2016 (see footnote 2 to the Outstanding Equity Awards at 2016 Fiscal Year-End table on p. 65). The awards will vest according to the normal vesting schedule in the event of early retirement or normal retirement and will vest immediately in the event of death or disability. For those Restricted Stock Units that were awarded prior to 2016, if a change in control occurs and Ford is not the surviving entity, any unvested Restricted Stock Units shall terminate, but if six months has lapsed from the grant date of the Restricted Stock Units, such Restricted Stock Units shall convert to shares of common stock immediately prior to the change in control. If Ford is the surviving entity after a change in control, the Restricted Stock Units will vest pursuant to the original vesting schedule. For those Restricted Stock Units granted in 2016, if a change in control occurs and Ford is not the surviving entity, unvested Restricted Stock Units will terminate if such awards have been replaced by comparable awards from the acquiring entity, unless any recipient is terminated or there is a reduction in an executive's responsibilities as of the date of the change in control. In those cases, or in the event awards are not replaced with comparable awards, such unvested awards will vest immediately prior to the change in control. Restricted Stock Units are subject to clawback provisions if they resulted from final awards of Performance Units (see Corporate Governance — Risk Assessment Regarding Compensation Policies and Practices on pp. 14-15). Restricted Stock Units are also subject to forfeiture for violations of non-compete provisions and occurrences of conduct inimical towards the Company.

4
Pursuant to our Long-Term Incentive Plans, if a change in control occurs, any outstanding options shall terminate; but if one year has lapsed from the grant date of the options, any unvested portion of an option grant becomes exercisable immediately prior to the change-in-control. As of December 31, 2016, options that would become exercisable under this provision are as follows: Mr. Fields: 311,036 options; Mr. Shanks: 44,517 options; Mr. Ford: 97,382 options; Mr. Hinrichs: 44,517 options; and Mr. Farley: 40,344 options (see Outstanding Equity Awards at 2016 Fiscal Year-End table on pp. 64-65). None of these options was "in-the-money," meaning that the exercise price of the options exceeded the fair market value of our common stock at December 31, 2016.

5
The amount shown for evaluation vehicles under the "Retirement Eligible" column reflects the annual cost of providing vehicles for 2016 under the Evaluation Vehicle Program for each executive (see footnote (i) to the All Other Compensation table in 2016 on p. 62). The amounts shown under the "Death or Disability" column for the Named Executives reflect the three-year average costs for vehicles under our surviving spouse vehicle program. Under that program, the surviving spouse receives a car allowance to purchase one of our products. The costs include the A-Plan price of the vehicle, sales tax, and title, registration, and document fees.

6
The amounts shown include: (i) proceeds from Company paid life insurance; and (ii) a death benefit payable to the next of kin in an amount equal to 80 hours of salary at the hourly rate.

EXECUTIVE COMPENSATION	2017 Proxy Statement	71

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2016 about the Company's common stock that may be issued upon the exercise of options, warrants, and rights under all of the Company's existing equity compensation plans, including the Long-Term Incentive Plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (#)		Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights ($)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#)

	(a)		(b)		(c) [1]

Equity compensation plans approved by security holders	69,235,805	[2]	11.16	[3]	551,519,162
Equity compensation plans not approved by security holders	0		0		0
Total	69,235,805		11.16		551,519,162
1
The number of securities remaining available for future issuance under the 2008 Plan is based on a formula. The 2008 Plan provides that the maximum number of shares that may be available for Plan Awards (awards of shares of common stock, options, Performance Units, and various other rights relating to common stock) each year is equal to 2% of the total number of issued shares of common stock as of December 31 of the prior year. This limit is called the 2% Limit. The 2% Limit may be increased to up to 3% in any year, with a corresponding reduction in the number of shares available in later years under the 2008 Plan. As of December 31, 2016, the total number of issued shares of common stock was 3,976,342,020 shares and 2% of such number is 79,526,840 shares. 3% of such number is 119,290,261 shares. Additionally, any unused portion of the 2% Limit for any year may be carried forward and used in later years. For 2016, 422,760,693 shares are available for use as carry over from the unused portion of the 2% Limit from prior years, including the unexercised or undistributed portion of any terminated, expired, or forfeited Plan Award.

  The number of securities remaining available for issuance under the 2014 Plan is 9,468,208. The 2014 Plan originally had 10,000,000 shares authorized. As of December 31, 2016, 531,792 Restricted Stock Units had been granted under the 2014 Plan.

  Additional shares may be issued under a deferred compensation plan as a result of future Dividend Equivalents, if we pay dividends on our common stock.

  On March 2, 2017, 11,488,404 Restricted Stock Units were granted to certain executives as part of a long-term incentive program.

2
This number includes the following:

(i)
Long-Term Incentive Plans

35,486,736 shares subject to options; 17,678,750 shares covered by Restricted Stock Units; 15,704,951 shares representing the maximum number of shares covered by Performance Units that may be earned pursuant to rights granted, assuming the maximum payout level is achieved;

(ii)
Deferred Compensation Plan

3,097 shares, which is the approximate number of shares to be issued; and

(iii)
2014 Plan

362,271 Restricted Stock Units that have vested but have not yet settled into shares of common stock.

Under a deferred compensation plan, credits for common stock were credited to book entry accounts based on the fair market value of common stock at the time of the compensation deferral. Additional credits resulted from Dividend Equivalents.

3
This is the weighted-average exercise price of 35,486,736 options outstanding under the Long-Term Incentive Plans.

72	EXECUTIVE COMPENSATION	2017 Proxy Statement

Proposal 4. Say When on Pay

The Dodd-Frank Wall Street Reform and Consumer Protection Act provides that shareholders be given the opportunity to vote once every six years, on a non-binding advisory basis, for their preference as to how frequently we should seek future advisory votes on the compensation of our Named Executives, as disclosed in accordance with the compensation disclosure rules of the SEC. By voting with respect to this Proposal 4, shareholders may indicate whether they would prefer that we conduct future advisory votes on the compensation of the Named Executives once every one, two, or three years. Shareholders also may, if they wish, abstain from casting a vote on this proposal.

Our Board of Directors has determined that an annual advisory vote to approve the compensation of the Named Executives will allow our shareholders to provide timely, direct input on the Company's executive compensation philosophy, policies, and practices as disclosed in the proxy statement each year. The Board believes that an annual vote is therefore consistent with the Company's efforts to obtain your input on executive compensation matters. The vote is advisory, which means that the vote is not binding on the Company, our Board of Directors, or the Compensation Committee.

At the 2011 Annual Meeting, you approved our proposal to provide you with this opportunity on an annual basis.

Shareholders may cast a vote on the preferred voting frequency by selecting the option of one year, two years, or three years (or abstain) when voting in response to the resolution set forth below.

Ford management will present the following resolution to the meeting:

"RESOLVED, That the shareholders determine, on an advisory basis, whether the preferred frequency of an advisory vote to approve the compensation of the Company's Named Executives as set forth in the Company's Proxy Statement should be every one year, every two years, or every three years."

The proxy card provides shareholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, shareholders will not be voting to approve or disapprove the recommendation of the Board of Directors.

The Board of Directors recommends that you vote for the option of "1 year" as the preferred frequency for the advisory votes on executive compensation.

PROPOSAL 4	2017 Proxy Statement	73

Shareholder Proposals

We expect the following proposals to be presented by shareholders at the annual meeting. Following SEC rules, other than minor formatting changes, we are reprinting the proposals and supporting statements as they were submitted to us. Each of the proposals contains assertions about the Company or other statements that we believe are incorrect. We have not attempted to refute all of these inaccuracies and take no responsibility for the content of the proposals. The Board of Directors has thoroughly considered each proposal and recommends a vote against these proposals for the reasons set forth following each proposal.

Proposal 5. Shareholder Proposal

Mr. John Chevedden of 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, who owns 500 shares of common stock, has informed the Company that the following proposal will be presented at the meeting:

Give Each Share An Equal Vote

Shareholders request that our Board take steps to adopt a recapitalization plan for all of Ford's outstanding stock to have one-vote per share. This would include all practicable steps including encouragement and negotiation with Ford family shareholders to request that they relinquish, for the common good of all shareholders, any preexisting rights. This proposal is not intended to unnecessarily limit our Board's judgment in crafting the requested change in accordance with applicable laws and existing contracts. To ease the transition process this proposal would allow our company 2-years to implement one-vote for each share.

Ford Family shares are allowed 16-votes per share compared to the one-vote per share for regular shareholders. This dual-class voting stock reduces accountability by allowing corporate control to be retained by insiders disproportionately to their money at risk.

The 2016 proposal on this topic won the all-time highest support for any Ford shareholder proposal — almost 1.8 Billion votes. This proposal topic is believed to have received more than 50% of the independent vote of the non-family Ford stock in each year since 2011. It is time that the 60-year practice (1956-2015) of disenfranchising Ford public shareholders is changed for the common benefit of all shareholders.

News Corp. is another company that has shares with unequal voting rights. "If you are buying shares in [News Corp.], it's buyer beware," says Sydney Finkelstein, a professor at Dartmouth's Tuck School of Business. "There is no management or leadership reason to have two classes of stock except to retain control."

The Council of Institutional Investors, whose members manage assets of $3 trillion, asked NASDAQ and the NYSE to stop listing companies that offer dual share classes. The effort was directed at curbing a structure the Council has criticized for years as unfair and harmful to long-term stock returns. The Council of Institutional Investors said, "This is something that can be fixed and should be fixed by the exchanges."

"[Dual shares are] just not right, on principle. And, in some cases, it can cause significant value destruction .... As a group, [the companies] underperform," said Mike McCauley, senior officer with the Florida State Board of Administration, a CII member that manages $150 billion in pension and insurance funds for the state of Florida.

A recent study found that companies without the dual-class voting structure outperformed companies with a dual-class structure over a 10-year period. Source: "Investors Ask Exchanges to Nix Dual-Share Listings," The Wall Street Journal, October 10, 2012. An added reason to support this proposal is that unfortunately Ford stock has underperformed the S&P 500 since 2001.

Dual-class stock companies like Ford take shareholder money but do not let shareholders have an equal voice in their company's management. Without a voice, shareholders cannot hold management accountable.

Give Each Share An Equal Vote

74	SHAREHOLDER PROPOSALS	2017 Proxy Statement

The Board of Directors recommends a vote AGAINST Proposal 5 because it is not in the best interests of Ford and you.

The Ford family has more than an 113-year history of significant involvement in the affairs of the Company; they are bound to the Company not just in an economic sense through Class B shares but also on the basis of heritage, stewardship, and loyalty. Members of the Ford family always have played an important role in the Company both before and after it went public in 1956. As a direct result of the dual-class structure, the Ford family has a special interest in the long-term success of the Company and provides stability in the face of short-term market pressures and outside influences. This structure also ensures that the Company has a solid and loyal investor base throughout economic downturns and crises.

Through their actions during the past century, the Ford family has proven that the long-term success of the Company for the benefit of all shareholders has been, and continues to be, the primary purpose of their involvement. This long-term focus is essential for sustained success in our industry. Never was this more evident than during the recent financial crisis. With the unwavering support of the Class B shareholders, Ford was able to maintain a resolute focus on accelerating its plans, not just to survive the crisis while protecting your interests as shareholders rather than going through bankruptcy proceedings, but also to build the foundation necessary to establish sustainable and profitable growth for all.

Moreover, the current capital structure has been in place since Ford became a public company in 1956; it was the basis on which those who owned the Company were willing to offer shares to the public and, in the words of the January 17, 1956 Prospectus, "relinquish their exclusive right to vote in the affairs of management." Every purchaser of a share of Ford's common stock since that time has done so based on full disclosure that the Company has two classes of voting stock, consisting of common stock (representing 60% of the voting power), and Class B Stock (representing 40% of the voting power). Indeed, we believe many purchasers of Ford stock are attracted to it because of the dual-class structure, as discussed above. Under the banner of "equal vote," therefore, the Proposal actually seeks to upend the 61-year relationship among the Company's shareholders by ignoring the foundational compact on which that relationship was formed as well as the fundamental equitable interests that holders of both classes of stock established by their reliance on that structure.

Of course, neither history alone nor even the unfairness of upending the shareholders' compact would justify continuing the Company's capital structure if there were any demonstration that the interests of shareholders were being harmed because of that structure. But the proponent of the Recapitalization Proposal demonstrates nothing of the sort and could not do so. On the contrary, your interests as shareholders have been and will continue to be well served by the Company's longstanding capital structure.

Shareholders, however, need not rely just on capital structure or history to conclude that the Proposal is unnecessary at best, for your interests as shareholders have long been protected within this structure through the Company's adherence to sound corporate governance practices and principles that complement the share capital structure and reinforce the Company's strong commitment to both long-term sustainability and shareholder value. These corporate governance practices are often equal to, or better than, the practices of both single and dual class companies. Among our robust corporate governance practices are the following:

•
annual election of all directors by majority vote;

•
common shareholders have the majority voting power, in contrast to the majority of multi-class companies;

•
Class B shareholders do not have the right to elect any directors separately from Common shareholders, in contrast to many dual-class companies;

•
Common shareholders have the right to call special meetings;

•
eleven of the fourteen director nominees are independent;

•
shareholders may act by written consent; and

•
the CEO and Chairman positions are separate, and the Board has a Lead Independent Director.

SHAREHOLDER PROPOSALS	2017 Proxy Statement	75

In addition to these practices, we have instituted the Creating Value Roadmap Process as our primary risk management tool (see Board's Role in Risk Management on pp. 13-16). The Board has reviewed the Creating Value Roadmap Process, and it has been institutionalized through a policy letter that is binding on all Business Units and Skill Teams.

Ford's corporate governance principles and practices have been recognized as robust and sound by various independent third-parties. Also in 2016, for the seventh consecutive year, Ford was honored by the Ethisphere Institute as one of the World's Most Ethical Companies.

We note that there are competing studies as to the financial performance of dual-class companies. Regarding Ford specifically, the Company's performance over the past five years has been strong. It is important to appreciate that, without accessing taxpayer money or going through a bankruptcy process that would have eliminated shareholder value, we achieved each of the following and more:

•
financed our plan by accessing the debt markets prior to the onset of the financial crisis;

•
invested in new products and technologies that allowed us to emerge from the crisis with the freshest product portfolio in the industry and positioned ourselves to maintain that leadership position;

•
retained our interest in Ford Motor Credit Company, our strategically important finance company;

•
paid back our secured financing by returning to profitability and maintaining strong profits and cash flow;

•
returned to an investment grade credit rating by four of the major credit rating agencies;

•
reinstated a dividend in 2012, doubled the dividend rate in the first quarter of 2013; increased it by an additional 25% in the first quarter of 2014; increased it a further 20%, to 15 cents per share per quarter (60 cents per share annually), in the first quarter of 2015; in January 2016, the Board approved the payment of a $0.25 per share supplemental dividend in addition to the $0.15 per share regular quarterly dividend; and in January 2017, the Board approved a payment of $0.05 per share supplemental dividend in addition to the $0.15 per share regular quarterly dividend; and

•
returned approximately $2 billion to shareholders in 2014 through a share repurchase program that offset the dilutive effect of our share-based employee compensation plan and the conversions of senior convertible debt.

Our sustained financial performance and corporate governance practices indicate that the interests of all shareholders have been protected under the current structure.

We do not believe that a "one-size-fits-all" approach to corporate governance is appropriate, as best practices for cyclical businesses such as the auto industry may differ from those in other industries. The Board believes that our ownership structure has helped insulate our Company from business cycles and related short-term pressures, while allowing the Board and senior management to focus on our long-term success.

In short, the current share capital structure is in the best interests of the Company. The support of the Class B shareholders has provided significant stability to the business, and the long history of Ford family involvement in the Company has been one of its greatest strengths. For the reasons stated above, the Board of Directors recommends a vote "against" this Proposal because it is not in the best interests of Ford and you.

Your Board's recommendation: AGAINST Proposal 5

76	SHAREHOLDER PROPOSALS	2017 Proxy Statement

Proposal 6. Shareholder Proposal

The Unitarian Universalist Association of 24 Farnsworth Street, Boston, Massachusetts 02210, which owns 9,212 shares of common stock, has informed the Company that the following proposal will be presented at the meeting:

Whereas, we believe in full disclosure of our company's direct and indirect lobbying activities and expenditures to assess whether Ford's lobbying is consistent with its expressed goals and in the best interests of shareholders.

Resolved, the shareholders of Ford Motor Company ("Ford") request the preparation of a report, updated annually, disclosing:

  1.
  Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.

  2.
  Payments by Ford used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.

  3.
  Description of management's decision making process and the Board's oversight for making payments described in section 2 above.

For purposes of this proposal, a "grassroots lobbying communication" is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. "Indirect lobbying" is lobbying engaged in by a trade association or other organization of which Ford is a member.

Both "direct and indirect lobbying" and "grassroots lobbying communications" include efforts at the local, state and federal levels.

The report shall be presented to the Audit Committee or other relevant oversight committees and posted on Ford's website.

Supporting Statement

As shareholders, we encourage transparency and accountability in the use of corporate funds to influence legislation and regulation, both directly and indirectly. Ford spent over $8.72 million in 2014 and 2015 on direct federal lobbying activities (opensecrets.org). This figure does not include lobbying expenditures to influence legislation in states, where Ford also lobbies but disclosure is uneven or absent. For example, Ford spent $715,542 on lobbying in California in 2014 and 2015. Ford's lobbying over driverless cars has attracted media attention ("Ford's Driverless-car Path Will Run through Washington," The Detroit News, August 18, 2016).

We commend Ford for ending its membership in the American Legislative Exchange Council (ALEC) in 2016 ("Ford & LEGO Gang Up On Climate-Denying ALEC," CleanTechnica, February 20, 2016). However, serious disclosure gaps remain. Ford sits on the board of the Chamber of Commerce, which has spent more than $1.2 billion on lobbying since 1998. Ford does not disclose its memberships in, or payments to, trade associations, or the amounts used for lobbying. Absent a system of accountability and disclosure, corporate assets may be used for objectives that pose risks to the company. For example, Ford is "committed to advocating for effective and appropriate climate change policy," yet the Chamber has sued to block the EPA Clean Power Plan to address climate change.

We are concerned that Ford's current lack of trade association lobbying disclosure presents reputational risk. Transparent reporting would reveal whether company assets are being used for objectives contrary to Ford's long-term interests.

SHAREHOLDER PROPOSALS	2017 Proxy Statement	77

The Board of Directors recommends a vote AGAINST Proposal 6 because it is not in the best interests of Ford and you.

Corporations are prohibited under federal and many state laws from making direct or indirect contributions to candidates or political parties. The Company has a policy not to make contributions to political candidates or organizations, nor to employ its resources for the purpose of helping to elect candidates to public office, even where permitted by law.

The Company has a political action committee, the Ford Civic Action Fund (the "Fund"). All of the contributions made by the Fund are derived from voluntary employee contributions; the Company makes no contributions. The Company does, however, pay the solicitation and administrative expenses of the Fund, which are minimal, as permitted by law. Information with respect to contributions made by the Fund in connection with federal and state elections is publicly available at the Federal Election Commission and applicable state boards of election, respectively.

Where permitted by law, the Company makes contributions with respect to state and local ballot questions and referenda that have a direct impact on the Company's business (such as those dealing with local property taxes). Information with respect to contributions made in connection with ballot questions and referenda is publicly available through local boards of election.

We do not believe that the additional information requested by the proposal will add significant value for shareholders. To the extent the proposal would cover payments to tax exempt organizations that in turn may engage in political activity, it should be noted that Ford belongs to many trade associations. These memberships provide significant benefits to the Company and shareholders. Management is aware of the political activities of these organizations and ensures that any such activities further our corporate interests and thus your interests as shareholders. To produce the detailed report requested by the proposal would require significant time and expense. The Board believes that these resources could be better utilized in moving our business forward and, consequently, does not support the proposal.

Your Board's recommendation: AGAINST Proposal 6

78	SHAREHOLDER PROPOSALS	2017 Proxy Statement

Other Items

Shareholder Proposals for 2018

Unless the Board of Directors determines otherwise, next year's annual meeting will be held on May 10, 2018. Any shareholder proposal intended for inclusion in the proxy materials for the 2018 Annual Meeting must be received by the Company's Secretary no later than December 1, 2017, and can be sent via facsimile to 313-248-8713. Shareholder proposals submitted outside of the process described in Rule 14a-8 of the Securities Exchange Act of 1934, as amended, will not be considered at any annual meeting of shareholders. The Company will not include in the Notice of Annual Meeting proposals not in compliance with SEC Rule 14a-8 and, under the Company's By-Laws, no business other than that stated in the notice of meeting can be transacted at the meeting.

Annual Report and Other Matters

Ford's 2016 Annual Report, including consolidated financial statements, has been mailed to you or can be viewed by following the instructions on the Notice and Access letter received by you. A list of the shareholders of record entitled to vote at the annual meeting will be available for review by any shareholder, for any purpose related to the meeting, between 8:30 a.m. and 5:00 p.m. EDT at Ford Motor Company, World Headquarters, One American Road, Dearborn, Michigan 48126, for ten days prior to the meeting and on the day of the meeting.

Multiple Shareholders Sharing the Same Address

If you and other residents at your mailing address own shares of common stock in "street name," your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement or Notice of Internet Availability of Proxy Materials. This practice is known as "householding," and is designed to reduce our printing and postage costs. If, however, any shareholder residing at such an address wishes to receive a separate annual report, proxy statement, or Notice of Internet Availability of Proxy Materials, he or she may contact your broker. For registered holders, he or she may telephone the Shareholder Relations Department at 800-555-5259 (US and Canada) or 313-845-8540 (international) or write to them at Ford Motor Company, Shareholder Relations, P.O. Box 6248 Dearborn, MI 48126.

Expenses of Solicitation

Ford will pay the cost of soliciting proxies in the accompanying form. We do not expect to pay any fees for the solicitation of proxies, but may pay brokers, nominees, fiduciaries, and other custodians their reasonable fees and expenses for sending proxy materials to beneficial owners and obtaining their instructions. In addition to solicitation by mail, proxies may be solicited in person, by telephone, facsimile transmission, or other means of electronic communication by directors, officers, and other employees of the Company.

OTHER ITEMS	2017 Proxy Statement	79

Questions and Answers About the Proxy Materials

WHAT ARE THE VOTING RIGHTS OF THE HOLDERS OF COMMON STOCK AND CLASS B STOCK?

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Holders of common stock and holders of Class B Stock, as of close of business March 15, 2017, the record date, will vote together without regard to class on the matters to be voted upon at the meeting.

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Holders of common stock have 60% of the general voting power. Holders of Class B Stock have the remaining 40% of the general voting power.

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On March 15, 2017, 3,911,045,597 shares of common stock and 70,852,076 shares of Class B Stock were outstanding and, thus, are eligible to be voted.

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Each outstanding share of common stock will be entitled to one vote on each matter to be voted upon.

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At this year's meeting, each outstanding share of Class B Stock will be entitled to 36.800 votes on each matter to be voted upon. The number of votes for each share of Class B Stock is calculated each year in accordance with the Company's Restated Certificate of Incorporation.

HOW DO I VOTE MY SHARES?

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Shares may be voted before the meeting by following the instructions on the proxy card or voting instruction card.

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Shares may be voted at the meeting by completing a ballot online during the meeting.

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Company employees or retirees participating in either of the Company's Savings and Stock Investment Plan for Salaried Employees or Tax-Efficient Savings Plan for Hourly Employees, may be receiving this material because of shares held for you in those plans. In that case, you may use a proxy card to instruct the plan trustee on how to vote those shares. The trustee will vote the shares in accordance with your instructions and the terms of the plan. If you hold shares in any part of these plans, the trustee will vote the shares held for you even if you do not direct the trustee how to vote. In these cases, the trustee will vote any shares for which the trustee does not receive instructions in the same proportion as the trustee votes the shares for which the trustee does receive instructions unless otherwise required by ERISA as determined by the investment manager. To allow sufficient time for voting by trustees and administrators of the plans, your voting instructions must be received by 11:59 p.m. EDT on May 8, 2017.

HOW CAN I CHANGE MY VOTE?

You can revoke your proxy at any time before it is exercised by:

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Submitting written notice of revocation to the Secretary of the Company;

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Submitting another proxy by telephone, online, or by mail that is later dated and, if by mail, that is properly signed; or

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Voting online during the meeting if you are a shareholder of record or a "street name" holder.

WHAT IF I DO NOT SPECIFY HOW I WANT MY SHARES VOTED?

If you do not specify on your proxy card (or when giving your proxy by telephone or online) how you want to vote your shares, we will vote them:

FOR all of the director nominees (Proposal 1);

FOR ratifying the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for 2017 (Proposal 2);

FOR approval of the compensation of the Named Executives (Proposal 3);

"1 YEAR" as the preferred frequency for the advisory votes on executive compensation (Proposal 4); and

AGAINST the shareholder proposals (Proposals 5 and 6).

80	QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS	2017 Proxy Statement

CONFIDENTIAL VOTING POLICY

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The votes of all shareholders are held in confidence from directors, officers, and employees of the Company except: (a) as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company; (b) in case of a contested proxy solicitation; or (c) if a shareholder makes a written comment on the proxy card or otherwise communicates his or her vote to management.

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We also continue to retain an independent tabulator to receive and tabulate the proxies and independent inspectors of election to certify the results.

VOTING RECOMMENDATIONS AND REQUIRED APPROVAL

Proposals 1, 2, 3, and 4 will be presented at the meeting by management, and the rest are expected to be presented by shareholders.

Proposal		Board Recommendation

1.	Election of directors (pp. 24-33)	The Board recommends a vote FOR each of the nominees.

2.	Ratification of accounting firm (pp. 34-35)	The Board recommends a vote FOR ratification of the independent registered public accounting firm.

3.	Say-on-Pay (pp. 36-72)	The Board recommends a vote FOR approval, on an advisory basis, of the compensation of the Named Executives.

4.	Say When on Pay (p. 73)	The Board recommends a vote FOR the option of "1 year" as the preferred frequency for the advisory votes on executive compensation.

5.	Shareholder Proposals (pp. 74-78)	The Board recommends a vote AGAINST Shareholder Proposals.

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A majority of the votes that could be cast by shareholders who are either present online or represented by proxy at the meeting is required to elect the nominees for director and to approve each proposal.

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The votes are computed for each share as described on p. 80.

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The total number of votes that could be cast at the meeting is the number of votes actually cast plus the number of abstentions.

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Abstentions are counted as "shares present" at the meeting for purposes of determining whether a quorum exists and have the effect of a vote "against" any matter as to which they are specified.

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Proxies submitted by brokers that do not indicate a vote for some or all of the proposals because they don't have discretionary voting authority and haven't received instructions as to how to vote on those proposals (so-called "broker non-votes") are not considered "shares present" and will not affect the outcome of the vote.

HOW CAN I PARTICIPATE IN THE VIRTUAL ANNUAL MEETING?

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Shareholders will be able to log into the virtual annual meeting platform beginning at 8:00 a.m. EDT on May 11, 2017.

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To participate in the virtual annual meeting visit www.virtualshareholdermeeting.com/FORD.

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Enter your 16-digit control number as indicated.

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Shareholders may submit questions either before the meeting or during the meeting. For more information regarding how to submit questions see p. 83.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS	2017 Proxy Statement	81

ARE THERE ANY OTHER MATTERS TO BE ACTED UPON AT THE ANNUAL MEETING?

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We do not know of any other matters to be presented or acted upon at the meeting.

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Under our By-Laws, no business besides that stated in the meeting notice may be transacted at any meeting of shareholders.

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If any other matter is presented at the meeting on which a vote may properly be taken, the shares represented by proxies will be voted in accordance with the judgment of the person or persons voting those shares.

ELECTRONIC ACCESS TO PROXY MATERIALS AND ANNUAL REPORT

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This Proxy Statement and our 2016 Annual Report are available on our website at www.corporate.ford.com.

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Instead of receiving paper copies of next year's Proxy Statement and Annual Report by mail, you can elect to receive an e-mail message that will provide a link to those documents online. By opting to access your proxy materials online, you will:

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  Gain faster access to your proxy materials;

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  Save us the cost of producing and mailing documents to you; and

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  Help preserve environmental resources.

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Ford shareholders who have enrolled in the electronic access service previously will receive their materials online this year.

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Registered shareholders of record may enroll in the electronic proxy and Annual Report access service for future annual meetings of shareholders by registering online at www.eTree.com/ford.

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"Street name" shareholders who wish to enroll for electronic access may register for online delivery of materials by going to www.icsdelivery.com/live.

82	QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS	2017 Proxy Statement

Instructions for the Virtual Annual Meeting

This year our annual meeting will be a completely virtual meeting. There will be no physical meeting location. The meeting will only be conducted via live webcast.

To participate in the virtual meeting, visit www.virtualshareholdermeeting.com/FORD and enter the 16-digit control number included on your notice of Internet availability of the proxy materials, on your proxy card, or on the instructions that accompanied your proxy materials. You may begin to log into the meeting platform beginning at 8:00 a.m. Eastern Daylight Savings Time ("EDT") on May 11, 2017. The meeting will begin promptly at 8:30 a.m. EDT on May 11, 2017.

If you wish to submit a question, you may do so in two ways. If you want to ask a question before the meeting, then beginning at 8:30 a.m. EDT on May 8, 2017 and until 11:59 p.m. EDT on May 10, 2017, you may log into www.proxyvote.com and enter your 16-digit control number. Once past the login screen, click on "Questions for Management," type in your question, and click "Submit." Alternatively, if you want to submit your question during the meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/FORD, type your question into the "Ask a Question" field, and click "Submit."

Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. Questions regarding personal matters, including those related to employment, product or service issues, or suggestions for product innovations, are not pertinent to meeting matters and therefore will not be answered. Any questions pertinent to meeting matters that cannot be answered during the meeting due to time constraints will be posted online and answered at www.shareholder.ford.com. The questions and answers will be available as soon as practical after the meeting and will remain available until one week after posting.

If you encounter any technical difficulties with the virtual meeting platform on the meeting day, please call 855-449-0991 (Toll Free) or 720-378-5962 (International Toll). Technical support will be available starting at 8:00 a.m. EDT on May 11, 2017 and will remain available until thirty minutes after the meeting has finished.

/s/ Jonathan E. Osgood

Jonathan E. Osgood
 Secretary

March 31, 2017

INSTRUCTIONS FOR THE VIRTUAL ANNUAL MEETING	2017 Proxy Statement	83

Notice of 2017
Virtual Annual Meeting of Shareholders
and Proxy Statement

www.corporate.ford.com

During 2016, 1,097 trees were planted as a result of shareholders enrolling in the electronic delivery program for a total of 6,252 trees planted since inception. Experts say 6,252 mature trees will sequester 6,252 tons of carbon over 40 years.

Printed in U.S.A 10% post-consumer waste paper. Please recycle.

*** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Virtual Shareholder Meeting to Be Held on May 11, 2017. FORD MOTOR COMPANY XXXX XXXX XXXX XXXX (located on the following page). FORD MOTOR COMPANY ATTN: SHAREHOLDER RELATIONS ONE AMERICAN ROAD, SUITE 1026 DEARBORN, MI 48126 You are receiving this communication because you hold shares in the company named above. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. proxy materials and voting instructions. E19270-P86026 See the reverse side of this notice to obtain Meeting Information Meeting Type: Annual Meeting For holders as of: March 15, 2017 Date: May 11, 2017 Time: 8:30 a.m. EDT Location: Meeting live via the Internet-please visit www.virtualshareholdermeeting.com/FORD. The company will be hosting the meeting live via the Internet this year. There will be no physical location at which shareholders may attend the meeting. To participate in the meeting via the Internet please visit www.virtualshareholdermeeting.com/FORD and be sure to have the information that is printed in the box marked by the arrow

Before You Vote How to Access the Proxy Materials Have the information that is printed in the box marked by the arrow XXXX XXXX XXXX XXXX (located on the by the arrow XXXX XXXX XXXX XXXX (located on the following page) in the subject line. How To Vote Please Choose One of the Following Voting Methods XXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions. the arrow XXXX XXXX XXXX XXXX (located on the following page) available and follow the instructions. E19271-P86026 Vote By Internet: Before The Meeting: Go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow During The Meeting: Go to www.virtualshareholdermeeting.com/FORD. Have the information that is printed in the box marked by Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. Proxy Materials Available to VIEW or RECEIVE: NOTICE AND PROXY STATEMENTANNUAL REPORT How to View Online: following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET:www.proxyvote.com 2) BY TELEPHONE:1-800-579-1639 3) BY E-MAIL*:sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before April 27, 2017 to facilitate timely delivery.

The Board of Directors recommends a vote FOR the listed nominees, and FOR Proposals 2 and 3. 1. Election of Directors 1a. Stephen G. Butler 2. Ratification of Independent Registered Public Accounting Firm. Say-on-Pay - An Advisory Vote to Approve the Compensation of the Named Executives. 1b. Kimberly A. Casiano 3. 1c. Anthony F. Earley, Jr. The Board of Directors recommends you vote 1 YEAR on Proposal 4. 4. An Advisory Vote on the Frequency of a Shareholder Vote to Approve the Compensation of the Named Executives. 1d. Mark Fields 1e. Edsel B. Ford II The Board of Directors recommends a vote AGAINST Proposals 5 and 6. 1f. William Clay Ford, Jr. 5. Relating to Consideration of a Recapitalization Plan to Provide That All of the Company's Outstanding Stock Have One Vote Per Share. Relating to Disclosure of the Company's Lobbying Activities and Expenditures. 1g. William W. Helman IV 6. 1h. Jon M. Huntsman, Jr. 1i. William E. Kennard 1j. John C. Lechleiter 1k. Ellen R. Marram 1l. John L. Thornton 1m. Lynn M. Vojvodich 1n. John S. Weinberg E19272-P86026 Voting Items

E19273-P86026

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. EDT the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. FORD MOTOR COMPANY ATTN: SHAREHOLDER RELATIONS ONE AMERICAN ROAD, SUITE 1026 DEARBORN, MI 48126 During The Meeting - Go to www.virtualshareholdermeeting.com/FORD You may participate in the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. There will be no physical location at which shareholders may attend the Meeting. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. EDT the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E19239-P86026 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. FORD MOTOR COMPANY The Board of Directors recommends a vote FOR the listed nominees, and FOR Proposals 2 and 3. For ! ! ! ! ! ! ! ! ! ! ! ! ! ! Against ! ! ! ! ! ! ! ! ! ! ! ! ! ! Abstain ! ! ! ! ! ! ! ! ! ! ! ! ! ! 1. Election of Directors 1a. Stephen G. Butler 1b. Kimberly A. Casiano For ! ! Against ! ! Abstain ! ! 1c. Anthony F. Earley, Jr. 2. Ratification of Independent Registered Public Accounting Firm. Say-on-Pay - An Advisory Vote to Approve the Compensation of the Named Executives. 1d. Mark Fields 3. 1e. Edsel B. Ford II The Board of Directors recommends you vote 1 Year 2 Years 1 YEAR on Proposal 4. 3 Years Abstain 1f. William Clay Ford, Jr. ! ! ! ! 1g. William W. Helman IV 4. An Advisory Vote on the Fr equency of a Shareholder Vote to Approve the Compensation of the Named Executives. 1h. Jon M. Huntsman, Jr. The Board of Directors recommends a vote AGAINST Proposals 5 and 6. For Against Abstain 1i. William E. Kennard ! ! ! 5. Relating to Consideration of a Recapitalization Plan to Provide That All of the Company's Outstanding Stock Have One Vote Per Share. 1j. John C. Lechleiter 1k. Ellen R. Marram ! ! ! ! 6. Relating to Disclosure of the Company's Lobbying Activities and Expenditures. 1l. John L. Thornton 1m. Lynn M. Vojvodich For address changes and/or comments, please check this box and write them on the back where indicated. 1n. John S. Weinberg NOTE: Please sign your name(s) EXACTLY as your name(s) appear(s) on this proxy. All joint holders must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please provide your FULL title. Signature (Joint Owners) Date Signature [PLEASE SIGN WITHIN BOX] Date V.1.2

Important Notice Regarding the Availability of Proxy Materials for the Virtual Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. E19240-P86026 Proxy — Ford Motor Company Proxy Solicited by Board of Directors for Virtual Annual Shareholder Meeting – May 11, 2017 The undersigned hereby appoints Robert L. Shanks and Bradley M. Gayton, or either of them, proxies (“Proxies”) each with the power of substitution, to represent and vote the shares of common stock which the undersigned is entitled to vote on all matters, unless the contrary intent is indicated on the reverse side hereof, with all powers which the undersigned would possess if personally present at the Ford Motor Company Virtual Annual Meeting of Shareholders to be held online at 8:30 a.m. EDT on May 11, 2017 or at any postponement or adjournment thereof. The Proxies shall vote the shares represented by this Proxy in the manner indicated on the reverse side hereof. Unless a contrary direction is indicated, the Proxies shall vote the shares (a) “FOR” the election as directors of all the nominees named in the Proxy Statement and listed on the reverse side hereof or any person selected by the Board of Directors in substitution of any of the nominees (Proposal 1), (b) “FOR” Proposals 2 and 3, each of which is set forth in the Proxy Statement, (c) for "1 YEAR" on Proposal 4, which is set forth in the Proxy Statement, and (d) “AGAINST” Proposals 5 and 6, each of which is set forth in the Proxy Statement. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. If you are a Company employee or retiree participating in either of the Company’s Savings and Stock Investment Plan for Salaried Employees or Tax-Efficient Savings Plan for Hourly Employees, then you may be receiving this material because of shares held for you in those plans. In that case, you may use a proxy card to instruct the plan trustee how to vote those shares. The trustee will vote the shares in accordance with your instructions and the terms of the plan. If you hold shares in any of these plans, the trustee will vote the shares held for you even if you do not direct the trustee how to vote. In these cases, the trustee will vote any shares for which the trustee does not receive instructions in the same proportion as the trustee votes the shares for which the trustee does receive instructions, unless otherwise required by ERISA as determined by the investment manager. To allow sufficient time for voting by trustees and/or administrators of the plans, your voting instructions must be received by 11:59 p.m. EDT on May 8, 2017. (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) (Continued and to be voted on reverse side.) V.1.2 Address Changes/Comments: